                                                                     Exhibit 2.1
                                                                     -----------

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  July 2, 2003

                                      among

                               BTI TELECOM CORP.,

                                       W,

                               ITC/\DELTACOM, INC.,

                                       and

                                   8DBC1 CORP.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS..........................................................2
   Section 1.01.    Definitions................................................2

ARTICLE 2 PARENT SERIES B SALE; PLAN OF MERGER................................14
   Section 2.01.    The Parent Series B Sale; The Merger......................14
   Section 2.02.    Conversion of Shares......................................15
   Section 2.03.    Surrender and Payment.....................................17
   Section 2.04.    Lost, Stolen or Destroyed Certificates....................19
   Section 2.05.    Stock Options and Warrants................................19
   Section 2.06.    Certain Adjustments.......................................19

ARTICLE 3 THE SURVIVING CORPORATION...........................................19
   Section 3.01.    Articles of Incorporation.................................20
   Section 3.02.    Bylaws....................................................20
   Section 3.03.    Directors and Officers....................................20

ARTICLE 4 REPRESENTATIONS AND WARRANTIES THE COMPANY..........................20
   Section 4.01.    Corporate Existence and Power.............................20
   Section 4.02.    Corporate Authorization...................................21
   Section 4.03.    Governmental Authorization................................21
   Section 4.04.    Non-contravention.........................................22
   Section 4.05.    Capitalization............................................22
   Section 4.06.    Subsidiaries..............................................23
   Section 4.07.    Financial Statements......................................24
   Section 4.08.    Absence of Certain Changes................................24
   Section 4.09.    No Undisclosed Liabilities................................26
   Section 4.10.    Litigation................................................26
   Section 4.11.    Taxes ....................................................27
   Section 4.12.    ERISA ....................................................28
   Section 4.13.    Labor Matters.............................................30
   Section 4.14.    Compliance with Laws......................................30
   Section 4.15.    Licenses and Permits......................................31
   Section 4.16.    Contracts.................................................31
   Section 4.17.    Intellectual Property.....................................32
   Section 4.18.    Environmental Matters.....................................33
   Section 4.19.    Agreements with Affiliates................................35
   Section 4.20.    Insurance.................................................35
   Section 4.21.    Real Property.............................................36
   Section 4.22.    Title to Property.........................................37
   Section 4.23.    Customers and Suppliers...................................37
   Section 4.24.    Corporate Records.........................................38
   Section 4.25.    Finders' Fees.............................................38

   Section 4.26.    Opinion of Company Financial Advisor......................38
   Section 4.27.    Board; Special Committee..................................38
   Section 4.28.    Inapplicability of Certain Restrictions...................38
   Section 4.29.    PUHCA.....................................................38
   Section 4.30.    Investment Company Act....................................38
   Section 4.31.    Call Termination..........................................38

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT............................40
   Section 5.01.    Corporate Existence and Power.............................40
   Section 5.02.    Corporate Authorization...................................40
   Section 5.03.    Governmental Authorization................................41
   Section 5.04.    Non-contravention.........................................42
   Section 5.05.    Capitalization............................................42
   Section 5.06.    Parent Subsidiaries.......................................43
   Section 5.07.    SEC Filings...............................................44
   Section 5.08.    Financial Statements......................................44
   Section 5.09.    Absence of Certain Changes................................44
   Section 5.10.    No Undisclosed Liabilities................................46
   Section 5.11.    Litigation................................................46
   Section 5.12.    Taxes ....................................................47
   Section 5.13.    ERISA ....................................................48
   Section 5.14.    Compliance with Laws......................................49
   Section 5.15.    Licenses and Permits......................................50
   Section 5.16.    Contracts.................................................50
   Section 5.17.    Environmental Matters.....................................51
   Section 5.18.    Intellectual Property.....................................52
   Section 5.19.    Real Property.............................................53
   Section 5.20.    Title to Property.........................................54
   Section 5.21.    Finders' Fees.............................................54
   Section 5.22.    Opinion of Parent Financial Advisor.......................54
   Section 5.23.    Merger Co.................................................54
   Section 5.24.    PUHCA ....................................................54
   Section 5.25.    Investment Company Act....................................54
   Section 5.26.    Offering of Parent Series B Preferred Stock...............54
   Section 5.27.    Agreements with Affiliates................................54
   Section 5.28.    Tax Treatment.............................................55
   Section 5.29.    Call Termination..........................................55

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF W.................................56
   Section 6.01.    Existence and Power.......................................56
   Section 6.02.    Authorization.............................................56
   Section 6.03.    Governmental Authorization................................57
   Section 6.04.    Non-contravention.........................................57
   Section 6.05.    Parent Transaction Securities To Be Held
                    For Investment................................. ..........57
   Section 6.06.    Ultimate Parent Entity....................................58
   Section 6.07.    Investment Company Act....................................58
   Section 6.08.    Sufficient Funds..........................................59

                                       ii

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ARTICLE 7 COVENANTS RELATING TO CONDUCT OF BUSINESS...........................59
   Section 7.01.    Conduct of the Company....................................59
   Section 7.02.    Conduct of Parent.........................................62
   Section 7.03.    Tax-free Reorganization...................................63

ARTICLE 8 ADDITIONAL AGREEMENTS...............................................63
   Section 8.01.    Government and Other Consents and Approvals;
                    Private Placement Memorandum; Company
                    Shareholder Meeting.......................................63
   Section 8.02.    Access to Information.....................................64
   Section 8.03.    No Solicitations..........................................65
   Section 8.04.    Notices of Certain Events.................................67
   Section 8.05.    Affiliate Transactions....................................68
   Section 8.06.    Agreement to Vote; Proxy; Transfer Restrictions...........68
   Section 8.07.    Reasonable Best Efforts...................................69
   Section 8.08.    Public Announcements......................................72
   Section 8.09.    Certain Indebtedness......................................72
   Section 8.10.    Further Assurances........................................73
   Section 8.11.    Confidentiality...........................................73
   Section 8.12.    Obligations of Merger Co..................................73
   Section 8.13.    Enter into Transaction Agreements.........................74
   Section 8.14.    Director and Officer Liability............................74
   Section 8.15.    Employee Benefits.........................................74
   Section 8.16.    Certificate of Designations...............................75
   Section 8.17.    Stockholders Meeting......................................75
   Section 8.18.    Reservation of Parent Common Shares.......................76
   Section 8.19.    Incentive Plans...........................................76
   Section 8.20.    Portfolio Company Actions.................................76
   Section 8.21.    Sale of Additional Shares of Parent Series B
                    Preferred Stock............................ ..............76
   Section 8.22.    Parent Stock Incentive Plan...............................78
   Section 8.23.    No Recourse...............................................78
   Section 8.24.    WCAS Consent..............................................78

ARTICLE 9 CONDITIONS TO THE CLOSING...........................................79
   Section 9.01.    Conditions to the Obligations of Each Party...............79
   Section 9.02.    Conditions to the Obligations of Parent and Merger Co.....80
   Section 9.03.    Condition to the Obligation of the Company................81
   Section 9.04.    Conditions to the Obligations of the WCAS
                    Securityholders............................... ...........82

ARTICLE 10 INDEMNIFICATION....................................................83
   Section 10.01.   General Indemnification...................................83
   Section 10.02.   Survival..................................................85
   Section 10.03.   Limitation on Liability...................................86
   Section 10.04.   Computation of Losses.....................................87
   Section 10.05.   Payment...................................................87
   Section 10.06.   Exclusive Remedy..........................................88

ARTICLE 11 TERMINATION........................................................89

                                       iii

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   Section 11.01.   Termination...............................................89
   Section 11.02.   Effect of Termination.....................................90

ARTICLE 12 MISCELLANEOUS......................................................91
   Section 12.01.   Notices...................................................91
   Section 12.02.   Amendments; No Waivers....................................93
   Section 12.03.   Expenses..................................................93
   Section 12.04.   Successors and Assigns; Benefit...........................93
   Section 12.05.   Governing Law.............................................94
   Section 12.06.   Submission to Jurisdiction................................94
   Section 12.07.   Severability..............................................94
   Section 12.08.   Interpretation............................................94
   Section 12.09.   Disclosure Schedules......................................94
   Section 12.10.   Counterparts; Effectiveness...............................95
   Section 12.11.   WAIVER OF JURY TRIAL......................................95
   Section 12.12.   Entire Agreement..........................................95
   Section 12.13.   Specific Performance......................................95
   Section 12.14.   Joint and Several Liability...............................96
   Section 12.15.   Definition of Knowledge...................................96

Exhibit A   Form of Governance Agreement
Exhibit B   Form of Registration Rights Agreement
Exhibit C   Form of Warrant Agreement
Exhibit D   Form of Working Capital Worksheet
Exhibit E   Form of Amended and Restated Articles of Incorporation of Surviving
            Corporation
Exhibit F   Form of By-Laws of Surviving Corporation
Exhibit G   Form of Restated Certificate of Incorporation of Parent
Exhibit H   Form of Amended and Restated Bylaws of Parent
Exhibit I   Parent Credit Agreement Commitment Letter
Exhibit J   Company Credit Agreement Commitment Letter
Exhibit K   Form of Series B Certificate of Designations
Exhibit L   Form of Amended Series A Registration Rights Agreement
Exhibit M   Form of Amended Series A Certificate of Designations
Exhibit N   Form of Amended Series A Warrant Agreement
Exhibit O   Form of Legal Opinion of Hogan & Hartson L.L.P.
Exhibit P   Form of Legal Opinion of Richards, Layton & Finger, P.A.

Annex I     WCAS Securityholders Information

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 2, 2003 among BTI Telecom Corp., a North Carolina corporation (the "Company"), each Person set forth on the signature pages hereof under the heading "WCAS Securityholders" (each, a "WCAS Securityholder" and collectively, "W"), ITC/\DeltaCom, Inc., a Delaware corporation ("Parent"), and 8DBC1 Corp., a North Carolina corporation and a wholly owned direct subsidiary of Parent ("Merger Co.").

                                   WITNESSETH:
                                   -----------

          WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of its shareholders, and consistent with and in furtherance of its business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Co. with and into the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of Parent (the "Parent Board") and the Board of Directors of Merger Co. have each unanimously determined that it is advisable and in the best interests of its stockholders, and consistent with and in furtherance of its business strategies and goals, for Parent to acquire indirectly all of the outstanding shares of the Company through the merger of Merger Co. with and into the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, as a condition of the willingness of Parent and Merger Co. to enter into this Agreement and as an inducement thereto, at the Closing, W, Parent and certain other persons shall enter into a governance agreement (the "Governance Agreement") in substantially the form attached as Exhibit A hereto and relating to the establishment of certain terms and conditions of the corporate governance of Parent after the Effective Time and certain terms and conditions relating to the acquisition and disposition of securities of Parent;

          WHEREAS, as a condition of the willingness of Parent and Merger Co. to enter into this Agreement and as an inducement thereto, at the Closing, W shall purchase from Parent 350,000 shares of 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Parent Series B Preferred Stock"), of Parent pursuant to this Agreement;

          WHEREAS, the holders of a majority of the outstanding shares of Parent's 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Parent Series A Preferred Stock"), have approved the creation and issuance of the Parent Series B Preferred Stock;

          WHEREAS, as a condition of the willingness of W to enter into this Agreement and as an inducement thereto, at the Closing, W and Parent shall enter into a registration rights agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit B;

          WHEREAS, as a condition of the willingness of W to enter into this Agreement and as an inducement thereto, at the Closing, Parent shall issue to W warrants to purchase shares (each, a "Parent Common Share") of common stock, par value $0.01 per share (the "Parent Common Stock"), of Parent at an exercise price of $8.50 per share (the "Warrants") pursuant to a warrant agreement (the "Warrant Agreement" and collectively with this Agreement, the Registration Rights Agreement and the Governance Agreement, the "Transaction Agreements") between Parent and the warrant agent thereunder (the "Warrant Agent"), in substantially the form attached hereto as Exhibit C;

          WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Co. and the Company have each adopted this Agreement providing for the merger (the "Merger") of Merger Co. with and into the Company in accordance with the applicable provisions of the North Carolina Business Corporation Act (the "NCBCA" or "North Carolina Law"), and upon the terms and subject to the conditions set forth herein;

          WHEREAS, Parent, W and the Company intend the Merger to qualify as a reorganization within the meaning of Section 368 of the Code; and

          WHEREAS, Parent, W and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          Section 1.01. Definitions. Each of the following terms is defined as follows:

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided that, for purposes of this Agreement, (a) Parent, the Parent Subsidiaries and Merger Co. shall not be treated as Affiliates of the Company or W; (b) the Company and the Subsidiaries shall not be treated as an Affiliate of any other party hereto; (c) W shall not be treated as an Affiliate of Parent, the Parent Subsidiaries, Merger Co., the Company or the Subsidiaries; and (d) no portfolio company of W or any of W's affiliated investment funds shall be treated as an Affiliate of any other party hereto, the Parent Subsidiaries or the Subsidiaries.

"Aggregate Article 2 Post-July 31 Shares" means the aggregate number of Article 2 Post-July 31 Shares for all WCAS Securityholders.

"Agreement" is defined in the preamble.

"Article 2 Post-July 31 Shares" means, with respect to each WCAS Securityholder, the number of shares of Parent Series B Preferred Stock equal to the quotient of
(i) such WCAS Securityholder's Pro Rata Parent Series B Post-July 31 Reduction Amount, divided by (ii) the Face Amount (such quotient to be rounded down to eliminate fractional shares).

"Article 2 Shares" means, with respect to each WCAS Securityholder, the number of shares of Parent Series B Preferred Stock equal to the quotient of (i) the sum of (A) such WCAS Securityholder's Pro Rata Parent Series B Post-July 31 Reduction Amount, plus (B) such WCAS Securityholder's Pro Rata Parent Series B Expenses Reduction Amount, divided by (ii) the Face Amount (such quotient to be rounded down to eliminate fractional shares).

"Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

"Capital Lease Facility" means, collectively, the Master Lease Agreement dated as of December 29, 2000, as amended, between NTFC Capital Corporation, as Lessor, and ITC/\DeltaCom Communications, Inc. and Interstate FiberNet, Inc., as Lessees, and the Master Lease Agreement dated as of December 31, 2001, as amended, between General Electric Capital Corporation, as Lessor, and ITC/\DeltaCom Communications, Inc., as Lessee.

"Certificates" is defined in Section 2.02(h).

"Closing" is defined in Section 2.01(c).

"Closing Date" is defined in Section 2.01(c).

"Code" is defined in Section 2.03(g).

"Commitment Period" means the period (i) commencing on the Closing Date and (ii) expiring at 5:00 p.m. (New York time) on the fifteen-month anniversary of the Closing Date.

"Common Exchange Ratio" is defined in Section 2.02(c).

"Common Merger Consideration" is defined in Section 2.02(c).

"Common Share" is defined in Section 2.02(a).

"Company" is defined in the preamble.

"Company Acquisition Proposal" is defined in Section 8.03(a).

"Company Balance Sheet" is defined in Section 4.07(a).

"Company Balance Sheet Date" is defined in Section 4.07(a).

"Company Common Stock" is defined in Section 2.02(a).

"Company Confidentiality Agreement" is defined in Section 8.11.

"Company Credit Agreement" means the Credit Agreement dated as of March 31, 2001, as amended from time to time, among the Company, certain other credit parties and the lenders signatories thereto.

"Company Disclosure Schedule" is defined in Section 2.05.

"Company Employees" is defined in Section 4.12(a).

"Company Financial Statements" is defined in Section 4.07(a).

"Company Plan" is defined in Section 4.12(a).

"Company Representatives" is defined in Section 8.02(b).

"Company Securities" is defined in Section 4.05.

"Company Shareholders Agreements" is defined in Section 4.05.

"Confidentiality  Agreements" is defined in Section 8.11.

"Continuing  Employees"  is defined in Section 8.15.

"Contracts"  is defined in Section 4.16.

"Controlled Group" is defined in Section 4.12(c).

"Cost of Services Contract" means any Contract of the Company or any Subsidiary which constitutes a liability identified as "Costs of Services" in the Company Financial Statements.

"Deductible Amount" is defined in Section 10.03(a).

"De Minimis Amount" is defined in Section 10.03(a).

"Designated Officer" is defined in Section 5.09(k).

"Dissenting Share" is defined in Section 2.02(g).

"DOJ" is defined in Section 8.07(b).

"Drawdown" means each occasion on which Parent elects to exercise its right to deliver a Drawdown Notice requiring the WCAS Securityholders to purchase, subject to the terms and conditions of Section 8.21, the number of shares of Parent Series B Preferred Stock specified in such Drawdown Notice (subject to the limitations set forth in Section 8.21(b)).

"Drawdown Closing" is defined in Section 8.21(c).

"Drawdown Closing Date" is defined in Section 8.21(c).

"Drawdown Conditions" means, with respect to each Drawdown, that (i) the Effective Time shall have occurred, (ii) Parent's Unrestricted Cash at the time the Drawdown Notice with respect to such Drawdown is delivered is less than $20,000,000, (iii) Parent's proposed use for the proceeds of such Drawdown, as set forth in such Drawdown Notice, is a Permitted Expenditure, and (iv) Parent shall not be in material breach of any of its material obligations to any WCAS Securityholder pursuant to the Series B Certificate of Designations or the Governance Agreement.

"Drawdown Notice" means a written notice to the WCAS Securityholders which shall be delivered at least 15 days prior to the applicable Drawdown Closing Date and shall set forth (i) the aggregate number of shares of Parent Series B Preferred Stock that the WCAS Securityholders shall become obligated to purchase pursuant to a Drawdown and (ii) Parent's intended use for the proceeds of the Drawdown.

"Drawdown Shares" means the shares of Parent Series B Preferred Stock purchased by the WCAS Securityholders pursuant to Section 8.21.

"Effective Time" is defined in Section 2.01(d).

"Environmental Laws" is defined in Section 4.18(d).

"Environmental Permits" is defined in Section 4.18(d).

"ERISA" is defined in Section 4.12(a).

"Exchange Act" is defined in Section 4.03.

"Exchange Agent" is defined in Section 2.03(a).

"Face Amount" means, $100 per share of Parent Series B Preferred Stock, such amount to be equitably adjusted to account for any stock split, combination or reclassification of, or similar event affecting, the Parent Series B Preferred Stock.

"Fair Market Value" means, as of any date of determination, the volume weighted average of the per share selling price of one Parent Common Share on the OTC Bulletin Board (or if the Parent Common Shares are not traded on the OTC Bulletin Board, on the principal securities exchange, interdealer quotation system or other securities market on which the Parent Common Shares are then traded) for the ten consecutive trading days ending on the second Business Day prior to such date of determination, as reported by Bloomberg Financial Markets (or such other source as W and Parent may agree); provided that if the Parent Common Shares are so traded but the selling price thereof is not reported, the average of the last bid and ask prices for one Parent Common Share for such period of ten consecutive trading days.

"FCC" is defined in Section 4.29.

"FTC" is defined in Section 8.07(b).

"GAAP" is defined in Section 4.07(a).

"Governance Agreement" is defined in the recitals hereto.

"Hazardous Substances" is defined in Section 4.18(d).

"HSR Act" is defined in Section 4.03.

"Indebtedness" of any Person, means (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid (excluding accounts payable incurred in the ordinary course of business); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable); (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed; (g) all guarantees by such Person of indebtedness of others of the type described in clauses (a) through (f) and (h); (h) all capital lease obligations of such Person; and (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (other than letters of credit that are collateralized by cash) and letters of guaranty; provided that all obligations of Business Telecom, Inc. to make cash or in-kind contributions pursuant to the Performing Arts Center Agreement dated November 12, 1997, between Business Telecom, Inc. and the City of Raleigh, North Carolina, shall not be considered Indebtedness for purposes of this Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Party" is defined in Section 10.01(c).

"Indemnifying Party" is defined in Section 10.01(c).

"Intellectual Property Right" is defined in Section 4.17.

"IRUs" is defined in Section 4.21(b).

"knowledge" is defined in Section 12.15.

"Leased Real Property" is defined in Section 4.21(a).

"Lien" is defined in Section 4.04.

"Losses" is defined in Section 10.01(a).

"Material Adverse Effect" is defined in Section 4.01.

"Material Liens" means Liens which, individually or in the aggregate, materially detract from, or materially interfere with, the marketability, value or present use of the property or asset subject thereto or affected thereby.

"Maximum Amount" is defined in Section 10.03(b).

"Merger" is defined in the recitals hereto.

"Merger Co." is defined in the preamble.

"Merger Co. Common Stock" is defined in Section 2.02(b).

"Merger Consideration" is defined in Section 2.02(f).

"Minimum Drawdown Amount" means the lesser of (a) 10,000 shares of Parent Series B Preferred Stock (such number of shares to be equitably adjusted to account for any stock split, combination or reclassification of, or similar event affecting, the Parent Series B Preferred Stock) and (b) the number of shares of Parent Series B Preferred Stock which Parent is entitled to sell to the WCAS Securityholders pursuant to Section 8.21 which have not yet been sold.

"NCBCA" is defined in the recitals hereto.

"North Carolina Law" is defined in the recitals hereto.

"Notice of Loss" is defined in Section 10.01(c).

"Order" is defined in Section 4.10.

"Other Acquisition Documentation" is defined in Section 8.03(c).

"Owned Real Property" is defined in Section 4.21(a).

"Parent" is defined in the preamble.

"Parent Balance Sheet" is defined in Section 5.08.

"Parent Balance Sheet Date" is defined in Section 5.08.

"Parent Board" is defined in the recitals hereto.

"Parent Common Share" is defined in the recitals hereto.

"Parent Common Stock" is defined in the recitals hereto.

"Parent Credit Agreement" means the Credit Agreement dated as of October 29, 2002, as amended from time to time, among Parent, certain other credit parties and the lenders signatories thereto.

"Parent Current SEC Reports" is defined in Section 5.05.

"Parent Disclosure Schedule" is defined in Section 5.02.

"Parent Employees" is defined in Section 5.13(a).

"Parent Indemnified Parties" is defined in Section 10.01(a).

"Parent Leased Real Property" is defined in Section 5.19(a).

"Parent Material Adverse Effect" is defined in Section 5.01.

"Parent Owned Real Property" is defined in Section 5.19(a).

"Parent Permits" is defined in Section 5.15.

"Parent Plan" is defined in Section 5.13(a).

"Parent Preferred Shares" is defined in Section 5.05.

"Parent Representatives" is defined in Section 8.02(a).

"Parent SEC Reports" is defined in Section 5.07(a).

"Parent Securities" is defined in Section 5.05.

"Parent Series A Preferred Stock" is defined in the recitals hereto.

"Parent Series B Preferred Stock" is defined in the recitals hereto.

"Parent Series B Expenses Reduction Amount" means the aggregate amount of cash loaned by W and its Affiliates to the Company and the Subsidiaries, as contemplated by Section 8.09(c).

"Parent Series B Post-July 31 Reduction Amount" means the aggregate amount of cash loaned by W and its Affiliates to the Company and the Subsidiaries, as contemplated by Section 8.09(b), from July 31, 2003 to the Closing, provided that, regardless of the amount of cash loaned by W and its Affiliates to the Company and the Subsidiaries during such period, the Parent Series B Post-July 31 Reduction Amount shall not exceed $5,000,000.

"Parent Series B Sale" is defined in Section 2.01(a).

"Parent Stock Option" is defined in Section 2.05.

"Parent Subsidiary" is defined in Section 5.06(a).

"Parent Subsidiary Securities" is defined in Section 5.06(b).

"Parent 10-K" is defined in Section 5.05.

"Parent Transaction Securities" means, collectively, (i) the Parent Common Shares issued or issuable as Merger Consideration, (ii) the shares of Parent Series B Preferred Stock issued or issuable in the Parent Series B Sale, (iii) the Drawdown Shares, (iv) any Parent Common Shares and shares of Parent Series B Preferred Stock issued or issuable pursuant to Section 10.05, (v) any shares of Parent Series B Preferred Stock issued or issuable as dividends pursuant to the terms of the Series B Certificate of Designations, (vi) the Satisfaction Shares,
(vii) the Warrants, (viii) the Parent Common Shares issued or issuable upon exercise of the Warrants, and (ix) the Parent Common Shares issued or issuable upon conversion of the Parent Series B Preferred Stock referred to in clauses
(ii), (iii), (iv) and (v).

"Payment Demand Date" means the date by which the Company must receive demand for payment under Section 55-13-23 of the NCBCA by any holder of a Share desiring to exercise dissenters' rights under the NCBCA in connection with the Merger, which date shall be specified in the notice to be given by the Company pursuant to Article 13 of the NCBCA.

"Permits" is defined in Section 4.15.

"Permitted Expenditure" means any expenditure for the cost of services, selling, operations and administrative expenses, capital expenditures, payment of contingencies and other purposes which could reasonably be expected to be incurred by Parent and the Parent Subsidiaries (including, without limitation, the Company and the Company Subsidiaries) after the Closing in connection with their ongoing business activities in the ordinary course of business (it being understood that Permitted Expenditures shall not include (i) any capital expenditures incurred in connection with any business combination transaction or
(ii) any capital expenditures in excess of $65,000,000 in any twelve month period which begins after the Closing).

"Person" is defined in Section 2.03(d).

"Per Share Ratio" means a fraction, the numerator of which shall be 50,000 and the denominator of which shall be the number of Common Shares outstanding as of the Effective Time (after giving effect to the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding as of the Effective Time).

"PIU" is defined in Section 4.31(b).

"PLU" is defined in Section 4.31(b).

"Post-July 31 Notes" is defined in Section 8.09(b).

"PPM" is defined in Section 8.01(c).

"Pre-Closing Tax Period" is defined in Section 4.11(i).

"Preferred Stock" is defined in Section 4.05.

"Pro Rata Parent Series B Expenses Reduction Amount" means, with respect to each WCAS Securityholder, such WCAS Securityholder's Pro Rata Ratio multiplied by the Parent Series B Expenses Reduction Amount.

"Pro Rata Parent Series B Post-July 31 Reduction Amount" means, with respect to each WCAS Securityholder, such WCAS Securityholder's Pro Rata Ratio multiplied by the Parent Series B Post-July 31 Reduction Amount.

"Pro Rata Ratio" means, with respect to each WCAS Securityholder, the ratio which the number of shares of Parent Series B Preferred Stock set forth next to such WCAS Securityholder's name on Annex I hereto bears to the sum of the number of shares of Parent Series B Preferred Stock set forth next to the names of all of the WCAS Securityholders on Annex I hereto.

"PUHCA" is defined in Section 4.29.

"Registration Rights Agreement" is defined in the recitals hereto.

"Regulatory Law" is defined in Section 8.07(b).

"Release" is defined in Section 4.18(d).

"Remaining Shares" is defined in Section 2.02(g).

"Returns" is defined in Section 4.11(i).

"Revised Working Capital Worksheet" means the Working Capital Worksheet, which shall have been revised as of the close of business on the Business Day immediately preceding the Closing Date to include all changes to Working Capital between May 2003 and the close of business on the Business Day immediately preceding the Closing Date and to record all proceeds received by the Company from the issuance of Transaction Expenses Notes as "Reserved Cash."

"Satisfaction Shares" is defined in Section 8.09(a).

"SEC" is defined in Section 5.07(a).

"Section 8.21 Transactions" means those transactions contemplated by Section
8.21.

"Securities Act" is defined in Section 4.03.

"Series A Consent" is defined in Section 5.02.

"Series A Preferred Exchange Ratio" is defined in Section 2.02(d).

"Series A Preferred Merger Consideration" is defined in Section 2.02(d).

"Series A Preferred Share" is defined in Section 2.02(d).

"Series A Preferred Stock" is defined in Section 2.02(d).

"Series B Certificate of Designations" is defined in Section 8.16.

"Series B Indemnification Value" is defined in Section 10.05(a).

"Series B Preferred Exchange Ratio" is defined in Section 2.02(e).

"Series B Preferred Merger Consideration" is defined in Section 2.02(e).

"Series B Preferred Share" is defined in Section 2.02(e).

"Series B Preferred Stock" is defined in Section 2.02(e).

"Series C Preferred Exchange Ratio" is defined in Section 2.02(f).

"Series C Preferred Merger Consideration" is defined in Section 2.02(f).

"Series C Preferred Share" is defined in Section 2.02(f).

"Series C Preferred Stock" is defined in Section 2.02(f).

"Shares" is defined in Section 2.02(f).

"Special Committee" is defined in Section 4.26.

"Specified Sale Amount" means the sum of (a) 100,000 shares of Parent Series B Preferred Stock, such number of shares to be equitably adjusted to account for any stock split, combination or reclassification of, or similar event affecting, the Parent Series B Preferred Stock, plus (b) to the extent applicable, the Aggregate Article 2 Post-July 31 Shares.

"Subsidiary" is defined in Section 4.06(a).

"Subsidiary Securities" is defined in Section 4.06(b).

"Superior Proposal" is defined in Section 8.03(b).

"Survival Period" is defined in Section 10.02.

"Surviving Corporation" is defined in Section 2.01(b).

"Surviving Corporation Common Stock" is defined in Section 2.02(b).

"Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), (ii) liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group (other than such a group of which, with respect to Article IV, the Company or any of the Subsidiaries, or, with respect to Article V, Parent or any of the Parent Subsidiaries, is the common parent), or a party to any agreement or arrangement, as a result of which liability of, with respect to Article IV, the Company or any Subsidiary, or, with respect to Article V, Parent or any Parent Subsidiary, to a taxing authority is determined or taken into account with reference to the liability of any other Person, and (iii) liability of, with respect to Article IV, the Company or any Subsidiary, or, with respect to
Article V, Parent or any Parent Subsidiary, for the payment of any amount as a result of being party to any tax sharing agreement (or any similar contract or arrangement) or with respect to the payment of any amount of the type described in clause (i) or (ii) as a result of any existing express obligation (including, but not limited to, an indemnification obligation).

"Tax Asset" is defined in Section 4.11(iv).

"Termination Date" is defined in Section 11.01(b).

"Termination Fee" means the fee payable pursuant to Section 11.02(b), such fee to be in an amount equal to (x) $5,000,000 plus (y) all reasonable fees, costs and expenses incurred by Parent in connection with this Agreement, the other Transaction Agreements and the Transactions.

"Third Party Claim" is defined in Section 10.01(d).

"Transaction Agreements" is defined in the recitals hereto.

"Transaction Expenses" means (i) all restructuring expenses of the Company and the Subsidiaries related to the Transactions, (ii) all severance expenses incurred by the Company and the Subsidiaries in connection with the Transactions, (iii) all expenses incurred by the Company and the Subsidiaries in connection with the settlement of their dispute with Qwest Communications Corporation under the IRU Agreement dated as of October 31, 1997, as amended from time to time, between the Company and Qwest Communications Corporation (the "Qwest Dispute"), and (iv) all other expenses mutually agreed upon by Parent and Welsh, Carson, Anderson & Stowe VIII, L.P.; provided that, in each case for the preceding clauses (i)-(iv), the specific item and amount of each such expense, and any impact of such expense (and the proceeds of any related Transaction Expenses Notes) on the calculation of Working Capital pursuant to this Agreement, are mutually agreed upon by Parent and Welsh, Carson, Anderson & Stowe VIII, L.P., prior to the incurrence or payment of any such expense by the Company or the Subsidiaries, pursuant to a side letter to be entered into by and among Parent, Welsh, Carson, Anderson & Stowe VIII, L.P. and the Company after the date hereof and prior to the Closing Date.

"Transaction Expenses Notes" is defined in Section 8.09(c).

"Transaction Securities" means, collectively, (i) the Parent Common Shares issued or issuable as Merger Consideration, (ii) the shares of Parent Series B Preferred Stock issued or issuable in the Parent Series B Sale, (iii) the Satisfaction Shares, (iv) the Warrants and (v) the Drawdown Shares.

"Transactions" means the transactions contemplated by the Transaction Agreements, including the Merger, the Parent Series B Sale and the issuance and delivery of the Parent Transaction Securities pursuant to the terms of this Agreement.

"Unrestricted Cash" means, as of any date, cash in an amount which, in accordance with GAAP, is immediately available for use and is recorded on the consolidated balance sheet of Parent (which shall be prepared in accordance with GAAP applied on a consistent basis) as of the calendar month ended immediately prior to such date as "cash and cash equivalents" and shall exclude the amount of cash which, in accordance with GAAP, is required to be recorded on such consolidated balance sheet of Parent as "restricted cash."

"W" is defined in the preamble.

"W Indemnified Parties" is defined in Section 10.01(b).

"W Representatives" is defined in Section 8.02(b).

"Warrants" is defined in the recitals hereto.

"Warrant Agent" is defined in the recitals hereto.

"Warrant Agreement" is defined in the recitals hereto.

"WCAS Confidentiality Agreement" is defined in Section 8.11.

"WCAS Securityholder" is defined in the preamble.

"Working Capital" of the Company and the Subsidiaries means the aggregate current assets of the Company and the Subsidiaries as of any date minus the aggregate current liabilities (other than Indebtedness owed to W or its Affiliates that will be terminated, cancelled, surrendered or eliminated pursuant to this Agreement) of the Company and the Subsidiaries as of such date, calculated in accordance with and in a manner consistent with the policies and procedures used in preparing the Working Capital Worksheet; provided that short-term debt incurred under existing debt facilities, accrued interest and Working Capital Excluded Items shall be excluded from the calculation of Working Capital; and provided, further, that any accrued fees and expenses (other than Working Capital Excluded Items) incurred by the Company or its Subsidiaries in connection with the Transactions shall be included in the calculation of Working Capital as current liabilities.

"Working Capital Excluded Items" means current assets reflected on the Revised Working Capital Worksheet as "Reserved Cash" and liabilities related to Transaction Expenses (other than liabilities related to the matter involving Qwest Communications Corp.) that would otherwise be reflected on the Revised Working Capital Worksheet as current liabilities incurred or accrued by the Company or the Subsidiaries.

"Working Capital Worksheet" means the working capital calculation attached hereto as Exhibit D.

                                   ARTICLE 2

                      PARENT SERIES B SALE; PLAN OF Merger

          Section 2.01. The Parent Series B Sale; The Merger. (a) (i) Upon the basis of the representations and warranties herein contained of each WCAS Securityholder and subject to the terms and conditions hereinafter stated, Parent agrees to sell to each WCAS Securityholder, and each WCAS Securityholder, upon the basis of the representations and warranties herein contained of Parent and subject to the terms and conditions hereinafter stated, agrees to purchase from Parent immediately prior to the Effective Time at the Closing, shares of the Parent Series B Preferred Stock for a purchase price per share equal to the Face Amount and for the aggregate purchase price set forth opposite the name of such WCAS Securityholder on Annex I hereto, with the cash payment of such purchase price subject to reduction as described in Section 2.01(a)(ii) (such purchase and sale, the "Parent Series B Sale").

          (ii) The cash payment to be made by each WCAS Securityholder to purchase shares of Parent Series B Preferred Stock (but not the number of shares of Parent Series B Preferred Stock to be acquired by such WCAS Securityholder) pursuant to Section 2.01(a)(i) shall be reduced by (A) such WCAS Securityholder's Pro Rata Parent Series B Expenses Reduction Amount and (B) if the Closing occurs after July 31, 2003, such WCAS Securityholder's Pro Rata Parent Series B Post-July 31 Reduction Amount. Annex I hereto shall be revised at or prior to the Closing in order to reflect any changes made in connection with this Section 2.01(a)(ii).

          (b) At the Effective Time (as defined below), Merger Co. shall be merged with and into the Company in accordance with the NCBCA, whereupon the separate existence of Merger Co. shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (c) The closing of the Merger and the Parent Series B Sale (the "Closing") shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than two Business Days, after satisfaction or, to the extent permitted hereunder, waiver of each condition set forth in Article 9, or at such other time and place as the parties hereto shall agree. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing, the following actions shall be taken in the following order:

          (i) (A) each WCAS Securityholder shall deliver to Parent (x) by wire transfer to an account designated by Parent not later than three Business Days prior to the Closing Date, an amount, in immediately available funds, equal to the aggregate cash purchase price of the shares of Parent Series B Preferred Stock being purchased by such WCAS Securityholder from Parent for cash after giving effect to
     Section 2.01(a)(ii), if applicable, and (y) if applicable, in combination with such delivery of cash, Post-July 31 Notes and Transaction Expenses Notes with an aggregate principal amount equal to the aggregate purchase price of such WCAS Securityholder's Article 2 Shares pursuant to Section 2.01(a)(ii), and (B) Parent shall deliver to each WCAS Securityholder, against payment of the purchase price by such WCAS Securityholder to Parent, certificates evidencing the shares of Parent Series B Preferred Stock being purchased by such WCAS Securityholder from Parent in definitive form and registered in such names as such WCAS Securityholder shall request not later than two Business Days prior to the Closing Date; and

          (ii) immediately thereafter, the Company and Merger Co. shall duly execute and deliver articles of merger to the Secretary of State of the State of North Carolina for filing under Section 55-11-05 of the NCBCA and make all other filings or recordings required by the NCBCA in connection with the Merger. Articles 2 and 3 of this Agreement shall constitute a plan of merger under Section 55-11-01 of the NCBCA.

          (d) The Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the State of North Carolina or at such later date or time as is specified in the articles of merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers and franchises and be subject to all of the debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Co., all as provided under this Agreement and the NCBCA.

          Section 2.02.  Conversion of Shares. At the Effective Time:

          (a) each share (each, a "Common Share") of common stock, no par value per share, of the Company (the "Company Common Stock") held by the Company as treasury stock or owned by Parent or any subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired, and no payment shall be made with respect thereto;

          (b) each share of common stock, no par value per share, of Merger Co. ("Merger Co. Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, no par value per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation with the same rights, powers and privileges as the shares so converted;

          (c) each Common Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(a) and Section 2.02(g), be converted into the right to receive from Parent a number of fully paid and nonassessable Parent Common Shares equal to the Per Share Ratio (the "Common Exchange Ratio") (together with any cash paid in respect of fractional shares, the "Common Merger Consideration");

          (d) each share (each a "Series A Preferred Share") of Series A Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock") outstanding immediately prior to the Effective Time shall, except as otherwise provided in
Section 2.02(g), be converted into the right to receive from Parent a number of shares of fully paid and nonassessable Parent Common Shares equal to the Per Share Ratio, multiplied by the number of Common Shares into which such Series A Preferred Share is convertible as of the Effective Time (the "Series A Preferred Exchange Ratio") (together with any cash paid in respect of fractional shares, the "Series A Preferred Merger Consideration");

          (e) each share (each a "Series B Preferred Share") of Series B Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock") outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(g), be converted into the right to receive from Parent a number of shares of fully paid and nonassessable Parent Common Shares equal to the Per Share Ratio, multiplied by the number of Common Shares into which such Series B Preferred Share is convertible as of the Effective Time (the "Series B Preferred Exchange Ratio") (together with any cash paid in respect of fractional shares, the "Series B Preferred Merger Consideration"); and

          (f) each share (each a "Series C Preferred Share" and together with the Common Shares, the Series A Preferred Shares and the Series B Preferred Shares, the "Shares") of Series C Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock") outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(g), be converted into the right to receive from Parent a number of shares of fully paid and nonassessable Parent Common Shares equal to the Per Share Ratio, multiplied by the number of Common Shares into which such Series C Preferred Share is convertible as of the Effective Time (the "Series C Preferred Exchange Ratio") (together with any cash paid in respect of fractional shares, the "Series C Preferred Merger Consideration" and together with the Common Merger Consideration, the Series A Preferred Merger Consideration and the Series B Preferred Merger Consideration, the "Merger Consideration").

          (g) Notwithstanding anything in this Agreement to the contrary, each Share which is held by a holder who has not, as of the Effective Time, voted in favor of the Merger or consented thereto in writing, shall not be converted and retired pursuant to the foregoing provisions of this Section 2.02 at the Effective Time (such shares, the "Remaining Shares"). From and after the Effective Time, each certificate representing a Remaining Share shall represent solely the right to receive the respective amounts set forth in this Section 2.02(g) and (i) if the holder of any Remaining Share effectively dissents from the Merger and perfects such holder's dissenter's rights pursuant to the procedure set forth in Article 13 of the NCBCA on or prior to the Payment Demand Date (each such share, a "Dissenting Share"), then such holder shall be entitled to payment from the Surviving Corporation of the fair value of such Dissenting Share in accordance with Article 13 of the NCBCA; provided that if any such holder shall effectively withdraw or lose such rights, each Dissenting Share held by such holder shall thereupon be converted into the right to receive the applicable Merger Consideration issuable in respect of such Remaining Share and retired in the manner set forth in the foregoing provisions of this Section 2.02 and (ii) each Remaining Share which does not become a Dissenting Share on or prior to the Payment Demand Date, shall be converted into the applicable Merger Consideration issuable in respect of such Remaining Share and retired on the first Business Day following the Payment Demand Date in the manner set forth in the foregoing provisions of this Section 2.02. The Company shall give Parent (A) prompt notice of any written notice of intent to dissent and demand payment and written demand for payment pursuant to Article 13 of the NCBCA and any withdrawals of demands for payment and other related communications received by the Company prior to the Closing Date, and (B) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissenter's rights or settle or offer to settle any demand.

          (h) No certificates or scrip representing less than one Parent Common Share shall be issued in exchange for Shares upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Certificates for exchange shall be paid upon such surrender (and after taking into account all Certificates surrendered by such holder) cash (without interest) in an amount equal to such fraction multiplied by the volume weighted average of the per share selling price of one Parent Common Share on the OTC Bulletin Board (or if the Parent Common Shares are not traded on the OTC Bulletin Board, on the principal securities exchange, interdealer quotation system or other securities market on which the Parent Common Shares are then traded) for the ten consecutive trading days ending on the second Business Day prior to the Effective Time, as reported by Bloomberg Financial Markets (or such other source as W and Parent may agree); provided that if the Parent Common Shares are so traded but the selling price thereof is not reported, such fraction shall be multiplied by the average of the last bid and ask prices for one Parent Common Share for such period of ten consecutive trading days.

          Section 2.03. Surrender and Payment. (a) Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Parent shall cause Merger Co. to make available to the Exchange Agent, immediately prior to the Effective Time, the Merger Consideration to be exchanged or paid in respect of the Shares. The Surviving Corporation shall send, or shall cause the Exchange Agent to send, to each holder of Shares, at the same time that the PPM is sent or given to such holders, (i) a letter of transmittal for use in such exchange (which shall be in form and substance reasonably satisfactory to the Company and shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent) and (ii) instructions to effect the surrender of the Certificates in exchange for the Merger Consideration.

          (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate or Certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, shall be entitled to receive the Merger Consideration payable in respect of such Shares. The holder of such Certificate, upon its exchange for Parent Common Shares, shall also receive any dividends or other distributions to which such holder is entitled pursuant to Section 2.03(c). Certificates surrendered shall forthwith be cancelled following the Effective Time. Until so surrendered, each such Certificate, following the Effective Time, shall represent for all purposes only the right to receive such Merger Consideration.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares such holder is entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Section 2.03. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing whole Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares.

          (d) If any Certificate for Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance therefor that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall have paid to the Exchange Agent any transfer or other taxes required as a result of the issuance of a Certificate for Parent Common Shares in any name other than that of the registered holder of such Shares, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (e) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.

          (f) None of Parent, Merger Co., W or the Company or any of their respective Affiliates shall be liable to any holder of Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Agreement to any holder of Shares, and from any cash dividends or other distributions that the holder is entitled to receive under Section 2.03(c), such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder ("Code"), or any provision of state, local or non-United States tax law. To the extent that amounts are so withheld by the Exchange Agent, such portion of the Merger Consideration and other such amounts payable under Section 2.03(c) that are withheld shall be treated for all purposes of this Agreement as having been received by the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

          (h) Any portion of the Certificates evidencing the Parent Common Shares, the cash to be paid in respect of fractional shares and the cash or other property in respect of dividends or other distributions supplied to the Exchange Agent which remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration and any dividends or distributions with respect to Parent Common Shares.

          Section 2.04. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and any dividends or other distributions as may be required pursuant to this Article 2; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          Section 2.05. Stock Options and Warrants. Following the Effective Time, each option to purchase Parent Common Shares (a "Parent Stock Option") outstanding as of the Effective Time shall continue in effect in accordance with the terms and conditions of each such Parent Stock Option. Except as set forth in Section 2.05 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), at or immediately prior to the Effective Time, each stock option and warrant to purchase Shares or any other capital stock of the Company or any of the Subsidiaries outstanding, whether or not vested or exercisable, and each commitment or agreement to issue Shares or any other capital stock of the Company or any of the Subsidiaries, including without limitation, all such stock options, warrants and commitments or agreements to issue Shares or any other capital stock of the Company or any of the Subsidiaries set forth in Section 4.05 and Section 4.06 of the Company Disclosure Schedule, shall be cancelled without the payment of any consideration, and the Company and the Subsidiaries shall obtain all consents and approvals necessary to effect such cancellation.

          Section 2.06. Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Parent Common Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split up, combination or exchange of shares or a stock dividend or dividend payable in any securities shall be declared with a record date within such period, or any similar event shall have occurred, the Common Exchange Ratio, Series A Preferred Exchange Ratio, Series B Preferred Exchange Ratio, Series C Preferred Exchange Ratio and the Merger Consideration, as the case may be, shall be appropriately adjusted to provide to the holders of Company Common Stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE 3

                            THE SURVIVING CORPORATION

          Section 3.01. Articles of Incorporation. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of the Company, which shall be amended and restated at the Effective Time as set forth in Exhibit E attached hereto, which is incorporated by reference herein, until such articles of incorporation are further amended in accordance with applicable law.

          Section 3.02. Bylaws. The bylaws of the Merger Co., as set forth in Exhibit F attached hereto, in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Co. at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES THE COMPANY

          The Company represents and warrants to Parent as of the date hereof and as of the Effective Time that:

          Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, and has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, has not and would not reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that for purposes of this Agreement none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect unless, in each such case, any such item has a disproportionate effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company and the Subsidiaries, taken as a whole, (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions,
(2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, or (5) changes in law, rules, relations, orders or other binding directives issued by any governmental entity, (b) any adverse change generally applicable to the telecommunications industry, or (c) any effect arising from compliance by Parent, the Company or W with the terms of this

Agreement or the other Transaction Agreements; or (ii) the Company's ability to perform its obligations under this Agreement ("Material Adverse Effect"). The Company has heretofore delivered to Parent or the Parent Representatives true and complete copies of the Company's articles of incorporation and bylaws as currently in effect. Such articles of incorporation and bylaws are in full force and effect and no other organizational documents are applicable to or binding upon the Company.

          Section 4.02. Corporate Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's powers and have been duly and validly authorized by all necessary corporate action under the Company's constituent documents and applicable provisions of North Carolina Law (other than the approval of this Agreement and the Merger by the shareholders of the Company and the filing with the Secretary of State of the State of North Carolina of the articles of merger as required by North Carolina Law). The approval of this Agreement by W at a shareholders' meeting of the Company, or by written consent, constitutes the only action necessary by shareholders of the Company required by law or otherwise in order to adopt this Agreement and approve the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby including the Merger do not and will not require any action by or in respect of, consent or approval of, or filing with, any governmental body, agency, official or authority other than (a) the filing of articles of merger in accordance with North Carolina Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and any applicable state "blue sky" laws; (d) as set forth in Section 4.03 of the Company Disclosure Schedule; (e) filings pursuant to the Uniform Commercial Code or otherwise in connection with the release of Liens in connection with the arrangements relating to the Parent Credit Agreement and the Company Credit Agreement; (f) as may be necessary as a result of any facts or circumstances relating solely to Parent, Merger Co. or the other Parent Subsidiaries; and (g) other actions, consents, approvals, filings and notifications, the failure of which to make or obtain would not prevent or materially delay the Company from performing its obligations under this Agreement, or that are otherwise immaterial to the Company and the Subsidiaries, taken as a whole, and the consummation of the Transactions.

          Section 4.04. Non-contravention. Except as set forth in Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby including the Merger do not and will not (a) contravene or conflict with the articles of incorporation or bylaws of the Company or the equivalent organizational documents of the Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, writ, injunction, order or decree of any court or governmental authority binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any of their respective properties or assets or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary, or (d) result in the creation or imposition of any Lien on any property or asset of the Company or any Subsidiary, except in the case of clauses 4.04(b), 4.04(c) and 4.04(d) for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that, individually or in the aggregate, does not and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.

          Section 4.05. Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the date hereof, there are outstanding 92,742,455 shares of Company Common Stock, 200,000 shares of Series A Preferred Stock, 67,142 shares of Series B Preferred Stock and 123,962 shares of Series C Preferred Stock. As of the date hereof, there are outstanding options or rights to purchase an aggregate of 25,960,105 shares of Company Common Stock (of which options or rights to purchase an aggregate of 25,953,609 shares of Company Common Stock are exercisable). As of the date hereof, W owns of record no Common Shares and owns beneficially no Common Shares (other than the Common Shares issuable upon conversion of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares or exercise of the Warrants, in each case, in accordance with their respective terms, owned beneficially and of record by W as of the date hereof). As of the date hereof, W owns beneficially and of record 200,000 Series A Preferred Shares, 57,143 Series B Preferred Shares and 123,962 Series C Preferred Shares, in each case free and clear of all Liens and all other limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as set forth in the Third Amended and Restated Shareholders Agreement among the Company and the shareholders named therein dated as of December 11, 2001, as amended, and the Third Amended and Restated Investors' Rights Agreement dated as of December 11, 2001, by and among W and the investors named therein, as amended (such agreements, the "Company Shareholders Agreements"), which represent at least a majority of the outstanding Shares on a fully-diluted basis (assuming the exercise or conversion of all then outstanding rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Company Common Stock whether at the time of issue or upon the passage of time or the occurrence of some future event) and at least a majority of the voting power represented by the outstanding Shares. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in Section
4.05 of the Company Disclosure Schedule, the Company Shareholder Agreements, the Company's articles of incorporation and this Section 4.05, as of the date hereof, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(c) no options, warrants, rights of first refusal or other rights to acquire from any of W, the Company, any Subsidiary or any of their respective Affiliates, and no obligation of any of W, the Company, any Subsidiary or any of their respective Affiliates to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any Subsidiary and (d) no equity equivalents, interests in the ownership or earnings of the Company or any Subsidiary or any similar rights (the items in clauses 4.05(a), 4.05(b), 4.05(c) and 4.05(d) being referred to collectively as the "Company Securities"). Except as set forth in
Section 4.05 of the Company Disclosure Schedule and in the Company Shareholder Agreements, there are no outstanding obligations of any of W, the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities and there are no preemptive or similar rights with respect to any Company Securities. Except as set forth in Section 4.05 of the Company Disclosure Schedule, there are no bonds, debentures, notes or other Indebtedness of the Company or any of the Subsidiaries having, or convertible into other securities having, the right to vote on any matters on which shareholders may vote.

          Section 4.06. Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company and/or one or more Subsidiaries. All Subsidiaries and their respective jurisdictions of incorporation are identified in Section 4.06 of the Company Disclosure Schedule.

          (b) Except as set forth in Section 4.06 of the Company Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in Section 4.06 of the Company Disclosure Schedule, there are outstanding (i) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) no options, warrants, rights of first refusal or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses 4.06(b)(i) and 4.06(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities and there are no preemptive or similar rights with respect to any Subsidiary Securities. Except as set forth in
Section 4.06 of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries, directly or indirectly, owns any equity or similar interest in, or any interest convertible into or exchangeable for, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than the Subsidiaries).

          Section 4.07. Financial Statements. (a) The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002 delivered to Parent or the Parent Representatives prior to the date hereof (the "Company Financial Statements") fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 2002 and "Company Balance Sheet Date" means December 31, 2002.

          (b) Except as set forth in Section 4.07(b) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of the Subsidiaries has any Indebtedness.

          Section 4.08.  Absence of Certain Changes. Except as set forth in
Section 4.08 of the Company Disclosure Schedule and except as otherwise contemplated by the Transaction Agreements, since the Company Balance Sheet Date the Company and the Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (b) as of the date hereof, any revaluation by the Company of any of its assets that would be included in or otherwise impact the calculation of Working Capital as of any date, including but not limited to, writing down the value of inventory or equipment or writing off notes or accounts receivable, in each case, other than in the ordinary course of business consistent with past practice;

          (c) except for dividends paid in capital stock of the Company in respect of the preferred stock of the Company outstanding on the date hereof in accordance with its present terms, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (whether in cash, stock or property), any split, combination or reclassification of any of its capital stock, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

          (d) any amendment of any term of any outstanding security of the Company or any Subsidiary;

          (e) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money in excess of $100,000 in the aggregate (other than with respect to indebtedness for borrowed money owing to W or any of its Affiliates);

          (f) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

          (g) any making of any loan, advance or capital contributions to or investment (other than investments in cash or cash equivalents in the ordinary course of business) in any Person other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice and (ii) routine salary, travel and expense advances to Company Employees in the ordinary course of business;

          (h) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary;

          (i) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) in excess of $100,000 (or, with respect to switch software upgrades for purposes of compliance with the Communication Assistance for Law Enforcement Act, $1,000,000), or any relinquishment by the Company or any Subsidiary of any material contract or other right other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

          (j) as of the date hereof, any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in GAAP as concurred with by the Company's independent auditors, or any Tax election;

          (k) any (i) increase in the compensation or fringe benefits of any present or former director, officer or employee of the Company or any Subsidiary (except for (x) increases in salary or wages in the ordinary course of business consistent with past practice and (y) stay bonuses or similar retention payments in an amount not to exceed $10,000 with respect to any individual payment and $100,000 in the aggregate with respect to all such payments), (ii) grant of any severance or termination pay to any present or former director, officer or employee of the Company or any Subsidiary, (iii) loan or advance of money or other property by the Company or any Subsidiary to any of their present or former directors, officers or employees (other than routine salary, travel and expense advances to Company Employees in the ordinary course of business), (iv) establishment, adoption, entrance into, amendment or termination of any Company Plan or collective bargaining agreement (other than as may be required by the terms of an existing Company Plan or collective bargaining agreement, or as may be required by applicable law or in order to qualify under Sections 401 and 501 of the Code) or
(v) grants of any equity or equity-based awards, other than in the case of clauses (i) through (v) pursuant to commitments of the Company or any Subsidiary existing on the date hereof required by contracts set forth in Section 4.08(k) or 4.12 of the Company Disclosure Schedule;

          (l) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

          (m) any cancellation of any material licenses, sublicenses, franchises, permits or similar agreements to which the Company or any Subsidiary is a party, or any written notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date hereof; or

          (n) since February 28, 2003, any repayments of principal to W or its Affiliates in respect of Indebtedness owed to W or its Affiliates or any payment of interest accrued in respect of such Indebtedness.

          Section 4.09.  No Undisclosed Liabilities. Except as set forth in
Section 4.09 of the Company Disclosure Schedule, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than:

          (a) liabilities disclosed or provided for in the Company Balance Sheet or the notes thereto;

          (b) liabilities incurred in the ordinary course of business and consistent with past practice since the Company Balance Sheet Date;

          (c) liabilities under this Agreement;

          (d) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company and the Subsidiaries, taken as a whole;

          (e) liabilities not required under GAAP to be shown on the Company Balance Sheet (other than by reason of the contingent nature thereof or the difficulty of determining the amount thereof), unless such liabilities obligate, or could reasonably be expected to obligate, the Company or any Subsidiary for the payment of money; and

          (f) ordinary course contractual liabilities under contracts entered into prior to the Company Balance Sheet Date.

          Section 4.10. Litigation. Except as set forth in Section 4.10 of the Company Disclosure Schedule, there is no action, suit, hearing, arbitration, proceeding or, to the knowledge of the Company, investigation pending against, affecting or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective properties or assets before any court, arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely, could reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries nor any of their respective properties or assets is or are subject to any order, writ, judgment, injunction, decree, determination, award or settlement agreement (each an "Order"), except for such Orders as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          Section 4.11. Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) or Section 4.11 of the Company Disclosure
Schedule:

          (i) all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) (collectively, the "Returns") that are material and required to be filed with any Taxing authority with respect to any Tax period (or portion thereof) ending on or before the Effective Time (a "Pre-Closing Tax Period") by or on behalf of the Company or any Subsidiary, have been or will be filed when due (including any applicable extension periods) in accordance with all applicable laws, and as of the time of filing, the Returns were true and complete in all material respects;

          (ii) the Company and the Subsidiaries have timely paid, or withheld and remitted to the appropriate Taxing authority, all material Taxes due and payable whether or not shown on any Returns;

          (iii) the charges, accruals and reserves for Taxes with respect to the Company and any Subsidiary for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the Company Balance Sheet (excluding any provision for deferred income Taxes) are adequate in accordance with GAAP to cover such Taxes as of the Company Balance Sheet Date;

          (iv) there is no material claim (including under any indemnification or Tax sharing agreement), audit, action, suit, proceeding, or, to the knowledge of the Company, investigation now pending or threatened in writing against or in respect of any material Tax or Tax Asset of the Company or any Subsidiary. "Tax Asset" means any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could be carried forward or back to reduce Taxes;

          (v) there are no Liens for Taxes upon the assets of the Company or the Subsidiaries except for Liens for current Taxes not yet due or that are being contested in good faith by appropriate proceedings;

          (vi) since December 31, 2002, neither the Company nor any of the Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation in a transaction that was purported or represented on any Return to be governed by Section 355(a) of the Code;

          (vii) neither the Company nor any Subsidiary is currently under any obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax," regardless of whether such Tax is imposed on the Company or any Subsidiary; and

          (viii) neither the Company nor any of the Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of the Subsidiaries is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any of the Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any of the Subsidiaries (A) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar provision of state, local or foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of the Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in Section 4.11 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of the Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no current or pending claims by an authority in a jurisdiction in which the Company or any of the Subsidiaries does not file Tax Returns that the Company or any Subsidiary is or may be subject to Taxation by that jurisdiction.

          Section 4.12. ERISA. (a) Section 4.12 of the Company Disclosure Schedule contains a true and complete list of each Company Plan (other than Company Plans that are unwritten and immaterial, provided that employment, severance or consulting agreements with directors, officers or key employees shall be deemed to be material for purposes of this Section 4.12(a)). "Company Plan" shall mean each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which (i) any current or former employee, director or consultant of the Company or the Subsidiaries (the "Company Employees") has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries or (ii) the Company or any of the Subsidiaries has had or has any present or future liability.

          (b) With respect to each written Company Plan, the Company has provided, or made available, to Parent or the Parent Representatives a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other material written communications by the Company or any of the Subsidiaries to the Company Employees concerning the extent of the benefits provided under a Company Plan;
(iv) a summary of any proposed amendments or changes anticipated to be made to the Company Plans at any time within the twelve months immediately following the date hereof; and (v) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

          (c) (i) No Company Plan is subject to Title IV of ERISA and neither the Company, any Subsidiary nor any member of their Controlled Group (as defined below) has incurred any liability pursuant to Title IV of ERISA that remains unsatisfied; (ii) each Company Plan has been established and administered substantially in accordance with its terms, and, in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (iii) no event has occurred and no condition exists with respect to any Company Plan subject to the requirements of Section 401(a) of the Code that would subject the Company or the Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the
Code), to any Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; and (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material adverse change has occurred with respect to the matters covered by the most recent Form since the date thereof.

          (d) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (ii) to the knowledge of the Company, no facts or circumstances exist that would be reasonably likely to give rise to any such actions, suits or claims in either case where such actions, suits or claims would reasonably be expected to result in a material unfunded liability to the Company or its Affiliates.

          (e) Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, no Company Plan exists that, as a result of the execution of this Agreement or the Transactions (whether alone or in connection with any subsequent event(s)), would be reasonably likely to result in (i) the payment to any Company Employee of any money or other property, (ii) the provision of any benefits or other rights to any Company Employee or (iii) the increase, acceleration or provision of any payments, benefits or other rights to any Company Employee, whether or not any such payment, right or benefit would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (f) Except as set forth in Section 4.12(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or the Subsidiaries except for coverage required under Section 4980B of the Code.

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

          (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, a Company Plan which would increase the expense of maintaining such Company Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2002, except for any such increase which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (h) Neither the Company nor any Subsidiary is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or labor organization.

          Section 4.13.  Labor Matters.

          (a) Except as set forth in Section 4.13 of the Company Disclosure Schedule, there are no (i) labor strikes, disputes, slowdowns, representation or certification campaigns known to the Company or work stoppages or other concerted activities with respect to employees of any of the Company or any Subsidiary pending, or to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, (ii) grievance or arbitration proceedings, decisions, side letters, letter agreements, letters of understanding or settlement agreements, in each case, arising out of collective bargaining agreements to which the Company or any Subsidiary is a party, or
(iii) to the knowledge of the Company, activities or proceedings of any labor union or employee association to organize any such employees.

          (b) Except to the extent set forth in Section 4.13 of the Company Disclosure Schedule and except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there are no pending administrative matters with any federal, provincial, state or local agencies regarding (i) violations or alleged violations of any federal, provincial, state or local wage and hour law or any federal, provincial, state or local law with respect to discrimination on the basis of race, color, creed, national origin, religion or any other basis under such federal, provincial, state or local law, (ii) any claimed violation of Title VII of the 1964 Civil Rights Act, as amended, (iii) any allegation or claim arising out of Executive Order 11246 or any other applicable order relating to governmental contractors or state contractors, or (iv) any violation or alleged violation of the Age Discrimination and Employment Act, as amended, or any other federal, provincial, state or local statute or ordinance, or any other applicable laws with respect to wages, hours, employment practices and terms and conditions of employment.

          Section 4.14.  Compliance with Laws. Except to the extent set forth in
Section 4.14 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is in violation of, or has since January 1, 1999 violated, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          Section 4.15.  Licenses and Permits. Except as set forth in Section
4.15 of the Company Disclosure Schedule or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) the Company or the Subsidiaries own, hold or possess adequate right to use all licenses, certificates, consents, orders, franchises, permits, certificates, approvals or other similar authorizations (the "Permits") required in connection with the operation of the business of the Company and the Subsidiaries in the same manner as currently operated, (ii) the Company and the Subsidiaries are in compliance with the Permits, (iii) the Permits are valid and in full force and effect, (iv) neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (v) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

          Section 4.16. Contracts. Section 4.16 of the Company Disclosure Schedule lists, as of the date hereof, all contracts, commitments, understandings and agreements (whether written or oral) (collectively, "Contracts") to which the Company or any Subsidiary is a party which fall within any of the following categories: (a) Contracts that (i) involved aggregate expenditures or receipts in excess of $500,000 (or with respect to any Costs of Services Contract, $1,000,000) in the aggregate in fiscal 2002 or (ii) are expected to involve aggregate expenditures or receipts in excess of $500,000 (or with respect to any Costs of Services Contract, $1,000,000) in the aggregate in fiscal year 2003; (b) joint venture, partnership and like Contracts; (c) Contracts containing covenants purporting to limit (or that would limit after the Effective Time) the freedom of the Company or any Subsidiary or Affiliate to compete in any line of business or with any Person in any geographic area; (d) Contracts which contain minimum purchase conditions of greater than $250,000 (or with respect to any Costs of Services Contract, $1,000,000) in the aggregate in any twelve month period, all or part of which minimum purchase condition remains unsatisfied at May 31, 2003; (e) Contracts relating to any outstanding non-cancelable commitment for capital expenditures of the Company or any Subsidiary in excess of $250,000 (or with respect to Contracts relating to any switch software upgrades for purposes of compliance with the Communications Assistance for Law Enforcement Act, $1,000,000) in the aggregate in any twelve month period; (f) indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of the Company or any Subsidiary with commitments for the borrowing or the lending of amounts, by the Company or any Subsidiary; (g) any Contract, note or bond under which the Company or any of the Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or one of the wholly-owned Subsidiaries); (h) any Contract creating or granting any Lien upon any of the properties or assets of the Company or any of the Subsidiaries; (i) any currently effective Contract, or any expired or terminated Contract which has surviving provisions, providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company, any of the Subsidiaries or any predecessor Person, other than (1) indemnification agreements between the Company or any Subsidiary and any of their respective officers and directors that are otherwise set forth in Section 4.12 of the Company Disclosure Schedule, (2) any confidentiality or non-disclosure agreements or (3) any such indemnification agreements entered into in the ordinary course of business; (j) any lease, sublease or similar Contract with any Person (other than the Company or one of the Subsidiaries) under which the Company or one of the Subsidiaries is a lessor or sublessor of, or makes available for use to any person (other than the Company or one of the Subsidiaries), (A) any Leased Real Property or (B) any portion of any premises otherwise occupied by the Company or one of the Subsidiaries; (k) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) which is material to the Company and the Subsidiaries, taken as a whole; (l) any Contract (other than any Permit) with any governmental authority or with any labor union; (m) any Contract containing a most favored customer clause or similar provision which involved aggregate expenditures or receipts in excess of $100,000 in the twelve months prior to the date hereof, and all other Contracts containing a most favored customer clause or similar provision which, in the aggregate, involved aggregate expenditures or receipts in excess of $500,000 in the twelve months prior to the date hereof; (n) the top ten wholesale accounts relating to the provision of private line services, reseller services or carrier services (based on revenue generated in the twelve months prior to the date hereof), top thirty retail accounts (based on revenue generated in the twelve months prior to the date hereof) and the Contracts relating to such wholesale and retail accounts; (o) any other Contract not in the ordinary course of business consistent with past practice that is material to the Company and the Subsidiaries, taken as whole or (p) any Contracts included in the foregoing clauses (a)-(o) (i) that are with dealers that have terms that vary materially from the terms set forth in the forms attached hereto as Section 4.16(p)(i) of the Company Disclosure Schedule, (ii) that are with associations that have terms that vary materially from the terms set forth in the forms attached hereto as
Section 4.16(p)(ii) of the Company Disclosure Schedule, (iii) that are referral partner or referral agent agreements that have terms that vary materially from the terms set forth in the forms attached hereto as Section 4.16(p)(iii) of the Company Disclosure Schedule, (iv) that are private line agreements that have terms that vary materially from the terms set forth in the forms attached hereto as Section 4.16(p)(iv) of the Company Disclosure Schedule, or (v) that are operator service agreements that have terms that vary materially from the terms set forth in the forms attached hereto as Section 4.16(p)(v) of the Company Disclosure Schedule. Complete and correct copies of all Contracts referred to in this Section 4.16 of the Company Disclosure Schedule have been made available to Parent or the Parent Representatives by the Company. All Contracts referred to in this Section 4.16 of the Company Disclosure Schedule are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms. Except as set forth in Section 4.16 of the Company Disclosure Schedule, and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, none of the Company, any Subsidiary nor, to the knowledge of the Company, any other party thereto, is or is alleged to be in violation of or in default in respect of, nor has there occurred any event or condition which (with or without notice or lapse of time or both) would constitute a violation of or default under, any such Contract. None of the counterparties to any such Contracts has given notice of termination of, or is seeking to amend, any such Contract. No holder of the outstanding 10 1/2 % Senior Notes due 2007 of the Company has, prior to the consummation of the Transactions, or will have, as a result of or after the consummation of the Transactions, the right at such holder's option to be prepaid any amount of such notes held by such holder, whether as a result of sales of assets by the Company or the Subsidiaries, as a result of a change of control of the Company or otherwise.

          Section 4.17.  Intellectual Property. The Company has identified in
Section 4.17 of the Company Disclosure Schedule all material common law trademarks and service marks, all registered trademarks and service marks and registered trade names as well as all trademarks, service marks or trade names for which applications for registration have been filed, all registered copyrights, all issued patents and patent applications that are owned by the Company and the Subsidiaries, all domain names that are owned by the Company and the Subsidiaries, all material software used by the Company and the Subsidiaries and all software licenses granted in connection with such material software to the Company and the Subsidiaries (other than, with respect to such software and such software licenses, off-the-shelf commercial or shrinkwrap software and excluding all software or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (such as the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License
(SCSL), the Sun Industry Standards License (SISL) and the Apache License)). The Company and the Subsidiaries have not distributed to any third party any internally developed software that includes any such "open source software." Except as set forth in Section 4.17 of the Company Disclosure Schedule, (a) the Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (b) the Intellectual Property Rights owned by the Company and the Subsidiaries are free from Material Liens, and, (c) to the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with, infringe upon or misappropriate any Intellectual Property Rights of others and are not being infringed upon or misappropriated by any third party, in each case to the extent that, if sustained, such conflict or infringement, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right. All material software used by the Company and the Subsidiaries has been (i) licensed to the Company and the Subsidiaries, as applicable, (ii) developed by employees of the Company or the Subsidiaries within the scope of their employment, or (iii) developed by a third party and assigned to the Company or the Subsidiaries so that, in the case of clause (iii), the Company or the Subsidiaries are now the exclusive owner of such software. To the knowledge of the Company, the Company and the Subsidiaries have not disclosed to any third party material confidential information of the Company and the Subsidiaries except pursuant to a Contract that governs the use or disclosure of confidential information of the Company and the Subsidiaries. The Company and the Subsidiaries (a) comply in all material respects with the privacy policy published on the Company's website. To the knowledge of the Company, no claims or controversies have arisen regarding its privacy policy or the implementation thereof.

          Section 4.18. Environmental Matters. (a) Except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect:

          (i) except as set forth in Section 4.18(a)(i) of the Company Disclosure Schedule, no notice, notification, demand, lien, request for information, citation, summons, complaint or order has been received by the Company or any Subsidiary, and no penalty has been assessed and no action, claim, suit, or proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person against or directed at (as the case may be) the Company or any Subsidiary, and relating to or arising under any Environmental Law;

          (ii) except as set forth in Section 4.18(a)(ii) of the Company Disclosure Schedule, to the knowledge of the Company, no investigation is threatened or pending by any governmental entity or any Person with respect to the Company or the Subsidiaries which relates to or arises under any Environmental Law;

          (iii) except as set forth in Section 4.18(a)(iii) of the Company Disclosure Schedule, there are no liabilities of the Company or any Subsidiary under any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would be reasonably expected to result in any such liability;

          (iv) except as set forth in Section 4.18(a)(iv) of the Company Disclosure Schedule, the Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained and are in compliance with all applicable Environmental Permits and have timely filed all applications and renewals for all applicable Environmental Permits; such Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby;

          (v) except as set forth in Section 4.18(a)(v) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has arranged, by contract, agreement or otherwise, for the treatment, storage or disposal of Hazardous Substances; and

          (vi) except as set forth in Section 4.18(a)(vi) of the Company Disclosure Schedule, no Hazardous Substance has been Released by the Company or any Subsidiary at any property now or previously owned, operated or leased by the Company or any Subsidiary.

          (b) Prior to the date hereof, the Company has made available to Parent or the Parent Representatives copies of all environmental assessments, reports and audits (and other documents that Parent or the Parent Representatives has requested for review) in its possession or under its control and that relate to the Company's or any Subsidiary's compliance with Environmental Laws, or the environmental condition of any real property that the Company or any Subsidiary has owned, operated, or leased. To the knowledge of the Company, any such documents are accurate and complete.

          (c) Except as set forth in Section 4.18(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary owns, leases or operates any real property, in New Jersey or Connecticut.

          (d) For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Environmental Laws" means any federal, state, provincial, local and foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement or contract with any governmental authority, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

          "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities required of, as applicable, either (i) the Company or any Subsidiary or (ii) Parent or any Parent Subsidiary by applicable Environmental Laws to conduct their businesses and operations, as currently conducted.

          "Hazardous Substances" means any pollutant, contaminant, waste or chemical (including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons); any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material; and any other substance which is regulated by, listed under, or for which liability is imposed under, any applicable Environmental Laws.

          "Release" means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances.

          Section 4.19. Agreements with Affiliates(a). (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a true and correct list, as of the date hereof, of (i) each contract, commitment, agreement or understanding between any of W or any of its Affiliates, on the one hand, and the Company or any Subsidiary, on the other hand, (ii) each contract, commitment, agreement or understanding between any portfolio company of W or any of W's affiliated investment funds, on the one hand, and the Company or any Subsidiary, on the other hand, which, in each case, involves an amount in excess of $100,000 and
(iii) any amendments, waivers or relinquishments of any rights relating to any such contract, commitment, agreement or understanding referred to in clause (i) or (ii) that will remain outstanding after the Closing in accordance with
Section 8.05 that have occurred or been agreed to since the Company Balance Sheet Date. All such agreements, amendments, waivers and relinquishments were entered into by the Company or a Subsidiary, as applicable, on arm's length terms and in the ordinary course of business.

          (b) Section 4.19(b) of the Company Disclosure Schedule lists the following information about any extensions of credit in the form of a personal loan, within the meaning of the Sarbanes-Oxley Act of 2002, by the Company or any Subsidiary to any executive officer and director of the Company or any Subsidiary outstanding as of the date hereof: (i) the date of such loan; (ii) the nature of such loan; (iii) the maturity date of such loan; (iv) the principal amount outstanding and amortization schedule of such loan; and (v) the interest rate and interest payment schedule of such loan.

          Section 4.20. Insurance. The Company and the Subsidiaries carry, or are covered by, insurance with insurers that are financially sound and reputable and in such amounts with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company and the Subsidiaries and is customary for companies similarly situated. Except as set forth in
Section 4.20 of the Company Disclosure Schedule, the insurance policies to which

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

this Section 4.20 refers are in full force and effect, and all premiums thereon have been paid. Except as set forth in Section 4.20 of the Company Disclosure Schedule, no insurer under any such policy has cancelled or generally disclaimed liability under any such policy or indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy. Neither the Company nor any of the Subsidiaries is in material breach or default, and neither the Company or any of the Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of any of such insurance policies, except, in each case, as set forth in Section
4.20 of the Company Disclosure Schedule.

          Section 4.21. Real Property. (a) Section 4.21(a) of the Company Disclosure Schedule contains a brief description of (i) each parcel of real property owned by the Company or the Subsidiaries (the "Owned Real Property") and (ii) each option held by the Company or the Subsidiaries to acquire any real property. Section 4.21(a) of the Company Disclosure Schedule sets forth a list of each lease or similar agreement under which the Company or any of the Subsidiaries is lessee of, or holds or operates, any real property owned by any third Person, except those which are terminable by the Company or such Subsidiary without penalty on 30 days' or less notice or which provide for annual lease payments of less than $75,000 (the "Leased Real Property").

          (b) Except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or as set forth in Section 4.21(b) of the Company Disclosure Schedule:

          (i) the Owned Real Property is in conformance with all deed restrictions and other covenants and conditions recorded or running with the land. The current use and operation of the Owned Real Property is in conformity with the certificate(s) of occupancy issued for such Owned Real Property. All the buildings, structures, equipment and other tangible assets of the Company and the Subsidiaries located on the Owned Real Property are in good condition and repair and are sufficient to support the conduct of their business by the Company and the Subsidiaries after the Effective Time. No portion of the Owned Real Property is situated within an area designated (or to be designated) as a "flood plain" or "flood hazard zone" by any governmental body nor is it subject to a predictable flow of floodwaters or within the boundaries of any proposed floodway program. All streets adjacent to or abutting the Owned Real Property have been dedicated as "public streets" and have been accepted by the governmental body possessing jurisdictions thereover;

          (ii) neither the whole nor any part of any of the Owned Real Property or any Leased Real Property is subject to any pending suit for condemnation or other taking by any governmental body, and, to the knowledge of the Company, no such condemnation or other taking is threatened; and

          (iii) the Company and the Subsidiaries have all conduits, leases, fee interests, licenses, rights of way, authorizations, permits (including permits for highway, railroad and waterway crossings and any necessary permits or authorizations such as environmental permits) and/or other agreements or rights necessary for (i) the granting of the indefeasible rights of use ("IRUs") previously granted to their customers, (ii) the installation, use and access to the fibers and any related property that are the subject of the IRUs granted to their customers and (iii) the ownership, possession and use of their network.

          Section 4.22. Title to Property. Except as set forth in Section 4.22 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to each item of Owned Real Property and material owned personal property and a valid leasehold interest in each item of Leased Real Property and material leased personal property, in each case, free and clear of all Material Liens.

          Section 4.23.  Customers and Suppliers. (a) Except as set forth in
Section 4.23(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received notice from any customer, or group of customers that are under common ownership or control, that (i) accounted for at least $250,000 (or with respect to any customer, or group of customers that are under common ownership or control, that is a party to any Costs of Services Contract, $1,000,000) of the aggregate products and services furnished by the Company and the Subsidiaries in fiscal year 2002 or (ii) that is expected to account for at least $250,000 (or with respect to any customer, or group of customers that are under common ownership or control, that is a party to any Costs of Services Contract, $1,000,000) of the aggregate products and services to be furnished by the Company and the Subsidiaries in fiscal year 2003, that such customer (or such group of customers) has stopped or intends to stop purchasing, or has materially reduced or will materially reduce purchases of, or has sought or is seeking to materially reduce the price it will pay for, the Company's or a Subsidiary's products or services, nor has the Company or a Subsidiary received notice from any supplier, or group of suppliers that are under common ownership or control, that (x) accounted for at least $250,000 (or with respect to any supplier, or group of suppliers that are under common ownership or control, that is a party to any Costs of Services Contract, $1,000,000) of the aggregate goods and services purchased by the Company in fiscal year 2002 or (y) that is expected to account for at least $250,000 (or with respect to any supplier, or group of suppliers that are under common ownership or control, that is a party to any Costs of Services Contract, $1,000,000) of the aggregate goods and services purchased by the Company and the Subsidiaries in fiscal year 2003, that such supplier (or such group of suppliers) has stopped or intends to stop providing goods or services to the Company, or has materially reduced or will materially reduce the supply of, or has sought or is seeking to materially increase the price it charges for, goods or services supplied to the Company or a Subsidiary.

          (b) Except as set forth in Section 4.23(b) of the Company Disclosure Schedule, and except for requests for call detail records for billing purposes, neither the Company nor any of the Subsidiaries is currently involved in any dispute with, or has received any notice of an intention to dispute from, or has received any request for audit, accounting or review from, any Person (including a group of Persons that are under common ownership or control) with whom the Company or any of the Subsidiaries does business (i) which involves an aggregate amount in excess of $250,000 in fiscal year 2002 or (ii) is expected to involve an aggregate amount in excess of $250,000 in fiscal year 2003, relating to any transactions or commitments made, or any contracts or agreements entered into, by the Company or any Subsidiary, on one hand, and such Person, on the other hand.

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

          Section 4.24. Corporate Records. The respective minute books of the Company and the Subsidiaries have previously been made available to Parent or the Parent Representatives in their entirety.

          Section 4.25. Finders' Fees. Except for Jefferies & Company, Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who is or might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the Transactions.

          Section 4.26. Opinion of Company Financial Advisor. The special committee of the Board of Directors of the Company comprised of Thomas F. Darden and Frank Plastina (the "Special Committee") has received the opinion of Jefferies & Company, Inc., dated June 26, 2003, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares (other than W and its Affiliates), a copy of which opinion has been shown to Parent.

          Section 4.27. Board; Special Committee. The Board of Directors of the Company, at a meeting duly called and held of the Board of Directors of the Company and acting on the unanimous recommendation of the Special Committee, has
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Company's shareholders, (ii) adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of Section 55-11-01 and Section 55-11-03 of the NCBCA with respect to the transactions contemplated hereby and (iii) adopted resolutions recommending to the Company's shareholders approval of the transactions contemplated herein, including the Merger.

          Section 4.28. Inapplicability of Certain Restrictions. Neither the business combination restrictions of Article 9 of the NCBCA nor the control share acquisition restrictions of Article 9A of the NCBCA are applicable to the Merger, this Agreement or the other transactions contemplated by this Agreement and no other state takeover law is or purports to be applicable to the Merger, this Agreement or the Transactions.

          Section 4.29. PUHCA. The Company, together with its affiliates (as defined in section 2(a)(11)(B) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") (15 U.S.C. Section 79b(a)(11)(B))), is engaged exclusively in the business of providing telecommunications services, information services, other services or products subject to the jurisdiction of the Federal Communications Commission ("FCC") or products or services that are related or incidental to the provision of any of the foregoing products or services, within the meaning of Section 34(a)(1) of PUHCA (15 U.S.C. Section 79z-5c(a)(1)) and the rules and regulations thereunder.

          Section 4.30. Investment Company Act. Neither the Company nor any of the Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended.

          Section 4.31.  Call Termination.

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          (a) Except as set forth in Section 4.31(a) of the Company Disclosure
Schedule, the Company and the Subsidiaries have been and are currently in compliance with all representations, warranties and covenants set forth in any third party agreements with respect to the call termination obligations and activities of the Company and the Subsidiaries, except for any noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) Except where the failure to report or to calculate the percentage of interstate usage ("PIU") and percentage of local usage ("PLU"), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, with respect to any third party used by the Company or the Subsidiaries to terminate telecommunications traffic, to the knowledge of the Company, the Company and the Subsidiaries have been and are properly reporting the PIU and PLU with respect to the calls terminated through such third party, and the PIU and PLU have been and are calculated properly in accordance with applicable FCC and state regulatory policies and regulations, and in accordance with the tariffs, where applicable, and the applicable representations, warranties and covenants set forth in the agreements with such third party.

          (c) With respect to any third party used by the Company or the Subsidiaries to terminate telecommunications traffic, to the knowledge of the Company, the Company and the Subsidiaries have been and are accurately providing applicable call data for each call transferred to such third party where such call data are known, or, where such call data are not known, such calls are being identified for purposes of calculating the PIU and PLU in accordance with applicable FCC and state regulatory policy and regulations, and in accordance with the tariffs, where applicable, and the applicable representations, warranties and covenants set forth in any agreements with such third party, except where the failure to do so, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (d) With respect to any call transferred by a carrier to the Company or any of the Subsidiaries with or without any call data, the Company and the Subsidiaries have no knowledge that the actual classification (whether Interstate, Intrastate IntraLATA, Local or other) of such call is or was different than the Company or such Subsidiary (or any third party engaged by the Company or such Subsidiary to terminate such call) has been or is reporting it to be, and the Company and the Subsidiaries have not entered into any agreement, understanding or arrangement with any carrier with the knowledge or suspicion by the Company that a call is to be intentionally misidentified or under which the call data are to be intentionally removed from the call by the carrier, or any other carrier interconnecting with the carrier or the Company, except where such misclassification, misidentification and/or removal, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (e) To the knowledge of the Company, except for requests from customers (including both users and carriers) of the Company's or any Subsidiary's services for call detail records to verify the Company's or any Subsidiary's bill, or as set forth in Section 4.31(e) of the Company Disclosure Schedule, there have not been and are no outstanding demands or requests for or complaints to a regulator requesting an accounting or an investigation arising out of, related to or resulting from the PIU and/or PLU classification or from the origination, transport, delivery, and/or termination of telecommunications traffic (including the use of enhanced extended links), and neither the Company nor any Subsidiary has received notice of any regulatory investigation or accounting or written notice of any customer requesting a regulatory investigation or accounting, except where such demands, complaints or requests, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company and each WCAS Securityholder as of the date hereof and as of the Effective Time that:

          Section 5.01. Corporate Existence and Power. Each of Parent and Merger Co. is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. Each of Parent and Merger Co. is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, has not and would not reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that for purposes of this Agreement none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Parent Material Adverse Effect unless in each such case any such item has a disproportionate effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Parent and the Parent Subsidiaries, taken as a whole, (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions,
(2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, or (5) changes in law, rules, relations, orders or other binding directives issued by any governmental entity, (b) any adverse change generally applicable to the telecommunications industry, or (c) any effect arising from compliance by Parent, the Company or W with the terms of this Agreement or the other Transaction Agreements; or (ii) Parent's ability to perform its obligations under this Agreement ("Parent Material Adverse Effect"). Parent has heretofore delivered to the Company or the Company Representatives true and complete copies of Parent's and Merger Co.'s respective certificates or articles of incorporation and bylaws as currently in effect. Such certificates or articles of incorporation and bylaws are in full force and effect and no other organizational documents are applicable to or binding upon Parent or Merger Co.

          Section 5.02. Corporate Authorization. Each of Parent and Merger Co. has all necessary corporate power and authority to execute and deliver this Agreement and the other

Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. Except as set forth in Section 5.02 of the written disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), the execution, delivery and performance by each of Parent and Merger Co. of this Agreement and the other Transaction Agreements to which it is a party and the consummation by Parent and Merger Co. of the Transactions are within the corporate powers of Parent and Merger Co. and have been duly and validly authorized by all necessary corporate and stockholder action (other than by Parent as the sole stockholder of Merger Sub, which will be obtained prior to the Effective Time) under Parent's and Merger Co.'s certificates or articles of incorporation and bylaws and applicable provisions of Delaware and North Carolina Law (including the receipt of approval by the holders of a majority of the outstanding shares of the Parent Series A Preferred Stock of the creation and issuance of the Parent Series B Preferred Stock (the "Series A Consent")), other than the filing with the Secretary of State of the State of North Carolina of the articles of merger as required by North Carolina Law. The Board of Directors of Parent has approved, and recommended to the Parent stockholders the adoption of, the Restated Certificate of Incorporation attached as Exhibit G hereto, and such approval and recommendation have not been rescinded or revoked. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Co. and the other Transaction Agreements and the Warrants will have been duly and validly executed and delivered by Parent prior to the Effective Time. Assuming this Agreement constitutes and the other Transaction Agreements when executed and delivered prior to the Effective Time will constitute legal, valid and binding agreements of the other parties hereto and thereto, this Agreement constitutes a legal, valid and binding agreement of Parent and Merger Co., and each of the other Transaction Agreements and the Warrants when executed and delivered prior to the Effective Time will constitute legal, valid and binding agreements of Parent, in each case, enforceable against Parent or Merger Co., as applicable, in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          Section 5.03. Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Co. of this Agreement and the other Transaction Agreements to which it is a party and the consummation by each of Parent and Merger Co. of the Transactions do not and will not require any action by or in respect of, consent or approval of, or filing with, any governmental body, agency, official or authority other than (a) the filing of articles of merger in accordance with North Carolina Law, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act and the Exchange Act and any applicable state "blue sky" laws, (d) as set forth in Section 5.03 of the Parent Disclosure Schedule, (e) filings pursuant to the Uniform Commercial Code or otherwise in connection with Liens to be granted in connection with the arrangements relating to the Parent Credit Agreement, the Company Credit Agreement and the Capital Lease Facility;
(f) as may be necessary as a result of any facts or circumstances relating solely to the Company, the Subsidiaries, W or any of its Affiliates; and (g) other actions, consents, approvals, filings and notifications, the failure of which to make or obtain would not prevent or materially delay Parent from performing its obligations under this Agreement, or that are otherwise immaterial to the Parent and the Parent Subsidiaries, taken as a whole, and the consummation of the Transactions.

          Section 5.04. Non-contravention. Except as set forth in Section 5.04 of the Parent Disclosure Schedule, the execution, delivery and performance by each of Parent and Merger Co. of this Agreement and the other Transaction Agreements to which it is a party and the consummation by each of Parent and Merger Co. of the Transactions do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of Parent or the equivalent organizational documents of the Parent Subsidiaries (including Merger Co.), (b) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, writ, injunction, order or decree of any court or governmental authority binding upon or applicable to Parent or any Parent Subsidiary or any of their respective properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or any Parent Subsidiary or to a loss of any benefit to which Parent or any Parent Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any Parent Subsidiary or any of their respective properties or assets or any license, franchise, permit or other similar authorization held by Parent or any Parent Subsidiary, or (d) result in the creation or imposition of any Lien on any property or asset of Parent, Merger Co. or any Parent Subsidiary, except in the case of clauses 5.04(b), 5.04(c) and 5.04(d) for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          Section 5.05. Capitalization. The authorized capital stock of Parent consists of 250,000,000 Parent Common Shares and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Shares"). As of the date hereof, there are outstanding 44,848,300 Parent Common Shares and 316,498.2372 shares of Parent Series A Preferred Stock. As of the date hereof, there are outstanding options or rights to purchase an aggregate of 2,940,328 Parent Common Shares (of which options or rights to purchase an aggregate of 640,429 Parent Common Shares were exercisable). All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in Section 5.05 of the Parent Disclosure Schedule or this Section 5.05, and except as disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Parent 10-K") or the Parent SEC Reports filed after the date of the Parent 10-K but prior to the date hereof (the Parent 10-K and such Parent SEC Reports, the "Parent Current SEC Reports"), as of the date hereof there are outstanding (a) no shares of capital stock or other voting securities of the Parent, (b) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent,
(c) no options, warrants, rights of first refusal or other rights to acquire from Parent or any Parent Subsidiary, and no obligation of Parent or any Parent Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (d) no equity equivalents, interests in the ownership or earnings of Parent or any similar rights (the items in clauses 5.05(a), 5.05(b), 5.05(c) and 5.05(d) being referred to collectively as the "Parent Securities"). Except as set forth in Section 5.05 of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, as of the date hereof, there are no outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities and there are no preemptive or similar rights with respect to any Parent Securities, and there are no bonds, debentures, notes or other Indebtedness of Parent or any Parent Subsidiary having, or convertible into other securities having, the right to vote on any matters on which stockholders may vote. The Parent Transaction Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, and in the case of the Parent Series B Preferred Stock, the Series B Certificate of Designations, and, in the case of the Warrants, the Warrant Agreement, will have been validly issued and will be fully paid and nonassessable free and clear of all Liens other than as set forth in the Transaction Agreements, and the issuance thereof will not be subject to any preemptive or other similar right.

          Section 5.06. Parent Subsidiaries. (a) Each Parent Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by Parent and/or one or more Parent Subsidiaries. Except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, all of Parent's "significant" subsidiaries, as defined in Regulation S-X, and their respective jurisdictions of incorporation are identified in the Parent Current SEC Reports.

          (b) Except as set forth in Section 5.06(b) of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, all of the outstanding capital stock of, or other ownership interests in, each Parent Subsidiary is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock of the Parent Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. As of the date hereof, there are outstanding (i) no securities of Parent or any Parent Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Parent Subsidiary, and (ii) no options, warrants, rights of first refusal or other rights to acquire from Parent or any Parent Subsidiary, and no obligation of Parent or any Parent Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Parent Subsidiary (the items in clauses 5.06(b)(i) and 5.06(b)(ii) being referred to collectively as the "Parent Subsidiary Securities"), and there are no outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any outstanding Parent Subsidiary Securities and there are no preemptive or similar rights with respect to any Parent Subsidiary Securities. Except as set forth in Section 5.06(b) of the Parent Disclosure Schedule, as of the date hereof, neither Parent nor any Parent Subsidiary, directly or indirectly, owns any equity or similar interest in, or any interest convertible into or exchangeable for, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than the Parent Subsidiaries).

          Section 5.07. SEC Filings. (a) Parent has filed with the Securities and Exchange Commission ("SEC") all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed by Parent with the SEC under the Securities Act and the Exchange Act since January 1, 2002 (collectively, the "Parent SEC Reports").

          (b) All Parent SEC Reports were prepared in all material respects in accordance with, and complied as to form in all material respects with, the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and did not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Section 5.08. Financial Statements. The audited consolidated financial statements of Parent included in the Parent 10-K fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. For purposes of this Agreement, "Parent Balance Sheet" means the consolidated balance sheet of Parent as of December 31, 2002 set forth in the Parent 10-K and "Parent Balance Sheet Date" means December 31, 2002.

          Section 5.09.  Absence of Certain Changes. Except as set forth in
Section 5.09 of the Parent Disclosure Schedule or in the Parent Current SEC Reports, and except as otherwise contemplated by the Transaction Agreements, since the Parent Balance Sheet Date Parent and the Parent Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;

          (b) as of the date hereof, any revaluation by Parent of any of its assets that would be included in the calculation of its working capital as of any date, including but not limited to, writing down the value of inventory or equipment or writing off notes or accounts receivable, in each case, other than in the ordinary course of business consistent with past practice;

          (c) as of the date hereof, except for dividends paid in capital stock of Parent in respect of the preferred stock of Parent outstanding on the date hereof in accordance with its present terms, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (whether in cash, stock or property), any split, combination or reclassification of any of its capital stock, or any repurchase, redemption or other acquisition by Parent or any Parent Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any Parent Subsidiary;

          (d) any amendment of any term of any outstanding equity security of Parent or any Parent Subsidiary;

          (e) as of the date hereof, any incurrence, assumption or guarantee by Parent or any Parent Subsidiary of any indebtedness for borrowed money in excess of $1,000,000 in the aggregate;

          (f) as of the date hereof, any creation or assumption by Parent or any Parent Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

          (g) as of the date hereof, any making of any loan, advance or capital contributions to or investment (other than investments in cash or cash equivalents in the ordinary course of business) in any Person other than (i) loans, advances or capital contributions to or investments in wholly-owned Parent Subsidiaries made in the ordinary course of business consistent with past practice and (ii) routine travel, salary and expense advances to Parent Employees in the ordinary course of business;

          (h) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any Parent Subsidiary;

          (i) as of the date hereof, any transaction or commitment made, or any contract or agreement entered into, by Parent or any Parent Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) in excess of $150,000, or any relinquishment by Parent or any Parent Subsidiary of any material contract or other right other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

          (j) as of the date hereof, any change in any method of accounting or accounting practice by Parent or any Parent Subsidiary, except for any such change required by reason of a concurrent change in GAAP as concurred with by Parent's independent auditors, or any Tax election;

          (k) any (i) increase in the compensation or fringe benefits of any present or former director or chief executive officer, chief operating officer, chief financial officer or any other senior vice-president (each, a "Designated Officer") of Parent or any Parent Subsidiary (except for (x) increases in salary or wages in the ordinary course of business consistent with past practice and
(y) stay bonuses or similar retention payments in an amount not to exceed $10,000 with respect to any individual payment and $100,000 in the aggregate with respect to all such payments), (ii) grant of any severance or termination pay to any present or former director or Designated Officer of Parent or any Parent Subsidiary, other than any such severance or termination pay that is consistent with past practice (iii) loan or advance of money or other property by Parent or any Parent Subsidiary to any of their present or former directors or Designated Officers (other than routine travel, salary and expense advances to Parent Employees in the ordinary course of business), (iv) establishment, adoption, entrance into, amendment or termination of any broad-based option plan (other than as may be required by the terms of an existing Parent Plan, or as may be required by applicable law or in order to qualify under Sections 401 and 501 of the Code) or individual employment agreement with any director or senior vice-president of Parent or the Parent Subsidiaries or (v) grants of any equity or equity-based awards to any director or Designated Officer of Parent or any Parent Subsidiary, other than any such grants that are consistent with past practice, other than in the case of clauses (i) through (v) pursuant to commitments of Parent existing on the date hereof required by contracts set forth in Section 5.09(k) or 5.13 of the Parent Disclosure Schedule;

          (l) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any Parent Subsidiary, which employees were not subject to a collective bargaining agreement at the Parent Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

          (m) as of the date hereof, any cancellation of any licenses, sublicenses, franchises, permits or similar agreements to which Parent or any Parent Subsidiary is a party, or any written notification to Parent or any Parent Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date hereof.

          Section 5.10.  No Undisclosed Liabilities. Except as set forth in
Section 5.10 of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, there are no liabilities of Parent or any Parent Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than:

          (a) liabilities disclosed or provided for in the Parent Balance Sheet or the notes thereto;

          (b) liabilities incurred in the ordinary course of business and consistent with past practice since the Parent Balance Sheet Date;

          (c) liabilities under this Agreement or the other Transaction Agreements;

          (d) other undisclosed liabilities which, individually or in the aggregate, are not material to the Parent and the Parent Subsidiaries, taken as a whole;

          (e) liabilities not required under GAAP to be shown on the Parent Balance Sheet (other than by reason of the contingent nature thereof or the difficulty of determining the amount thereof), unless such liabilities obligate, or could reasonably be expected to obligate, Parent or any Parent Subsidiary for the payment of money; and

          (f) ordinary course contractual liabilities under contracts entered into prior to the Parent Balance Sheet Date.

          Section 5.11. Litigation. Except as set forth in Section 5.11 of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, there is no action, suit, hearing, arbitration, proceeding or, to the knowledge of Parent, investigation pending against, affecting or, to the knowledge of Parent, threatened against, Parent or any Parent Subsidiary or any of their respective properties or assets before any court, arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely, could reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries nor any of their respective properties or assets is or are subject to any Order, except for such Orders as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          Section 5.12. Taxes. Except as set forth in the Parent Balance Sheet (including the notes thereto) or Section 5.12 of the Parent Disclosure Schedule:

          (i) all Returns that are material and required to be filed with any Taxing authority with respect to a Pre-Closing Tax Period by or on behalf of Parent or any Parent Subsidiary have been or will be filed when due (including any applicable extension periods) in accordance with all applicable laws, and as of the time of filing, the Returns were true and complete in all material respects;

          (ii) Parent and the Parent Subsidiaries have timely paid, or withheld and remitted to the appropriate Taxing authority, all material Taxes due and payable whether or not shown on any Returns;

          (iii) the charges, accruals and reserves for Taxes with respect to Parent and the Parent Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the Parent Balance Sheet (excluding any provision for deferred income Taxes) are adequate in accordance with GAAP to cover such Taxes as of the Parent Balance Sheet Date;

          (iv) there is no material claim (including under any indemnification or Tax sharing agreement), audit, action, suit, proceeding, or, to the knowledge of Parent, investigation now pending or threatened in writing against or in respect of any material Tax or Tax Asset of Parent or any Parent Subsidiary;

          (v) there are no Liens for Taxes upon the assets of any Parent Subsidiary except for Liens for current Taxes not yet due or that are being contested in good faith by appropriate proceedings;

          (vi) since December 31, 2002, neither Parent nor any Parent Subsidiary has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction that was purported or represented on any Return to be governed by Section 355(a) of the Code;

          (vii) neither Parent nor any Parent Subsidiary is currently under any obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax," regardless of whether such Tax is imposed on Parent or any Parent Subsidiary; and

          (viii) neither Parent nor any Parent Subsidiary has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Parent nor any Parent Subsidiary is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither Parent nor any Parent Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Neither Parent nor any Parent Subsidiary
     (A) has been a member of an affiliated group (within the meaning of

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     Section 1504(a) of the Code or any similar provision of state, local or foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any liability for the Taxes of any person (other than Parent or any Parent Subsidiary) under
     Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither Parent nor any Parent Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, neither the Parent nor any Parent Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. There are no current or pending claims by an authority in a jurisdiction in which Parent or any Parent Subsidiary does not file Tax Returns that Parent or any Parent Subsidiary is or may be subject to Taxation by that jurisdiction.

          Section 5.13. ERISA. Section 5.13 of the Parent Disclosure Schedule contains, as of the date hereof, a true and complete list of each Parent Plan (other than Parent Plans that are unwritten and immaterial, provided that employment, severance or consulting agreements with directors, officers or key employees shall be deemed to be material for purposes of this Section 5.13(a)). "Parent Plan" shall mean each "employee benefit plan" (within the meaning of Section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Transactions or otherwise), whether formal or informal, oral or written under which (i) any current or former employee, director or consultant of Parent or the Parent Subsidiaries (the "Parent Employees") has any present or future right to benefits and which are contributed to, sponsored by or maintained by Parent or any Parent Subsidiaries or (ii) Parent or any Parent Subsidiaries has had or has any present or future liability.

          (b) With respect to each written Parent Plan, Parent has provided, or made available, to the Company or the Company Representatives and W a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other material written communications by Parent or any of the Parent Subsidiaries to the Parent Employees concerning the extent of the benefits provided under a Parent Plan;
(iv) a summary of any proposed amendments or changes anticipated to be made to the Parent Plans at any time within the twelve months immediately following the date hereof; and (v) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

          (c) (i) No Parent Plan is subject to Title IV of ERISA and neither Parent, any Parent Subsidiary nor any member of their Controlled Group has incurred any liability pursuant to Title IV of ERISA that remains unsatisfied;
(ii) each Parent Plan has been established and administered substantially in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (iii) no event has occurred and no condition exists with respect to any Parent Plan

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subject to the requirements of Section 401(a) of the Code that would subject the
Parent or the Parent Subsidiaries, either directly or by reason of their affiliation with any member of their Controlled Group, to any Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; and (iv) for each Parent Plan with respect to which a Form 5500 has been filed, no material adverse change has occurred with respect to the matters covered by the most recent Form since the date thereof.

          (d) With respect to any Parent Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Parent, threatened and (ii) no facts or circumstances exist that would be reasonably likely to give rise to any such actions, suits or claims in either case where such actions, suits or claims would reasonably be expected to result in a material unfunded liability to Parent or its Affiliates.

          (e) Except as set forth in Section 5.13(e) of the Parent Disclosure Schedule, no Parent Plan exists that, as a result of the execution of this Agreement or the Transactions (whether alone or in connection with any subsequent event(s)), would be reasonably likely to result in (i) the payment to any Parent Employee of any money or other property, (ii) the provision of any benefits or other rights of any Parent Employee or (iii) the increase, acceleration or provision of any payments, benefits or other rights to any Parent Employee, whether or not any such payment, right or benefit would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (f) Except as set forth in Section 5.13(f) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of Parent or any Parent Subsidiary except for coverage required under Section 4980B of the Code.

          (g) There has been no amendment to, written interpretation or announcement (whether or not written) by Parent or any of its Affiliates relating to, or change in employee participation or coverage under, a Parent Plan which would increase the expense of maintaining such Parent Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2002, except for any such increase which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (h) As of the date hereof, neither Parent nor any Parent Subsidiary is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or labor organization.

          Section 5.14. Compliance with Laws. Except to the extent set forth in Section 5.14 of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, neither Parent nor any Parent Subsidiary is in violation of, or has since January 1, 1999 violated, and to the knowledge of Parent none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

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          Section 5.15.  Licenses and Permits. Except as set forth in Section
5.15 of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent or the Parent Subsidiaries own, hold or possess adequate right to use all licenses, certificates, consents, orders, franchises, permits, certificates, approvals or other similar authorizations (the "Parent Permits") required in connection with the operation of the business of Parent and the Parent Subsidiaries in the same manner as currently operated, (ii) Parent and the Parent Subsidiaries are in compliance with the Parent Permits, (iii) the Parent Permits are valid and in full force and effect, (iv) neither Parent nor any Parent Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Parent Permits and (v) none of the Parent Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

          Section 5.16. Contracts. Section 5.16 of the Parent Disclosure Schedule lists, as of the date hereof, all Contracts to which Parent or any Parent Subsidiary is a party which fall within any of the following categories:
(a) Contracts that (i) involved aggregate expenditures or receipts in excess of $1,000,000 in the aggregate in fiscal year 2002 or (ii) are expected to involve aggregate expenditures or receipts in excess of $1,000,000 in the aggregate in fiscal year 2003; (b) joint venture, partnership and like Contracts; (c) Contracts containing covenants purporting to limit (or that would limit after the Effective Time) the freedom of Parent or any Parent Subsidiary or Affiliate to compete in any line of business or with any Person in any geographic area;
(d) Contracts which contain minimum purchase conditions of greater than $1,000,000 in the aggregate in any twelve month period, all or part of which minimum purchase condition remains unsatisfied at May 31, 2003; (e) Contracts relating to any outstanding non-cancelable commitment for capital expenditures of Parent or any Parent Subsidiary in excess of $1,000,000 in the aggregate in any twelve month period; (f) indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of Parent or any Parent Subsidiary with commitments for the borrowing or the lending of amounts, by Parent or any Parent Subsidiary; (g) any Contract, note or bond under which Parent or any Parent Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than Parent or one of the wholly-owned Parent Subsidiaries); (h) any Contract creating or granting any Lien upon any of the properties or assets of Parent or any Parent Subsidiary; (i) any currently effective Contract, or any expired or terminated Contract which has surviving provisions, providing for indemnification of any Person with respect to liabilities relating to any current or former business of Parent, any Parent Subsidiary or any predecessor Person, other than (1) indemnification agreements between Parent or any Parent Subsidiary and any of their respective officers and directors that are otherwise set forth in Section 5.13 of the Parent Disclosure Schedule, (2) any confidentiality or non-disclosure agreements or (3) any such indemnification agreements entered into in the ordinary course of business; (j) any lease, sublease or similar Contract with any Person (other than Parent or a Parent Subsidiary) under which Parent or a Parent Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than Parent or a Parent Subsidiary), (A) any Leased Real Property or (B) any portion of any premises otherwise occupied by Parent or a Parent Subsidiary; (k) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) which is material to Parent and the Parent Subsidiaries, taken as a whole; (l) any Contract (other than any Permit) with any governmental authority or with any labor union; or (m) any other Contract not in the ordinary course of

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

business consistent with past practice that is material to Parent and the Parent Subsidiaries, taken as whole. Complete and correct copies of all Contracts referred to in this Section 5.16 of the Parent Disclosure Schedule have been made available to the Company or the Company Representatives and W by Parent. All Contracts referred to in this Section 5.16 of the Parent Disclosure Schedule are valid, binding and in full force and effect and are enforceable by Parent in accordance with their terms. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, none of Parent, any Parent Subsidiary nor, to the knowledge of Parent, any other party thereto, is or is alleged to be in violation of or in default in respect of, nor has there occurred any event or condition which (with or without notice or lapse of time or both) would constitute a violation of or default under, any such Contract. Except as set forth in Section 5.16 of the Parent Disclosure Schedule, none of the counterparties to any such Contracts has given notice of termination of, or is seeking to amend, any such Contract.

          Section 5.17. Environmental Matters. Except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and except as disclosed in the Parent Current SEC Reports:

          (i) except as set forth in Section 5.17(a)(i) of the Parent Disclosure Schedule, no notice, notification, demand, lien, request for information, citation, summons, complaint or order has been received by Parent or any Parent Subsidiary, and no penalty has been assessed and no action, claim, suit, or proceeding or review is pending or, to the knowledge of Parent, is threatened by any governmental entity or other Person against or directed at (as the case may be) the Parent or any Parent Subsidiary, and relating to or arising under any Environmental Law;

          (ii) except as set forth in Section 5.17(a)(ii) of the Parent Disclosure Schedule, to the knowledge of Parent, no investigation is threatened or pending by any governmental entity or any Person with respect to Parent or the Parent Subsidiaries which relates to or arises under any Environmental Law;

          (iii) except as set forth in Section 5.17(a)(iii) of the Parent Disclosure Schedule, there are no liabilities of Parent or any Parent Subsidiary under any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would be reasonably expected to result in any such liability;

          (iv) Parent and the Parent Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained and are in compliance with all applicable Environmental Permits and have timely filed all applications and renewals for all applicable Environmental Permits; such Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

          (v) neither Parent nor any Parent Subsidiary has arranged, by contract, agreement or otherwise, for the treatment, storage or disposal of Hazardous Substances; and

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

          (vi) no Hazardous Substance has been Released by Parent or any Parent Subsidiary at any property now or previously owned, operated or leased by Parent or any Parent Subsidiary.

          (b) Prior to the date hereof, Parent has made available to the Company or the Company Representatives or W copies of all environmental assessments, reports and audits (and other documents that the Company or the Company Representatives or W has requested for review) in its possession or under its control and that relate to Parent's or any Parent Subsidiary's compliance with Environmental Laws, or the environmental condition of any real property that Parent or any Parent Subsidiary has owned, operated, or leased. To the knowledge of Parent, any such documents are accurate and complete.

          (c) Neither Parent nor any Parent Subsidiary owns, leases or operates any real property, in New Jersey or Connecticut.

          Section 5.18.  Intellectual Property. Parent has identified in Section
5.18 of the Parent Disclosure Schedule, as of the date hereof, all material common law trademarks and service marks, all registered trademarks and service marks and registered trade names as well as all trademarks, service marks or trade names for which applications for registration have been filed, all registered copyrights, all issued patents and patent applications that are owned by Parent and the Parent Subsidiaries, all domain names that are owned by Parent and the Parent Subsidiaries, all material software used by Parent and the Parent Subsidiaries, and all software licenses granted in connection with such material software to Parent and the Parent Subsidiaries (other than, with respect to such software and such software licenses, off-the-shelf commercial or shrinkwrap software and excluding all software or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (such as the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License
(SCSL), the Sun Industry Standards License (SISL) and the Apache License)). Parent and the Parent Subsidiaries have not distributed to any third party any internally developed software that includes any such "open source software." Except as set forth in Section 5.18 of the Parent Disclosure Schedule or as disclosed in the Parent Current SEC Reports, (a) Parent and the Parent Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (b) the Intellectual Property Rights owned by Parent and the Parent Subsidiaries are free from Material Liens, and, (c) to the knowledge of Parent, the Intellectual Property Rights of Parent and the Parent Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others and are not being infringed upon by any third party, in each case to the extent that, if sustained, such conflict or infringement, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. All material software used by Parent and the Parent Subsidiaries has been (i) licensed to Parent and the Parent Subsidiaries, as applicable, (ii) developed by employees of Parent or the Parent Subsidiaries within the scope of their employment, or (iii) developed by a third party and assigned to Parent or the Parent Subsidiaries so that, in the case of clause (iii), Parent or the Parent Subsidiaries are now the exclusive owner of such software. To the knowledge of Parent, Parent and the Parent

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

Subsidiaries have not disclosed, as of the date hereof, to any third party material confidential information of Parent and the Parent Subsidiaries except pursuant to a Contract that governs the use or disclosure of confidential information of Parent and the Parent Subsidiaries. Parent and the Parent Subsidiaries comply in all material respects with the privacy policy published on Parent's website. To the knowledge of Parent, no claims or controversies have arisen regarding its privacy policy or the implementation thereof.

          Section 5.19. Real Property. (a) Section 5.19(a) of the Parent Disclosure Schedule contains, as of the date hereof, a brief description of (i) each parcel of real property owned by Parent or a Parent Subsidiary (the "Parent Owned Real Property") and (ii) each option held by Parent or a Parent Subsidiary to acquire any real property. Section 5.19(a) of the Parent Disclosure Schedule sets forth, as of the date hereof, a list of each lease or similar agreement under which Parent or a Parent Subsidiary is lessee of, or holds or operates, any real property owned by any third Person, except those which are terminable by Parent or such Parent Subsidiary without penalty on 30 days' or less notice or which provide for annual lease payments of less than $112,500 (the "Parent Leased Real Property").

          (b) Except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect or as set forth in Section 5.19(b) of the Parent Disclosure
Schedule:

          (i) the Parent Owned Real Property is in conformance with all deed restrictions and other covenants and conditions recorded or running with the land. The current use and operation of the Parent Owned Real Property is in conformity with the certificate(s) of occupancy issued for such Parent Owned Real Property. All the buildings, structures, equipment and other tangible assets of Parent and the Parent Subsidiaries located on the Parent Owned Real Property are in good condition and repair and are sufficient to support the conduct of their business by Parent and the Parent Subsidiaries after the Effective Time. No portion of the Parent Owned Real Property is situated within an area designated (or to be designated) as a "flood plain" or "flood hazard zone" by any governmental body nor is it subject to a predictable flow of floodwaters or within the boundaries of any proposed floodway program. All streets adjacent to or abutting the Parent Owned Real Property have been dedicated as "public streets" and have been accepted by the governmental body possessing jurisdictions thereover;

          (ii) neither the whole nor any part of any of the Parent Owned Real Property or any Parent Leased Real Property is subject to any pending suit for condemnation or other taking by any governmental body, and, to the knowledge of Parent, no such condemnation or other taking is threatened; and

          (iii) Parent and the Parent Subsidiaries have all conduits, leases, fee interests, licenses, rights of way, authorizations, permits (including permits for highway, railroad and waterway crossings and any necessary permits or authorizations such as environmental permits) and/or other agreements or rights necessary for (i) the granting of the IRUs previously granted to their customers, (ii) the installation, use and access to the fibers and any related property that are the subject of the IRUs granted to their customers and (iii) the ownership, possession and use of their network.

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

          Section 5.20. Title to Property. Except as set forth in Section 5.20 of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries have good, valid and marketable title to each item of Parent Owned Real Property and material owned personal property and a valid leasehold interest in each item of Parent Leased Real Property and material leased personal property, in each case, free and clear of all Material Liens.

          Section 5.21. Finders' Fees. Except for Morgan Stanley & Co. Incorporated and BNY Capital Markets, Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any Parent Subsidiary who is or might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the Transactions.

          Section 5.22. Opinion of Parent Financial Advisor. Parent has received the opinion of each of Morgan Stanley & Co. Incorporated and BNY Capital Markets, Inc., dated the date of this Agreement, copies of which opinions have been made available to the Company.

          Section 5.23. Merger Co. Merger Co. is a direct, wholly owned subsidiary of Parent. Merger Co. was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

          Section 5.24. PUHCA. Parent, together with its affiliates (as defined in section 2(a)(11)(B) of PUHCA (15 U.S.C. Section 79b(a)(11)(B))), is engaged exclusively in the business of providing telecommunications services, information services, other services or products subject to the jurisdiction of the FCC or products or services that are related or incidental to the provision of any of the foregoing products or services, within the meaning of Section 34(a)(1) of PUHCA (15 U.S.C. Section 79z-5c(a)(1)) and the rules and regulations thereunder.

          Section 5.25. Investment Company Act. Neither Parent nor any Parent Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

          Section 5.26. Offering of Parent Series B Preferred Stock. Neither Parent nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Parent under circumstances which would require, under the Securities Act, the integration of such offering with the offering of the Parent Transaction Securities) which might subject the offering, issuance or sale of the Parent Transaction Securities to the registration requirements of Section 5 of the Securities Act.

          Section 5.27. Agreements with Affiliates. Section 5.27 of the Parent Disclosure Schedule sets forth a true and correct list, as of the date hereof, of each contract, commitment, agreement or understanding between Parent or any Parent Subsidiary, on the one hand, and any Affiliate of Parent or any Parent Subsidiary (other than any such Affiliate that is a Parent Subsidiary, a WCAS Securityholder or any Affiliate of a WCAS Securityholder), on the other hand. All such agreements, amendments, waivers and relinquishments were entered into by Parent or a Parent Subsidiary, as applicable, on arms' length terms and in the ordinary course of business.

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

          Section 5.28. Tax Treatment. Neither Parent nor any Parent Subsidiary has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

          Section 5.29. Call Termination. (a) Parent and the Parent Subsidiaries have been and are currently in compliance with all representations, warranties and covenants set forth in any third party agreements with respect to the call termination obligations and activities of Parent and the Parent Subsidiaries, except for any noncompliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) Except where the failure to report or to calculate the PIU and PLU, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, with respect to any third party used by Parent or the Parent Subsidiaries to terminate telecommunications traffic, to the knowledge of Parent, Parent and the Parent Subsidiaries have been and are properly reporting the PIU and PLU with respect to the calls terminated through such third party, and that the PIU and PLU have been and are calculated properly in accordance with applicable FCC and state regulatory policies and regulations, and in accordance with the tariffs, where applicable, and the applicable representations, warranties and covenants set forth in the agreements with such third party.

          (c) With respect to any third party used by Parent or the Parent Subsidiaries to terminate telecommunications traffic, to the knowledge of Parent, Parent and the Parent Subsidiaries have been and are accurately providing applicable call data for each call transferred to such third party where such call data is known, or, where such call data is not known, such calls are being identified for purposes of calculating the PIU and PLU in accordance with applicable FCC and state regulatory policy and regulations, and in accordance with the tariffs, where applicable, and the applicable representations, warranties and covenants set forth in any agreements with such third party, except where the failure to do so, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (d) With respect to any call transferred by a carrier to Parent or any of the Parent Subsidiaries with or without any call data, Parent and the Parent Subsidiaries have no knowledge that the actual classification (whether Interstate, Intrastate IntraLATA, Local or otherwise) of such call is or was different than Parent or such Parent Subsidiary (or any third party engaged by Parent or such Parent Subsidiary to terminate such call) has been or is reporting it to be, and Parent and the Parent Subsidiaries have not entered into any agreement, understanding or arrangement with any carrier with the knowledge or suspicion by Parent that a call is to be intentionally misidentified or under which the call data is to be intentionally removed from the call by the carrier, or any other carrier interconnecting with the carrier or Parent, except where such misclassification, misidentification or and/or removal, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (e) To the knowledge of Parent, except for requests from customers (including both users and carriers) of Parent's or any Parent Subsidiary's services for call detail records to verify Parent's or any Parent Subsidiary's bill or as set forth in Section 5.29 of the Parent Disclosure Schedule, there have not been and are no outstanding demands or requests for or complaints to a regulator requesting an accounting or an investigation arising out of, related to or resulting from the PIU and/or PLU classification or from the origination, transport, delivery, and/or termination of telecommunications traffic (including the use of enhanced extended links), and neither Parent nor any Parent Subsidiary has received notice of any regulatory investigation or accounting or written notice from any customer requesting a regulatory investigation or accounting, except where such demands, complaints or requests have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                                   ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES OF W

          Each WCAS Securityholder represents and warrants, severally and not jointly (except with respect to the representation and warranty in Section 6.08, which is made jointly and severally), to Parent as of the date hereof and as of the Effective Time that:

          Section 6.01. Existence and Power. Such WCAS Securityholder (other than any WCAS Securityholder that is a natural person) is a limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all partnership or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. Such WCAS Securityholder (other than any WCAS Securityholder that is a natural person) is duly qualified to do business as a foreign partnership or limited liability company and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, has not and would not reasonably be expected to have a material adverse effect on such WCAS Securityholder or such WCAS Securityholder's ability to perform its obligations under any Transaction Agreement to which it is a party.

          Section 6.02. Authorization. Such WCAS Securityholder (other than any WCAS Securityholder that is a natural person) has all necessary partnership or limited liability company power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by such WCAS Securityholder (other than any WCAS Securityholder that is a natural person) of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by such WCAS Securityholder (other than any WCAS Securityholder that is a natural person) of the Transactions are within such WCAS Securityholder's powers and have been duly and validly authorized by all necessary partnership or limited liability company action. This Agreement has been duly and validly executed and delivered by such WCAS Securityholder and the other Transaction Agreements to which such WCAS Securityholder is a party will have been duly and validly executed and delivered by such WCAS Securityholder prior to the Effective Time. Assuming this Agreement constitutes and the other Transaction Agreements to which such WCAS Securityholder is a party when executed prior to the Effective Time will constitute legal, valid and binding agreements of the other parties hereto and thereto, this Agreement constitutes a legal, valid and binding agreement of such WCAS Securityholder and each of the other

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Transaction Agreements to which such WCAS Securityholder is a party when executed and delivered prior to the Effective Time will constitute a legal, valid and binding agreement of such WCAS Securityholder, in each case enforceable against such WCAS Securityholder in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          Section 6.03. Governmental Authorization. The execution, delivery and performance by such WCAS Securityholder of this Agreement and the other Transaction Agreements to which it is a party and the consummation of the Transactions do not and will not require any action by or in respect of, consent or approval of, or filing with, any governmental body, agency, official or authority other than (a) the filing of articles of merger in accordance with North Carolina Law, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any applicable state "blue sky" laws, (d) as disclosed in
Section 4.03 of the Company Disclosure Schedule, (e) as may be necessary as a result of any facts or circumstances relating solely to the Company, Parent or Merger Co. and (f) other filings, notifications and consents that are immaterial to the consummation of the Transactions.

          Section 6.04. Non-contravention. The execution, delivery and performance by such WCAS Securityholder of this Agreement and the other Transaction Agreements to which it is a party and the consummation by such WCAS Securityholder of the Transactions do not and will not (a) if such WCAS Securityholder is not a natural person, contravene or conflict with the organizational documents of such WCAS Securityholder, (b) assuming compliance with the matters referred to in Section 6.03, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, writ, injunction, order or decree of any court or governmental authority binding upon or applicable to such WCAS Securityholder or any of its properties or assets, or (c) contravene or constitute a default under any provision of any agreement, contract or other instrument binding upon such WCAS Securityholder or any of its properties or assets.

          Section 6.05. Parent Transaction Securities To Be Held For Investment. (a) Such WCAS Securityholder is aware that no Parent Transaction Securities to be received by such WCAS Securityholder in the Transactions are registered under the Securities Act or under any state securities laws. Such WCAS Securityholder is acquiring the Parent Transaction Securities to be received by it in the Transactions for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

          (b) Such WCAS Securityholder is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Parent Transaction Securities. Such WCAS Securityholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Parent Transaction Securities and is capable of bearing the economic risks of such investment. Such WCAS Securityholder understands that its investment in the Parent Transaction Securities involves a significant degree of risk.

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          (c)   Such WCAS Securityholder and its advisers have been furnished with all materials relating to the business, finances and operations of Parent and the Parent Subsidiaries and materials relating to the issuance of the Parent Transaction Securities which have been requested by such WCAS Securityholder or its respective advisers. Such WCAS Securityholder and its advisers have been afforded the opportunity to ask questions of Parent's management concerning Parent and the Parent Subsidiaries and the Parent Transaction Securities. Such WCAS Securityholder has been provided with copies of, and has carefully reviewed, the Parent SEC Reports. Such WCAS Securityholder understands that no governmental entity has passed upon or made any recommendation or endorsement of the Parent Transaction Securities.

          (d) Each WCAS Securityholder understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Parent Transaction Securities has not been and will not be registered under the Securities Act or any applicable state securities laws, and the Parent Transaction Securities may not be sold, distributed or otherwise transferred unless (a) the Parent Transaction Securities are sold, distributed or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, (b) W or such other stockholder shall have delivered to Parent an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Parent Transaction Securities to be sold, distributed or transferred may be sold, distributed or transferred pursuant to an exemption from such registration, or (c) the Parent Transaction Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of the Parent Transaction Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of the Parent Transaction Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act; and (iii) neither Parent nor any other Person is under any obligation to register the Parent Transaction Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

          (e) If such WCAS Securityholder is not a natural person, the principal offices of such WCAS Securityholder and the offices of such WCAS Securityholder in which it made its decision to acquire the Parent Transaction Securities are located in the State of New York, and if such WCAS Securityholder is a natural person, such WCAS Securityholder's principal residence and the place in which such natural person made the decision to acquire the Parent Transaction Securities is located in the jurisdiction set forth opposite the name of such WCAS Securityholder in Annex I hereto.

          Section 6.06. Ultimate Parent Entity. Welsh, Carson, Anderson & Stowe VIII, L.P. is the only "ultimate parent entity" (as determined in accordance with the HSR Act and the rules promulgated thereunder) of the Company and will be the only "ultimate parent entity" of the Company at, and at all times prior to, the Effective Time.

          Section 6.07. Investment Company Act. Such WCAS Securityholder is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

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          Section 6.08.  Sufficient Funds. The WCAS Securityholders collectively have commitments for sufficient funds to pay in immediately available funds the purchase price, in the aggregate amount of $45,000,000, of the shares of Parent Series B Preferred Stock to be purchased by the WCAS Securityholders in (a) the Parent Series B Sale and (b) any Section 8.21 Transaction.

                                   ARTICLE 7

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 7.01. Conduct of the Company. From the date hereof until the Closing, the Company and the Subsidiaries shall conduct their business in the ordinary course consistent with past practice in compliance with all applicable laws and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing and except as expressly contemplated by this Agreement or the other Transaction Agreements, as may result from the consummation of the Transactions, as set forth in Section 7.01 of the Company Disclosure Schedule, or as otherwise consented to in writing by Parent (except if such consent would be inconsistent with applicable law), such consent not to be unreasonably withheld with respect to the granting of IRUs in fiber and/or conduit by the Company or the Subsidiaries, the Company shall not and shall cause the Subsidiaries not to:

          (a) adopt or propose any change in its articles of incorporation, bylaws or other organizational documents;

          (b) issue, deliver, sell, pledge or transfer or authorize or propose the issuance, delivery, sale, pledge or transfer of any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, options or other rights to acquire, any such shares or enter into any agreement with respect to the foregoing other than (i) the issuance of Company Common Stock upon exercise of stock options or warrants, or conversion of Preferred Stock, outstanding on the date hereof in accordance with their present terms, (ii) as required by Contracts in effect as of the date of this Agreement that are listed in Section 4.05 of the Company Disclosure Schedule and
(iii) the issuance of capital stock of the Company as a dividend in respect of Preferred Stock outstanding on the date hereof in accordance with its present terms;

          (c) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (ii) sell, lease or otherwise dispose of a Subsidiary or (iii) sell, lease or otherwise dispose of an amount of assets or securities, including IRUs, for an amount in excess of $100,000 (or, with respect to switch software upgrades for purposes of compliance with the Communication Assistance for Law Enforcement Act, $1,000,000), except for transactions in the ordinary course consistent with past practice;

          (d)   merge or consolidate with any other Person;

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          (e)   make any investment, whether by purchase of stock or securities, contributions to capital or any property transfer (other than investments in cash or cash equivalents with a maturity of less than 90 days or investments in wholly-owned Subsidiaries made, in each case, in the ordinary course of business consistent with past practice), or purchase for an amount in excess of $100,000 (or, with respect to switch software upgrades for purposes of compliance with the Communication Assistance for Law Enforcement Act, $1,000,000), any property or assets of any other individual or entity, except for inventory purchased for resale in the ordinary course of business consistent with past practice;

          (f) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of the Subsidiaries or any of their respective Affiliates or successors thereto or that by its terms could, after the Effective Time, limit or restrict Parent or the Company or any of their respective Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area;

          (g) other than in the ordinary course of business consistent with past practice, waive, release or relinquish any material right;

          (h) other than in the ordinary course of business consistent with past practice, modify or change in any material respect any existing material license, lease, contract, or other agreement;

          (i) enter into any agreements involving aggregate expenditures or receipts of more than $100,000 individually or $500,000 in the aggregate (or, with respect to (i) any Cost of Services Contract, $1,000,000 and (ii) switch software upgrades for purposes of compliance with the Communication Assistance for Law Enforcement Act, $1,000,000), other than any agreements in the ordinary course of business consistent with past practice, including but not limited to installation fees and customer premise equipment, in each case, associated with new customers and in the ordinary course of business consistent with past practice;

          (j) create, incur or assume, or execute any new guarantee of, any Indebtedness in excess of $100,000 in the aggregate (other than indebtedness for borrowed money owing to W or any of its Affiliates) or prepay any Indebtedness;

          (k) other than pursuant to arrangements existing on the date hereof, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for obligations of any other person (other than any Subsidiary) in an amount in excess of $100,000;

          (l) make any loans or advances other than (i) loans or advances to wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice and (ii) routine salary, travel and expense advances to Company Employees in the ordinary course of business consistent with past practice;

          (m) (i) engage in any transaction, or enter into any contract, agreement or arrangement (other than this Agreement, the Transactions and the incurrence of indebtedness for borrowed money owing to W or any of its Affiliates and transactions pursuant to any such contract, agreement or arrangement entered into on or prior to the date hereof), with any

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Affiliate, (ii) engage in any transaction, or enter into any contract, agreement or arrangement, with any portfolio company of W that is not on arm's length terms and in the ordinary course of business, or (iii) amend, waive or relinquish any rights relating to any such transaction, contract, agreement or arrangement referred to in clause (i) or (ii) that will remain outstanding after the Closing in accordance with Section 8.05;

          (n) authorize any new capital expenditures which, individually, are greater than $100,000 or, in the aggregate, would cause total capital expenditures for year ending December 31, 2003 to exceed $500,000 (or, with respect to switch software upgrades for purposes of compliance with the Communication Assistance for Law Enforcement Act, $1,000,000), other than any capital expenditures in the ordinary course of business consistent with past practice;

          (o) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than (i) cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock which is owned directly or indirectly by the Company or (ii) the issuance of Company Common Stock upon exercise of stock options or warrants, or conversion of Preferred Stock, outstanding on the date hereof in accordance with their present terms; or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of the Subsidiaries;

          (p) (i) increase the compensation or fringe benefits of any Company Employee (except for (x) increases in salary or wages in the ordinary course of business consistent with past practice, (y) the payment of accrued or earned but unpaid bonuses and (z) stay bonuses or similar retention payments in an amount not to exceed $10,000 with respect to any individual payment and $100,000 in the aggregate with respect to all such payments), (ii) grant any severance or termination pay to any Company Employee, (iii) loan or advance any money or other property to any Company Employee (other than routine salary, travel and expense advances to Company Employees in the ordinary course of business and consistent with past practice), (iv) establish, adopt, enter into, amend or terminate any Company Plan, collective bargaining or labor agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement (other than as may be required by the terms of an existing Company Plan or collective bargaining agreement, or as may be required by applicable law or in order to qualify under Sections 401 and 501 of the Code), or (v) grant any equity or equity-based awards, other than in the cases of clauses (i) through (v) pursuant to commitments of the Company or any Subsidiary existing on the date hereof required by contracts set forth in Section 4.08(k) or Section 4.12 of the Company Disclosure Schedule;

          (q) pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the consolidated financial statements of the Company referred to in Section 4.07 or liabilities incurred in the ordinary course of business;

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          (r)   make or change any tax election or settle or compromise any income tax liability;

          (s) other than in the ordinary course of business consistent with past practice, change any method of accounting, accounting policy or accounting practice, except for any such change required by reason of a concurrent change in GAAP as concurred with by the Company's independent auditors;

          (t) fail to maintain insurance coverage at presently existing levels;

          (u) make any repayments of principal to W or its Affiliates in respect of any Indebtedness owed to W or its Affiliates or any payment of interest accrued in respect of such Indebtedness;

          (v)   agree or commit to do any of the foregoing; or

          (w) knowingly take or agree or commit to take any action that would make any representation and warranty of W or the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Closing, except for any representations or warranties that are made as of a specified date.

          Section 7.02. Conduct of Parent. From the date hereof until the Closing, Parent and the Parent Subsidiaries shall conduct their business in the ordinary course consistent with past practice in compliance with all applicable laws and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing and except as expressly contemplated by this Agreement or the other Transaction Agreements, as may result from the consummation of the Transactions, as set forth in Section 7.02 of the Parent Disclosure Schedule, or as otherwise consented to in writing by the Company and W (except if such consent would be inconsistent with applicable law), such consent not to be unreasonably withheld with respect to the granting of IRUs in fiber and/or conduit by Parent or the Parent Subsidiaries, Parent shall not and shall cause the Parent Subsidiaries not to:

          (a) adopt or propose any change in its certificate of incorporation, bylaws or other organizational documents;

          (b) issue, deliver, sell, pledge or transfer or authorize or propose the issuance, delivery, sale, pledge or transfer of any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, options or other rights to acquire, any such shares or any other ownership interest in Parent or enter into any agreement with respect to the foregoing, in each case, if such issuance, delivery, sale or authorization would require Parent stockholder approval other than the issuance of Parent Common Shares or warrants upon or in connection with exercise or conversion of stock options, restricted stock units, warrants or preferred stock outstanding on the date hereof in accordance with their present terms;

          (c) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or sell, lease or

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otherwise dispose of a Parent Subsidiary or an amount of assets or securities, in each case, if such acquisition, sale, lease or disposition would require Parent stockholder approval;

          (d)   merge or consolidate with any Person;

          (e) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends in shares of Parent Series A Preferred Stock on outstanding shares of the Parent Series A Preferred Stock and cash dividends and distributions by a wholly-owned subsidiary of Parent to Parent or to a subsidiary all of the capital stock of which is owned directly or indirectly by Parent, or, other than consistent with its past practice of acquiring Parent Common Shares to meet its obligation to reserve and issue Parent Common Shares under any stock option or compensation plan or arrangement of Parent, redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of the Parent Subsidiaries;

          (f) other than in the ordinary course of business consistent with past practice, change any method of accounting, accounting policy or accounting practice, except for any such change required by reason of a concurrent change in GAAP as concurred with by Parent's independent auditors;

          (g)   agree or commit to do any of the foregoing; or

          (h) knowingly take or agree or commit to take any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Closing, except for any representations and warranties that are made as of a specified date.

          Section 7.03. Tax-free Reorganization. Prior to the Effective Time, Parent and the Parent Subsidiaries and the Company and the Subsidiaries shall each use reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code, and shall not take any action reasonably likely to cause the Merger not to so qualify. Parent and the Parent Subsidiaries shall not take, or cause the Company to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a reorganization under the provisions of Section 368 of the Code.

                                   ARTICLE 8

                              ADDITIONAL AGREEMENTS

          Section 8.01. Government and Other Consents and Approvals; Private Placement Memorandum; Company Shareholder Meeting.

          (a) The Company, Parent and W shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are

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required to be obtained from parties to any material contracts, in connection with or as a result of the consummation of the Transactions and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          (b) The Company shall, as promptly as reasonably practicable following the date on which the PPM is finalized, (i) duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders or circulate a written consent to its shareholders, in either case for the purpose of obtaining a vote or consent of its shareholders with respect to adoption of this Agreement and approval of the transactions contemplated hereby, including the Merger, and (ii) use its reasonable best efforts to obtain the necessary approval with respect to adoption of this Agreement and approval of the transactions contemplated hereby, including the Merger. In connection with such shareholders' meeting or written consent, the Company shall comply with all disclosure and other obligations to its shareholders under the NBCA and any other applicable laws, including providing necessary notice to each shareholder of the Company in connection with such shareholders' dissenters' rights. The PPM and any notice, solicitation or similar disclosure circulated to the shareholders of the Company shall, subject to Section 8.03(b), include the recommendation of the Board of Directors of the Company that the shareholders of the Company vote in favor of adoption of this Agreement and approval of the transactions contemplated hereby, including the Merger, and the written opinion of the Special Committee's financial advisor referred to in Section 4.26 that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view to the holders of the Shares (other than W and its Affiliates). Notwithstanding the foregoing, nothing herein shall limit a party's right to terminate this Agreement pursuant to Section 11.01.

          (c) As promptly as practicable after the execution hereof, Parent and the Company shall prepare a Private Placement Memorandum in form and substance satisfactory to Parent, the Company and W (the "PPM"), which shall be sent to the Company's shareholders in connection with the adoption of this Agreement and approval of the Merger pursuant to the vote of the shareholders at such shareholders' meeting or such written consent, as applicable. Parent shall cooperate with the Company in connection with the distribution of the PPM to the Company's shareholders.

          Section 8.02.  Access to Information.

          (a) From the date hereof until the Closing, the Company shall (i) give Parent and its counsel, financial advisors, auditors and other authorized representatives (collectively, the "Parent Representatives") reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Parent and the Parent Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel and financial advisors to cooperate with Parent in its investigation of its business and the business of the Subsidiaries; provided that (x) any information provided to Parent or the Parent Representatives pursuant to this Section 8.02(a) shall be subject to the Company Confidentiality Agreement and (y) Parent shall inform the Parent Representatives receiving such information of the terms of the Confidentiality Agreements and shall be responsible for any breach by such Parent Representatives of the Confidentiality Agreements; and provided further that no investigation

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pursuant to this Section 8.02(a) shall affect any representation or warranty given by W or the Company hereunder. Any investigation pursuant to this Section 8.02(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and the Subsidiaries. Notwithstanding the foregoing, Parent shall not have access to personnel records of the Company and the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in the Company's good faith opinion is sensitive or the disclosure of which could subject the Company or any Subsidiary to risk of liability.

          (b) From the date hereof until the Closing, Parent shall (i) give the Company and its counsel, financial advisors, auditors and other authorized representatives other than W and W's authorized representatives (collectively, the "Company Representatives") and W and its counsel, financial advisors, auditors and other representatives (collectively, the "W Representatives") reasonable access during normal business hours to the offices, properties, books and records of Parent and the Parent Subsidiaries, (ii) furnish to the Company, the Company Representatives, W and the W Representatives such financial and operating data and other information as such Persons may reasonably request and
(iii) instruct its employees, counsel and financial advisors to cooperate with the Company, the Company Representatives, W and the W Representatives in their investigation of its business and the business of the Parent Subsidiaries; provided that (w) any information provided to the Company or the Company Representatives pursuant to this Section 8.02(b) shall be subject to the Company Confidentiality Agreement, (x) any information provided to W or the W Representatives pursuant to this Section 8.02(b) shall be subject to the W Confidentiality Agreement, (y) the Company shall inform the Company Representatives receiving such information of the terms of the Company Confidentiality Agreement and shall be responsible for any breach by such Company Representatives of the Company Confidentiality Agreement, and (z) W shall inform the W Representatives receiving such information of the terms of the W Confidentiality Agreement and shall be responsible for any breach by such W Representatives of the W Confidentiality Agreement; and provided further that no investigation pursuant to this Section 8.02(b) shall affect any representation or warranty given by Parent hereunder. Any investigation pursuant to this Section 8.02(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Parent and the Parent Subsidiaries. Notwithstanding the foregoing, none of the Company, the Company Representatives, W or the W Representatives shall have access to personnel records of Parent and the Parent Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in Parent's good faith opinion is sensitive or the disclosure of which could subject Parent or any Parent Subsidiary to risk of liability.

          Section 8.03. No Solicitations. (a) None of W, the Company or any of their respective Affiliates shall (whether directly or indirectly through Affiliates, directors, officers, employees, advisors, agents or other intermediaries), nor shall (directly or indirectly) any of W, the Company or any of their respective Affiliates authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to, (i) solicit, initiate or take any action to facilitate or encourage the submission of inquiries, proposals or offers from any Person (as defined below) (other than Parent) relating to any Company Acquisition Proposal, or agree to or endorse any Company Acquisition Proposal; (ii) enter into any agreement to (w) facilitate or further the consummation of, or consummate, any Company Acquisition Proposal,
(x) facilitate

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the making of any inquiry with respect to any Company Acquisition Proposal, (y)
approve or endorse any Company Acquisition Proposal or (z) in connection with any Company Acquisition Proposal, require it to abandon, terminate or fail to consummate the Merger or any of the other Transactions; (iii) enter into or participate in any discussions or negotiations in connection with any Company Acquisition Proposal or inquiry with respect to a Company Acquisition Proposal, or furnish to any Person any information with respect to its business, properties or assets in connection with any Company Acquisition Proposal or inquiry with respect to a Company Acquisition Proposal; or (iv) agree to resolve or take any of the actions prohibited by clause (i), (ii) or (iii) of this sentence. Each of W and the Company shall immediately cease, and cause their respective advisors, agents and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall demand the return or destruction of any information previously provided with respect to such activities, discussion, or negotiations. For purposes of this Section 8.03, the term "Person" means any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than Parent or any Parent Subsidiaries.

          "Company Acquisition Proposal" means any offer or proposal for a merger, reorganization, recapitalization, consolidation, share exchange, business combination or other similar transaction involving the Company or any of the Subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 20% of the voting power of the Company or more than 20% of the assets of the Company and the Subsidiaries taken as a whole, other than the Merger contemplated by this Agreement.

          (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any Person that has made an unsolicited bona fide Company Acquisition Proposal not resulting from or arising out of a breach of Section 8.03(a), (ii) furnish to such Person nonpublic information relating to the Company or any of the Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Company Confidentiality Agreement (a copy of which shall be provided for informational purposes only to Parent not later than the notice required pursuant to Section 8.03(c) or, if executed after such notice, as promptly as practicable after execution) and/or
(iii) if prior to the Company shareholder meeting or the taking of the written consent referred to in Section 8.01(b), withdraw or modify or change in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger and recommend a Superior Proposal; provided that the Board of Directors of the Company shall be permitted to take an action described in any of the foregoing clauses (i), (ii) or (iii) if, and only if, prior to taking such particular action, the Board of Directors of the Company has determined in good faith by a majority vote that (x) such Company Acquisition Proposal would result in, or would reasonably be expected to result in, a Superior Proposal, in the case of any of the foregoing clauses (i) and (ii), or constitutes a Superior Proposal, in the case of the foregoing clause (iii), and (y) the Board of Directors of the Company (after considering the advice of outside legal counsel) is required to take such particular action to comply with its fiduciary duties under applicable law.

          "Superior Proposal" means any unsolicited bona fide Company Acquisition Proposal to acquire all or substantially all of the outstanding Shares or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, on terms that the Board of

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Directors of the Company determines in its good faith judgment (after consultation with an independent nationally recognized financial advisor, taking into account all the terms and conditions of the Company Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to the Company's shareholders than this Agreement and the Merger, taken as a whole, and that is reasonably capable of being completed (including with respect to the need for and ability of such third party to obtain any external financing). Reference to "this Agreement" and "the Merger" in this paragraph shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that are agreed to by Parent after it receives written notice from the Company pursuant to Section 8.03(c) of the existence of, the identity of the Person making, and the terms and conditions of, any Company Acquisition Proposal.

          (c) The Company shall notify Parent promptly (but in any event within 24 hours) after receipt or occurrence of (i) any Company Acquisition Proposal, (ii) any request for information with respect to any Company Acquisition Proposal, (iii) any inquiry, proposal, discussions or negotiation with respect to any Company Acquisition Proposal, and (iv) the material terms and conditions of any such Company Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation and the identity of the Person making any such Company Acquisition Proposal, request for information, inquiry or proposal or with whom discussions or negotiations are taking place. In addition, the Company shall promptly (but in any event within 24 hours) after the receipt thereof, provide to Parent copies of any written documentation material to understanding such Company Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation ("Other Acquisition Documentation") which is received by the Company from the Person (or from any representatives or agents of such Person) making such Company Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall keep Parent fully informed of the status and details (including any amendments or proposed amendments) of any such Company Acquisition Proposal or request for information and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the material details of all discussions or negotiations with respect to any such Company Acquisition Proposal, request for information, inquiry or proposal and shall provide to Parent within one Business Day after receipt thereof all copies of any additional Other Acquisition Documentation received by the Company from the Person (or from any representatives or agents of such Person) making such Company Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Company Acquisition Proposal that was not previously provided to Parent. The Board of Directors of the Company shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Company Acquisition Proposal.

          Section 8.04.  Notices of Certain Events.

          (a)   W and the Company shall promptly notify Parent of:

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          (i)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (ii) any notice or other material communication from any governmental or regulatory agency or authority in connection with the Transactions; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of the knowledge of W and the Company threatened against, relating to or involving or otherwise affecting W, the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.10 or which relate to the consummation of the Transactions.

          (b)   Parent shall promptly notify the Company and W of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (ii) any notice or other material communication from any governmental or regulatory agency or authority in connection with the Transactions; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Parent or any of the Parent Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.11 or which relate to the consummation of the Transactions.

          Section 8.05. Affiliate Transactions. Subject to Section 8.09, immediately prior to the Closing, W, the Company and each of their respective Affiliates agree that, other than the Contracts listed in Section 8.05 of the Company Disclosure Schedule, all Contracts (including, for the avoidance of doubt, all notes, bonds and other instruments evidencing Indebtedness of any kind) between W or any of its Affiliates, on the one hand, and the Company or any of the Subsidiaries, on the other hand, shall be terminated or settled (without any post-Closing payments by Parent, any Parent Subsidiary, the Company or any Subsidiary or resulting obligations or liabilities of Parent, any Parent Subsidiary, the Company or any Subsidiary), as the case may be, and be of no further force or effect, notwithstanding any terms thereof to the contrary.

          Section 8.06.  Agreement to Vote; Proxy; Transfer Restrictions.

          (a) Voting. W hereby agrees that prior to the Effective Time, unless this Agreement is terminated pursuant to Section 11.01, at any meeting of the shareholders of the Company, however called (including the Company shareholder meeting, if any, called pursuant to Section 8.01(b)), or in connection with any written consent of the shareholders of the Company, W shall vote (or cause to be voted) the Shares held of record or beneficially by it (i) to ensure the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, by the holders of Shares; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of W or the Company under this Agreement; and (iii) except as specifically requested

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in writing by Parent in advance and except as otherwise specified in clause (i)
above, against the following actions (other than this Agreement, the Merger and the other Transactions): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of the Subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or any of the Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of the Subsidiaries; or (3)(a) any change in the majority of the board of directors of the Company, except to the extent that following such change designees of W comprise a majority of the board of directors of the Company or (b) any other action which, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the other Transactions or the contemplated economic benefits of any of the foregoing. W shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clause
(i), (ii) or (iii) of the preceding sentence. In addition, W hereby agrees not to seek to exercise any dissenter's rights with respect to its Shares in connection with this Agreement, the Merger and the other Transactions and waives any such rights that it may have under the NCBCA or otherwise.

          (b) PROXY. W HEREBY GRANTS TO, AND APPOINTS, PARENT AND EACH OF LARRY F. WILLIAMS, DOUGLAS A. SHUMATE AND J. THOMAS MULLIS OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, W'S IRREVOCABLE (UNTIL THE DATE THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 11.01) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES IN THE MANNER, AND WITH RESPECT TO THE MATTERS, REFERRED TO IN SECTION 8.06(a). W INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY W WITH RESPECT TO W'S SHARES.

          (c) Except in accordance with the terms of this Agreement, W hereby covenants and agrees that from the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 11.01, W shall not, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company with respect to, or enter into any contract, option or other arrangement or understanding with respect to or consent to, the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of W's Shares or any interest therein; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) intentionally take any action that would make any representation or warranty of W contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling W from performing its obligations under this Agreement.

          Section 8.07.  Reasonable Best Efforts.

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          (a)   Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the Parent Series B Sale as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or governmental entity in order to consummate the Merger or any of the other Transactions and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings, and authorizations. Without limiting the foregoing, each party and its Board of Directors shall use their reasonable best efforts to (x) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other Transactions and (y) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the other Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. In furtherance and not in limitation of the foregoing, if required by the HSR Act or other Regulatory Law, each of Parent, W and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other application or notice required by Regulatory Law with respect to the Transactions as promptly as practicable after the date hereof and shall supply as promptly as practicable any additional information and documentary materials that may be requested pursuant to the HSR Act as soon as possible and shall timely file any other documents, or timely make any appearances, required by Regulatory Law and shall use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law. Nothing in this Section 8.07 shall require any of Parent and the Parent Subsidiaries or the Company and the Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of any assets of Parent and the Parent Subsidiaries or the Company and the Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a governmental entity or any other Person or for any other reason.

          (b) Each of Parent, W and the Company shall, in connection with the efforts referenced in Section 8.07(a) to obtain all requisite material approvals and authorizations for the Transactions under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other parties of any material communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, and (iii) permit the other parties to review any communication given by it to, and consult with each other in advance of any meeting or

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conference with, the DOJ, the FTC or any such other governmental entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable governmental entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (c) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 8.07(a) and 8.07(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any Transaction as violative of any Regulatory Law, each of Parent, W and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 8.07 shall limit a party's rights to terminate this Agreement pursuant to Section 11.01.

          (d) If any objections are asserted with respect to the Transactions under any Regulatory Law or if any suit is instituted by any governmental entity or any private party challenging any of the Transactions as violative of any Regulatory Law, each of Parent, W and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such governmental entity or private party may have to such Transactions under such Regulatory Law so as to permit consummation of the Transactions.

          (e) Nothing in this Section 8.07 shall require Parent or any Parent Subsidiary to agree to any material modification of any material provision of the Parent Credit Agreement or any security agreement related to the Parent Credit Agreement; provided that a material modification shall not be deemed to include (i) the payment by Parent or any Parent Subsidiary of a customary consent or waiver fee under the Parent Credit Agreement or (ii) the amendment of any terms and conditions in the Parent Credit Agreement or of any security agreement related to the Parent Credit Agreement that are consistent in all material respects with the commitment letter attached hereto as Exhibit I.

          (f) Nothing in this Section 8.07 shall require W, the Company or any Subsidiary to agree to any material modification of any material provision of the Company Credit Agreement (such modification to be reflected in the new Company credit agreement to be entered into upon termination of the Company Credit Agreement as referred to in Section 9.01(g)) or any security agreement related to the Company Credit Agreement; provided that a material modification shall not be deemed to include (i) the payment by the Company or any Subsidiary of a customary consent or waiver fee under the Company Credit Agreement or (ii) the amendment of any terms and conditions of the new Company credit agreement to be entered into after termination of the Company Credit Agreement as referred to in Section 9.01(g) or of any

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security agreement related to such new Company credit agreement that are consistent in all material respects with the commitment letter attached hereto as Exhibit J.

          Section 8.08. Public Announcements. On or prior to Closing, no party hereto shall make any press release, public statement or public announcement with respect to this Agreement, the other Transaction Agreements or the Transactions without the prior written consent of (i) Parent if such press release, public statement or announcement is made by W or the Company, (ii) Welsh, Carson, Anderson & Stowe VIII, L.P., if the press release or public statement or announcement is made by Parent, and (iii) the Company if the press release or public statement or announcement is made by Parent; provided, however, that each party hereto may make any press release, public statement or public announcement which such party determines, after consultation with its outside legal counsel, is required by applicable law or any listing agreement with any national securities exchange or The NASDAQ Stock Market, Inc., in which case, the party desiring to make such disclosure or announcement shall use its reasonable best efforts to consult with the other parties hereto prior to making such disclosure or announcement. Following the Closing, Parent and the Surviving Corporation, on the one hand, and W, on the other hand, shall consult with each other prior to making any press release, public statement or public announcement with respect to this Agreement, the other Transaction Agreements or the Transactions, provided that any such press release, public statement or public announcement made by Parent or the Surviving Corporation that includes the name of any WCAS Securityholder shall require the prior consent of Welsh, Carson, Anderson & Stowe VIII, L.P. (provided that if such press release, public statement or public announcement is required by applicable law or any listing agreement with any national securities exchange or The NASDAQ Stock Market, Inc., Parent or the Surviving Corporation, as applicable, shall not be obligated to obtain Welsh, Carson, Anderson & Stowe VIII, L.P.'s prior consent but shall use its reasonable best efforts to consult with Welsh, Carson, Anderson & Stowe VIII, L.P. prior to making such disclosure or announcement). Nothing in this
Section 8.08 shall limit the ability of W or the Company, consistent with their respective obligations under the Confidentiality Agreements, to communicate with its partners, investors or shareholders (A) as required by applicable law, (B) in the ordinary course of business or (C) in connection with the approval and consummation of the Transactions.

          Section 8.09.  Certain Indebtedness.

          (a)   At the Closing, (i) each WCAS Securityholder listed on Schedule
8.09 shall (x) surrender to the Company all promissory notes (other than the Post-July 31 Notes and the Transaction Expenses Notes) representing the Indebtedness of the Company and the Subsidiaries owing to such WCAS Securityholder and (y) deliver to the Company all releases, instruments or other documentation reasonably satisfactory to Parent evidencing the release of any and all Liens securing such Indebtedness, and (ii) Parent shall, in full satisfaction of such Indebtedness and release of Liens, deliver to each WCAS Securityholder listed on Schedule 8.09 registered in the name of such WCAS Securityholder (x) stock certificates representing the number of Parent Common Shares set forth opposite the name of each WCAS Securityholder on Schedule 8.09 (the "Satisfaction Shares") and (y) Warrants exercisable for the number of Parent Common Shares set forth opposite the name of each WCAS Securityholder on
Schedule 8.09.

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          (b)   If the Closing occurs after July 31, 2003, any cash
contributions or other funding of the Company and the Subsidiaries by W and its Affiliates (other than for purposes of paying Transaction Expenses) shall be effected pursuant to the issuance of promissory notes (the "Post-July 31 Notes") by the Company and the Subsidiaries to W and its Affiliates. The Post-July 31 Notes shall represent Indebtedness of the Company and the Subsidiaries incurred after July 31, 2003 owing to W and its Affiliates and shall not provide for any cash payments in respect of any principal or interest accrued thereon other than subsequent to the termination of this Agreement in accordance with Article 11.

          (c) Any cash contributions or other funding of the Company and the Subsidiaries by W and its Affiliates for purposes of paying Transaction Expenses shall be (or, in the case of any such cash contribution or other funding prior to the date hereof, have been) effected pursuant to the issuance of promissory notes (the "Transaction Expenses Notes") by the Company and the Subsidiaries to W and its Affiliates. Such Transaction Expenses Notes shall not provide for any cash payments in respect of any principal or interest accrued thereon other than subsequent to the termination of this Agreement in accordance with Article 11.

          Section 8.10. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. Each of the parties hereto shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Agreements and to make effective the Transactions.

          Section 8.11. Confidentiality. The Confidentiality Agreement dated November 26, 2002 between the Company and Parent (the "Company Confidentiality Agreement") and the Confidentiality Agreement dated November 26, 2002 between W and Parent (the "WCAS Confidentiality Agreement" and, together with the Company Confidentiality Agreement, the "Confidentiality Agreements") shall continue in full force and effect prior to the Effective Time and after any termination of this Agreement. Notwithstanding anything in the Confidentiality Agreements or the Transaction Agreements to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure shall be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

          Section 8.12. Obligations of Merger Co. Parent shall take all action necessary to cause Merger Co. to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

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          Section 8.13.  Enter into Transaction Agreements. Each party hereto shall enter into the Transaction Agreements to which this Agreement contemplates it will become a party at or prior to the Closing.

          Section 8.14. Director and Officer Liability. (a) For six years after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation hereby agrees that it shall, indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by North Carolina Law or any other applicable laws and as provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and in such amount that are no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall only be required to comply with this covenant if it is able to procure such insurance policy for an aggregate amount that does not exceed $900,000; provided further, that if the cost of such insurance policy exceeds such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.14.

          (d) The rights of each Indemnified Person under this Section 8.14 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or the equivalent organizational documents of any of the Subsidiaries, or under North Carolina Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of the Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party and the heirs and representatives of such Indemnified Party.

          Section 8.15. Employee Benefits. Subject to Section 2.05, following the Effective Time, Parent shall, or shall cause the Surviving Corporation to,
(i) honor all obligations under employment, severance, change of control or similar agreements of the Company in accordance with the terms thereof and (ii) pay all benefits accrued through the Effective Time under employee benefit plans, programs, policies and arrangements of the Company in accordance with the terms thereof. In furtherance and not in limitation of the foregoing, Parent agrees to provide, or cause the Surviving Corporation to provide, employees of the Company and

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the Subsidiaries as of the Closing who are employees of Parent or any Parent
Subsidiary (including the Surviving Corporation and any subsidiary thereof) on the date that is six months following the Closing Date (the "Continuing Employees") with employee benefits that are no less favorable in the aggregate than the employee benefits provided to similarly situated employees of Parent or the Parent Subsidiaries, and such Continuing Employees shall be given credit for all purposes (other than benefit accrual under any defined benefit pension plan) under the terms of employee benefit plans, policies, programs and arrangements of Parent in which such Continuing Employees participate for all prior service with the Company and the Subsidiaries to the same extent such service was recognized under similar plans at the Company or the Subsidiaries. Without limiting the generality of the foregoing, Parent and the Parent Subsidiaries shall honor all vacation, personal and sick days accrued by Continuing Employees during the calendar year in which the Effective Time occurs (but not any days accrued in any period prior to such calendar year) under the plans, policies, programs and arrangements of the Company and the Subsidiaries in effect immediately prior to the Effective Time. In addition to the foregoing, for a period of six months following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide severance and termination benefits to each individual who is an employee of the Company and the Subsidiaries immediately prior to the Effective Time, which are no less favorable than the severance and termination benefits such employee was entitled to receive under the plans and arrangements of the Company and the Subsidiaries in effect as of the date of this Agreement as described in Section 8.15 of the Company Disclosure Schedule. Furthermore, with respect to medical benefits provided to Continuing Employees at or after the Effective Time under Parent's medical benefit plans, Parent agrees that it shall, or it shall cause the Parent Subsidiaries to, waive waiting periods and pre-existing condition requirements under such plans (to the extent that such waiting periods and conditions would not have applied under the terms of the similar medical benefit plan of the Company), and will give Continuing Employees credit for any co-payments and deductibles actually paid by such employees under the medical plans of the Company and the Subsidiaries during the calendar year in which the Continuing Employees first begin participation in the medical plan(s) of Parent or the Parent Subsidiaries. Nothing in this Section 8.15 shall limit the Parent or the Surviving Corporation's right to terminate the employment of any employee of the Company or any of the Subsidiaries (including any Continued Employees) at any time.

          Section 8.16. Certificate of Designations. Prior to the Closing, (i) the Board of Directors of Parent shall approve and adopt the certificate of designations of the Parent Series B Preferred Stock substantially in the form attached hereto as Exhibit K (the "Series B Certificate of Designations") authorizing the Parent Series B Preferred Stock, and (ii) Parent shall cause such Series B Certificate of Designations to be filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware.

          Section 8.17. Stockholders Meeting. No later than 30 days following the Effective Time, Parent shall file with the SEC preliminary proxy materials to be mailed to its stockholders in connection with an annual meeting of its stockholders. As soon as reasonably practicable after Parent shall have the right under SEC regulations to mail definitive proxy materials for such annual meeting, Parent shall duly call, give notice of, convene and hold such annual meeting. At such meeting, Parent shall present to its stockholders for adoption, and the Board of Directors of Parent shall recommend the adoption of, the Restated Certificate of Incorporation in substantially the form attached as Exhibit G hereto. Following such adoption,

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Parent shall immediately file such Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware.

          Section 8.18. Reservation of Parent Common Shares. For so long as any shares of the Parent Series B Preferred Stock or Warrants are outstanding, Parent at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Parent Series B Preferred Stock and exercise of the Warrants, the number of Parent Common Shares from time to time issuable upon conversion of all of the Parent Series B Preferred Stock and exercise of all of the Warrants at the time outstanding.

          Section 8.19. Incentive Plans. W shall cause the Company to terminate each equity incentive plan (other than the Long-Term Incentive Plan) maintained by the Company or any Subsidiary for the benefit of employees and directors of the Company or any Subsidiary and all rights of all persons under or related to such plans. The Company shall obtain all consents and approvals necessary for such terminations and shall not pay any consideration to obtain such consents.

          Section 8.20. Portfolio Company Actions. Notwithstanding any provision of this Agreement to the contrary, (i) each WCAS Securityholder agrees that it shall use its reasonable best efforts not to (and shall use its reasonable best efforts to cause its Affiliates not to) direct, encourage or facilitate the taking of any action by any portfolio company of such WCAS Securityholder or Affiliate of such WCAS Securityholder to the extent that such action would be prohibited by the terms of this Agreement if taken directly by such WCAS Securityholder, and (ii) no provision of this Agreement shall bind any portfolio company of any WCAS Securityholder and, except as provided in clause
(i) above, no WCAS Securityholder shall be liable for any action taken by any such portfolio company.

          Section 8.21. Sale of Additional Shares of Parent Series B Preferred Stock. (a) Upon the terms and subject to the conditions set forth in this
Section 8.21, pursuant to a Drawdown Notice delivered during the Commitment Period, in addition to the shares of Parent Series B Preferred Stock sold by Parent to the WCAS Securityholders pursuant to Article 2, and provided that the Drawdown Conditions have then been satisfied, Parent may, at its option, sell from time to time to the WCAS Securityholders, and the WCAS Securityholders shall be required to purchase from Parent for cash, up to a number of shares of Parent Series B Preferred Stock equal to the Specified Sale Amount for a purchase price per share equal to the Face Amount.

          (b)   Drawdowns.

          (i)   Upon the terms and subject to the conditions set forth in
     Section 8.21(c), on any Business Day during the Commitment Period on which the Drawdown Conditions have been satisfied or waived by the WCAS Securityholders, Parent may effect a Drawdown by the delivery of a Drawdown Notice to the WCAS Securityholders; provided that, subject to the terms of this Section 8.21, Parent may effect a Drawdown on any Business Day after expiration of the Commitment Period up to the nineteen-month anniversary of the Closing Date, so long as the Drawdown Notice was delivered by Parent to the WCAS Securityholders prior to the expiration of the Commitment Period;

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          (ii)  The aggregate number of shares of Parent Series B Preferred
     Stock subject to each Drawdown, as specified in the corresponding Drawdown Notice, shall not be less than the Minimum Drawdown Amount.

          (iii) The aggregate number of shares of Parent Series B Preferred Stock subject to each Drawdown, as specified in the corresponding Drawdown Notice, shall not exceed (A) the Specified Sale Amount, minus (B) the aggregate number of shares of Parent Series B Preferred Stock previously issued and sold pursuant to Drawdowns.

          (c)   Drawdown Closings.

          (i) Each closing of a Drawdown (a "Drawdown Closing") shall take place at the principal executive offices of Parent at 10:00 a.m. on the fifteenth day following the receipt by the WCAS Securityholders of a Drawdown Notice (or (x) if such day is not a Business Day, on the next succeeding Business Day and (y) if the conditions specified in Section 8.21(c)(ii)(B)-(D) are not satisfied on such date, on the first Business Day on which such conditions are satisfied), or at such other place, time or date as shall be mutually agreed upon by Parent and the WCAS Securityholders; provided that (without the consent of the WCAS Securityholders) Parent may specify in such Drawdown Notice that the applicable Drawdown Closing shall take place on any Business Day following such fifteenth day through and including the first Business Day of the first quarterly period commencing after expiration of the quarterly period in which such fifteenth day occurs; provided, further, that if a Drawdown Closing takes place on the first Business Day of such subsequent quarterly period, and such Business Day is not the first day of such quarterly period, Parent may elect to treat the Drawdown Shares issued at such Drawdown Closing as having been issued on the first day of such quarterly period. Notwithstanding the first sentence of this Section 8.21(c)(i), no Drawdown Closing shall be effected after the date that is the nineteen-month anniversary of the Closing Date. The date of each Drawdown Closing is referred to herein as a "Drawdown Closing Date." Unless mutually agreed by Parent and the WCAS Securityholders, no Drawdown Closing Date shall take place earlier than the 30th day after a prior Drawdown Closing Date.

          (ii) Each Drawdown Closing shall only be held if (A) Parent shall have represented and warranted (in a certificate signed by the President or any Vice President of Parent), as of the Drawdown Closing Date, to each WCAS Securityholder purchasing shares of Parent Series B Preferred Stock in such Drawdown that such shares have been duly authorized and validly issued and are fully paid and nonassessable, free and clear of all Liens other than as set forth in the Governance Agreement and the issuance thereof is not subject to any preemptive or other similar right, (B) such Drawdown would not otherwise violate or cause the violation of, any applicable law, statute, ordinance rule or regulation, (C) any applicable waiting period under the HSR Act has expired or been terminated, and (D) no material judgment, order, writ, injunction, ruling or decree of any governmental entity shall have been enacted, entered into, or enforced by any governmental entity which prohibits delivery of the shares of Parent Series B Preferred Stock; provided, however, that each of the WCAS Securityholders and Parent shall use their reasonable best efforts to (x) promptly make and process all necessary filings and applications and obtain all consents, approvals, orders, authorizations, registrations and

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     declarations or expiration or termination of any required waiting periods and to comply with all applicable laws and (y) have any such judgments, orders, writs, injunctions, rulings or decrees vacated or reversed. In the event that a Drawdown Closing is delayed pursuant to clause (B), (C) or (D) above, Parent shall not be obligated to issue any shares of Parent Series B Preferred Stock, and, subject to Section 8.21(c)(i), such Drawdown Closing shall take place on the fifteenth day (or if such day is not a Business Day, on the first Business Day following such fifteenth day) following the satisfaction of the condition specified in clause (B), (C) or (D), as the case may be.

          (d) Deliveries. At each Drawdown Closing, Parent shall deliver to each WCAS Securityholder a stock certificate in definitive form registered in the name of such WCAS Securityholder representing the shares of Parent Series B Preferred Stock being purchased by such WCAS Securityholder at such Drawdown Closing. Delivery of such stock certificates shall be made against receipt by Parent of the purchase price payable therefor, which shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent to the WCAS Securityholders at least three Business Days prior to the applicable Drawdown Closing Date.

          (e) Use of Proceeds. Parent shall use the proceeds from each Drawdown for, and only for, Permitted Expenditures.

          Section 8.22. Parent Stock Incentive Plan. Parent agrees that, in connection with the Transactions, Parent's Stock Incentive Plan shall continue, and all options previously granted under Parent's Stock Incentive Plan shall be deemed to be assumed for purposes of Section 17(c) of Parent's Stock Incentive Plan.

          Section 8.23. No Recourse. Notwithstanding any provision in this Agreement, each of the WCAS Securityholders hereby irrevocably waives any and all claims and right to recourse against the Company or the Surviving Corporation, or any of their respective officers, directors and employees, with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions, covenants or agreements, given or made by the Company in this Agreement, any other Transaction Agreement or any other agreements and documents executed or to be executed in order to consummate the Transactions. No WCAS Securityholder shall be entitled to contribution from, subrogation to or recovery against the Company or the Surviving Corporation with respect to any liability of any WCAS Securityholder that may arise under or pursuant to this Agreement, any other Transaction Agreement or any other agreements or documents executed or to be executed by the Parties hereto in connection therewith.

          Section 8.24. WCAS Consent. Each of the WCAS Securityholders hereby consents to (and waives any right to notice or approval of) the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, under or pursuant to the promissory notes and note purchase agreements set forth in Section 8.24 of the Company Disclosure Schedule.

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                                   ARTICLE 9

                            CONDITIONS TO THE CLOSING

          Section 9.01. Conditions to the Obligations of Each Party. The obligations of the parties to consummate the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

          (a) any applicable waiting period under the HSR Act relating to the Closing shall have expired or been terminated;

          (b) this Agreement and the plan of merger set forth herein shall have been adopted by the Company's shareholders in accordance with North Carolina Law;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or restrain the consummation of the Closing; provided, however, that W, the Company and Parent shall each use their respective reasonable best efforts to have any such judgment, order, decree or injunction vacated;

          (d) there shall not be instituted or pending any action or proceeding by any government or governmental authority or agency, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Closing or seeking to obtain material damages or otherwise directly or indirectly relating to the Transactions, (ii) seeking to restrain or prohibit the ownership or operation by Parent or the Parent Subsidiaries (or by the Company or the Subsidiaries) of all or any material portion of the business, properties or assets of the Company and the Subsidiaries, taken as a whole, or of Parent and the Parent Subsidiaries, taken as a whole, or to compel Parent or any of the Parent Subsidiaries to dispose of or hold separate all or any material portion of the business, properties or assets of the Company and the Subsidiaries, taken as a whole, or of Parent and Parent Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Parent or any of the Parent Subsidiaries to effectively control the business or operations of the Company and the Subsidiaries, taken as a whole, or the ability of Parent or any of the Parent Subsidiaries effectively to exercise full rights of ownership of any shares of the Company or any of the Subsidiaries on all matters properly presented to the Company's shareholders, or (iv) seeking to require divestiture by Parent or any of the Parent Subsidiaries of any shares of capital stock of the Company, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation proposed, adopted or enacted, that is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

          (e) all consents, approvals and licenses of any governmental or other regulatory body set forth in Section 9.01(e) of the Company Disclosure Schedule and Section 9.01(e) of the Parent Disclosure Schedule shall have been obtained and shall be considered final and effective, notwithstanding the availability of administrative procedures to reconsider, revise or review the granting of any such consent or approval or the issuances of any such license;

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          (f)   any consent, approval, agreement or other action required under the agreements, contracts or other instruments listed on Section 9.01(f) of the Company Disclosure Schedule and Section 9.01(f) of the Parent Disclosure Schedule shall have been received by the Company or Parent, as the case may be, and no such consent, approval, agreement or other action shall have been revoked;

          (g) the Parent Credit Agreement shall have been amended and restated and shall have terms substantially as provided in the commitment letter attached hereto as Exhibit I, (ii) the Company Credit Agreement shall have been terminated and replaced by a new credit agreement having terms substantially consistent with those provided in the commitment letter attached hereto as Exhibit J, and (iii) the Parent Credit Agreement as so amended and restated and such new credit agreement replacing the Company Credit Agreement shall permit the consummation of the Transactions as contemplated by the Transaction Agreements and shall not impair the ability of any Person to perform its obligations, or impair the ability of any Person (other than Parent and the Parent Subsidiaries) to exercise any of its rights, under the Transaction Agreements, the Warrants, the Series B Certificate of Designations, the Restated Certificate of Incorporation attached hereto as Exhibit G or the Amended and Restated Bylaws attached hereto as Exhibit H;

          (h)   the holders of the Parent Series A Preferred Stock listed on
Section 9.01(h) of the Parent Disclosure Schedule shall have executed and delivered to Parent an amendment to their registration rights agreements with Parent in substantially the form attached hereto as Exhibit L; and

          (i) the certificate of designations of the Parent Series A Preferred Stock shall have been duly amended to be in substantially in the form attached as Exhibit M hereto, and such amended certificate of designations shall be in full force and effect.

          Section 9.02. Conditions to the Obligations of Parent and Merger Co. The obligations of Parent and Merger Co. to consummate the Transactions are subject to the satisfaction or waiver by Parent at or prior to the Closing of the following further conditions:

          (a) (i) each of the Company and W shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of the Company and W contained in this Agreement and in any certificate or other writing delivered by the Company or W pursuant hereto (x) that are qualified by materiality, material adverse effect or Material Adverse Effect shall be true and correct at and as of the Closing as if made at and as of such time, and (y) that are not qualified by materiality, material adverse effect or Material Adverse Effect shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except in each case in respect of representations made as of a specified date, which shall be required to be true and correct or true and correct in all material respects, as the case may be, as of such specified date), and (iii) Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company with respect to the Company's obligations, representations and warranties to the foregoing effect and a certificate signed on behalf of W by WCAS VIII Associates, LLC, the General Partner of Welsh,

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Carson, Anderson & Stowe VIII, L.P., with respect to W's obligations, representations and warranties to the foregoing effect;

          (b) (i) the Company and the Subsidiaries shall not have Indebtedness in the aggregate in excess of $112,500,000 immediately prior to the Effective Time, provided that, solely for purposes of this Section 9.02(b), the definition of "Indebtedness" shall be modified to (x) delete the phrase "or with respect to deposit or advances of any kind" in clause (a) of such definition, (y) delete clause (c) of such definition, and (z) exclude any Indebtedness of the Company or its Subsidiaries owing to any WCAS Securityholder that will be terminated, cancelled, surrendered or eliminated at the Closing pursuant to Section 8.09, and (ii) Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company with respect to the Indebtedness of the Company and the Subsidiaries to the foregoing effect;

          (c) W shall have executed and delivered the Governance Agreement to Parent;

          (d) W shall have executed and delivered the Registration Rights Agreement to Parent;

          (e) (i) the Company and the Subsidiaries shall have an aggregate amount of Working Capital as of the close of business on the Business Day immediately preceding the Closing Date equal to or greater than the sum of (x) negative $6,000,000 plus (y) the amount (which shall, in any case, be a positive number) if any, by which any liability set forth on the Working Capital Worksheet relating to the matter involving Qwest Communications Corp. has been reduced or paid using the proceeds of Transaction Expenses Notes, and (ii) Parent shall have received the Revised Working Capital Worksheet and a certificate signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company with respect to the amount of Working Capital of the Company and the Subsidiaries to the foregoing effect; and

          (f) each of Parent and Merger Co shall have received all documents reasonably requested by it relating to the existence of the Company and each WCAS Securityholder (other than any WCAS Securityholder that is a natural person), and the corporate or other authority for the Company's and each WCAS Securityholder's entering into this Agreement and the other Transaction Agreements, all in form and substance reasonably satisfactory to it.

          (g) No more than 35 of the holders of Shares entitled to receive Merger Consideration (other than cash for a fractional share) shall not be an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

          Section 9.03. Condition to the Obligation of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver by the Company at or prior to the Closing of the following further condition:

          (a) Each of Parent and Merger Co. shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (b) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto (i) that are qualified by materiality, material

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adverse effect or Parent Material Adverse Effect shall be true and correct at and as of the Closing as if made at and as of such time and (ii) that are not qualified by materiality or Parent Material Adverse Effect shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except in each case in respect of representations made as of a specified date which shall be required to be true and correct or true and correct in all material respects, as the case may be, as of such specified date), and (c) the Company shall have received a certificate signed by the President or any Vice President of Parent to the foregoing effect.

          Section 9.04. Conditions to the Obligations of the WCAS Securityholders. The obligation of each WCAS Securityholder to consummate the Closing is subject to the satisfaction or waiver by such WCAS Securityholder at or prior to the Closing of the following further conditions:

          (a) (i) each of Parent and Merger Co. shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto (x) that are qualified by materiality or Parent Material Adverse Effect shall be true and correct at and as of the Closing as if made at and as of such time and (y) that are not qualified by materiality or Parent Material Adverse Effect shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except in each case in respect of representations made as of a specified date which shall be required to be true and correct or true and correct in all material respects, as the case may be, as of such specified date), and (iii) the WCAS Securityholders shall have received a certificate signed by the President or any Vice President of Parent to the foregoing effect;

          (b) Parent and the Warrant Agent shall each have executed and delivered the Warrant Agreement, and Parent shall have duly issued, executed and delivered the Warrants pursuant to Section 8.09;

          (c)   the Satisfaction Shares shall have been duly issued pursuant to
Section 8.09;

          (d) each party to the Governance Agreement other than the WCAS Securityholders shall have executed and delivered to such WCAS Securityholder the Governance Agreement;

          (e) each party to the Registration Rights Agreement other than the WCAS Securityholders shall have executed and delivered to such WCAS Securityholder the Registration Rights Agreement;

          (f) the Series B Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware, such WCAS Securityholder shall have received evidence of such filing and the Series B Certificate of Designations shall be in full force and effect;

          (g) Parent shall have duly amended its bylaws to be in substantially the form of the Amended and Restated Bylaws attached hereto as Exhibit H, such WCAS Securityholder

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shall have received evidence of such amendment and such Amended and Restated
Bylaws shall be in full force and effect;

          (h) the warrant agreement dated as of October 29, 2002 between Parent and the warrant agent thereunder shall have been duly amended to be in substantially the form attached as Exhibit N hereto, such WCAS Securityholder shall have received evidence of such amendment and such amended warrant agreement shall be in full force and effect;

          (i) such WCAS Securityholder shall have received legal opinions, dated the Closing Date, of counsel to Parent, substantially in the forms attached hereto as Exhibit O and Exhibit P; and

          (j) such WCAS Securityholder shall have received all documents reasonably requested by it relating to the existence of Parent and the corporate authority for Parent's entering into this Agreement and the other Transaction Agreements, all in form and substance reasonably satisfactory to it.

                                   ARTICLE 10

                                 INDEMNIFICATION

          Section 10.01. General Indemnification.

          (a) Subject to Sections 10.02 and 10.03, from and after the Closing, W hereby agrees to indemnify, defend and hold harmless Parent and its Affiliates (other than W and its Affiliates), and each of their respective directors, officers, employees and agents (collectively, the "Parent Indemnified Parties") from and against any and all losses, expenses (including attorneys' fees and expenses), damages, liabilities, fines, penalties, judgments, actions, claims and costs (collectively, "Losses") incurred or suffered by the Parent Indemnified Parties arising out of, based upon or resulting from (i) any breach of any representation or warranty contained in or referred to in Article 4 or 6 or in any schedule or exhibit or in the certificate delivered by or on behalf of W and the Company pursuant to Section 9.02(a), in each case, without regard for any exception for materiality, material adverse effect or Material Adverse Effect contained therein (except that any exception for materiality, material adverse effect or Material Adverse Effect contained in the representations and warranties set forth in Sections 4.08(a), 4.09(d), 4.12(b)(iii), 4.16(p), 4.17(b), 4.22 and 4.23 and the certificate delivered pursuant to Section 9.02(a)(iii) shall not be disregarded for purposes of this Section 10.01(a)(i)), and (ii) any breach by W or the Company of, or any failure of W or the Company to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement.

          (b) Subject to Sections 10.02 and 10.03, from and after the Closing, Parent hereby agrees to indemnify, defend and hold harmless each WCAS Securityholder and its Affiliates, and each of their respective directors, officers, partners, employees and agents (collectively, the "W Indemnified Parties") from and against any and all Losses incurred or suffered by the W Indemnified Parties arising out of, based upon or resulting from (i) any breach of any representation or warranty contained in or referred to in Article 5 or in any schedule or

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exhibit or in any certificate delivered by or on behalf of Parent pursuant to
Section 9.03(c) or 8.21(c), in each case, without regard for any exception for materiality, material adverse effect or Parent Material Adverse Effect contained therein (except that any exception for materiality, material adverse effect or Parent Material Adverse Effect contained in the representations and warranties set forth in Sections 5.09(a), 5.10(d), 5.13(b)(iii), 5.18(b) and 5.20 and the certificates delivered pursuant to Section 9.03(c) and 9.04(a)(iii) shall not be disregarded for purposes of this Section 10.01(b)(i)), and (ii) any breach by Parent or Merger Co. of, or any failure of Parent or Merger Co. to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement.

          (c) In the event that a Person entitled to indemnification under this Article 10 (the "Indemnified Party") shall incur or suffer any Losses in respect of which indemnification may be sought under this Article 10 against the Person required to provide indemnification under this Article 10 (the "Indemnifying Party"), the Indemnified Party shall assert a claim for indemnification by providing a written notice (the "Notice of Loss") to the Indemnifying Party stating the nature and basis of such Notice of Loss. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss. Notwithstanding the foregoing, any failure to provide the Indemnifying Party with a Notice of Loss, or any failure to provide a Notice of Loss in a timely manner as aforesaid, shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party under this Section
10.01 except to the extent that the Indemnifying Party's ability to defend such claim is materially prejudiced by the Indemnified Party's failure to give such Notice of Loss. If the Notice of Loss relates to a Third Party Claim, then the procedures set forth in Section 10.01(d) shall be applicable. If the Notice of Loss does not relate to a Third Party Claim, then the Indemnifying Party shall have 30 days from the date of receipt of such Notice of Loss to object to any of the subject matter and any of the amounts of the Losses set forth in the Notice of Loss, as the case may be, by delivering written notice of objection thereof to the Indemnified Party. If the Indemnifying Party fails to send a notice of objection to the Notice of Loss within such 30 day period, then the Indemnifying Party shall be deemed to have agreed to the Notice of Loss and shall be obligated to pay to the Indemnified Party the portion of the amount specified in the Notice of Loss to which the Indemnifying Party has not objected. If the Indemnifying Party sends a timely notice of objection, then the Indemnifying Party and the Indemnified Party shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification. If the Indemnifying Party and the Indemnified Party do not settle such dispute within 30 days after the Indemnified Party's receipt of the Indemnifying Party's notice of objection, then each of the Indemnifying Party and the Indemnified Party shall be entitled to seek enforcement of their respective rights under this Article 10.

          (d) Promptly after receipt by an Indemnified Party of notice of the assertion of any claim or the commencement of any action, suit or proceeding by a third Person (a "Third Party Claim") in respect of which the Indemnified Party will seek indemnification hereunder, the Indemnified Party shall so notify in writing the Indemnifying Party, but any failure so to notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under this Section 10.01 except to the extent that the Indemnifying Party's ability to defend the Third Party Claim is materially prejudiced by the Indemnified Party's failure to give such notice. In no event shall the Indemnified Party admit any liability with respect thereto or settle,

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compromise, pay or discharge such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. With respect to any such claim as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the right to assume the defense (at the Indemnifying Party's expense) of any such claim through counsel of the Indemnifying Party's own choosing by so notifying the Indemnified Party within 30 days of the receipt by the Indemnifying Party of such notice from the Indemnified Party; provided, however, that any such counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it at the Indemnifying Party's expense if the Indemnified Party has been advised by its counsel that there are one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party or that there is otherwise a potential conflict between the interests of the Indemnified Party and the Indemnifying Party, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. The parties each agree to render to the other party such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim, which assistance shall include, to the extent reasonably requested by a party, the retention, and the provision to such party, of records and information reasonably relevant to such Third Party Claim, and making employees of the other party available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Indemnifying Party may not settle or otherwise dispose of any Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld unless such settlement includes only the payment of monetary damages (which are fully paid by the Indemnifying Party), does not impose any injunction or equitable relief upon the Indemnified Party, does not require any admission or acknowledgment of liability or fault of the Indemnified Party and contains an unconditional release of the Indemnified Party in respect of such claim. None of the Indemnified Party or any of its Affiliates may settle or otherwise dispose of any Third Party Claim for which the Indemnifying Party may have a liability under this Agreement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (e) With respect to any claim as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, after written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any costs or fees subsequently incurred by such Indemnified Party in connection with the defense thereof except if the Indemnified Party has the right to employ counsel to represent it at the Indemnifying Party's expense as set forth in Section 10.01(d). If the Indemnifying Party does not assume control of the defense of such Third Party Claim within 30 days after the Indemnifying Party's receipt of the notice required pursuant to Section 10.01(d), then the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party.

          Section 10.02. Survival. The rights of the Parent Indemnified Parties to assert a claim

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under Section 10.01(a)(i), and the rights of the W Indemnified Parties to assert a claim under Section 10.01(b)(i), shall survive the Closing Date for a period (the "Survival Period") beginning at the Closing Date and ending on the fifteen-month anniversary of the Closing Date, and thereafter shall terminate and expire, except with respect to liabilities for any item as to which, prior to the expiration of the Survival Period, a Parent Indemnified Party or a W Indemnified Party, as applicable, shall have asserted a claim in writing as required pursuant to the provisions of this Article 10, in which case the liability for such claim shall continue until such claim shall have been finally settled, decided or adjudicated.

          Section 10.03. Limitation on Liability.

          (a) Subject to Section 10.03(e), W shall not have any liability under Section 10.01(a) with respect to any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances, unless such item or items of Losses exceed $35,000 (the "De Minimis Amount") and W shall not have any liability under Section 10.01(a) until the aggregate Losses under
Section 10.01(a) (excluding any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances that do not exceed the De Minimis Amount) exceed an amount equal to $2,500,000 (the "Deductible Amount"), whereupon W shall be liable for indemnification for all Losses in excess of the Deductible Amount up to the Maximum Amount.

          (b) Subject to Section 10.03(e), the maximum monetary liability of W under Section 10.01(a) of this Agreement shall not exceed an amount equal to $15,000,000 (the "Maximum Amount").

          (c) Subject to Section 10.03(f), Parent shall not have any liability under Section 10.01(b) with respect to any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances, unless such item or items of Losses exceed the De Minimis Amount, and Parent shall not have any liability under Section 10.01(b) until the aggregate Losses under Section 10.01(b) (excluding any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances that do not exceed the De Minimis Amount) exceed an amount equal to the Deductible Amount, whereupon Parent shall be liable for indemnification for all Losses in excess of the Deductible Amount up to the Maximum Amount.

          (d) Subject to Section 10.03(f), the maximum monetary liability of Parent under Section 10.01(b) of this Agreement shall not exceed the Maximum Amount.

          (e)   The limitations on liability set forth in Section 10.03(a) or
(b) shall not apply with respect to (i) any breach of a representation or warranty contained in or referred to in Article 4 or 6 or in any schedule or exhibit or in the certificate delivered by or on behalf of W or the Company pursuant to Section 9.02(a), or (ii) any breach by W or the Company of, or any failure of W or the Company to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement, in each case, in the event that any of the individuals listed in Section 10.03(e) of the Company Disclosure Schedule had actual knowledge of such breach or actual knowledge of conduct that could reasonably be expected to constitute a breach.

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          (f)   The limitations on liability set forth in Section 10.03(c) or
(d) shall not apply with respect to (i) any breach of a representation or warranty contained in or referred to in Article 5 or in any schedule or exhibit or in any certificate delivered by or on behalf of Parent pursuant to Section 9.03(a) or 8.21(c), or (ii) any breach by Parent of, or any failure of Parent to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement, in each case, in the event that any of the individuals listed in Section 10.03(f) of the Parent Disclosure Schedule had actual knowledge of such breach or actual knowledge of conduct that could reasonably be expected to constitute a breach.

          (g) No Indemnifying Party shall be obligated under this Agreement to indemnify any Indemnified Person for any lost profits or consequential, incidental or punitive damages suffered or incurred by any Indemnified Party, except to the extent any such damages are recovered against such Indemnified Party in connection with a Third Party Claim.

          Section 10.04. Computation of Losses. Notwithstanding anything in this Agreement to the contrary, the amount of any Losses otherwise payable to an Indemnified Party shall be reduced by the amount of net insurance proceeds actually received by such Indemnified Party as compensation for the damage or Losses caused by the act, or omission, fact or circumstance giving rise to the Losses.

          Section 10.05. Payment. (a) Any payment by W under this Article 10 shall be made, at the option of W, in cash or by surrendering up to 6,984,500 Parent Common Shares to Parent, which shall be valued at their Fair Market Value as of the date of payment; provided that in no event shall any election by W to satisfy an indemnification obligation in cash in lieu of surrendering Parent Common Shares obligate W to make any cash payment in excess of the Fair Market Value of the Parent Common Shares that W would otherwise have surrendered had W not made such election (provided that no such election by W shall limit in any way its obligation to surrender shares of Parent Series B Preferred Stock (or cash in lieu thereof) in accordance with this Article 10). If W makes any payment under this Article 10, in whole or in part, by surrendering the entire 6,984,500 Parent Common Shares, and the aggregate Fair Market Value of the 6,984,500 Parent Common Shares on the date of payment is insufficient to satisfy W's indemnification obligations under this Article 10, any additional payment by W under this Article 10 shall be made, at W's option, in cash or by surrendering shares of Parent Series B Preferred Stock to Parent, which shares shall be valued at the Face Amount of such shares plus any Accumulated Dividends and Current Period Dividends (as such terms are defined in the Series B Certificate of Designations) with respect to such shares accrued to, and not including, the payment date and unpaid as of the payment date (such Face Amount plus such dividends, the "Series B Indemnification Value"); provided that in no event shall any election by W to satisfy an indemnification obligation in cash in lieu of surrendering Parent Series B Preferred Stock obligate W to make any cash payment in excess of the Series B Indemnification Value of the shares of Parent Series B Preferred Stock that W would otherwise have surrendered (for purposes of this proviso, any shares of Parent Series B Preferred Stock that have been previously redeemed by Parent pursuant to the terms of the Parent Series B Preferred Stock shall not be deemed to represent shares of Series B Preferred Stock that W would otherwise have surrendered) had W not made such election (provided that no such election by W shall limit in any way its obligations to make indemnity payments in the amounts required under this Article 10). W hereby agrees that it shall either (i) retain ownership of a sufficient number of Parent

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Common Shares and shares of Parent Series B Preferred Stock to satisfy any indemnification obligations it may have under this Article 10 until the fifteen-month anniversary of the Closing Date or, in the event that a claim under Section 10.01(a) is pending at such time, until the resolution of such claim, or (ii) prior to disposing of any Parent Common Shares or any shares of Parent Series B Preferred Stock (other than pursuant to a redemption of any shares of Parent Series B Preferred Stock pursuant to the terms thereof), provide a written agreement to Parent that it will make all future payments under this Article 10 in cash to the extent of the Fair Market Value or Series B Indemnification Value, as applicable, of any such Parent Common Shares or shares of Parent Series B Preferred Stock that W has disposed of and that would have been subject to W's indemnification obligations under this Article 10 if such disposition had not occurred. W hereby represents and warrants that it has adequate resources, or the ability to call upon adequate resources, required to satisfy its indemnity obligations under this Article 10. In the event that any of Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners III, L.P. or WCAS Information Partners, L.P. liquidates, dissolves or otherwise terminates its existence, such WCAS Securityholder shall, prior to such liquidation, dissolution or termination, make adequate provision on terms reasonably satisfactory to Parent to ensure that its obligations under this Article 10 are or will be satisfied. Any reference to "6,984,500 Parent Common Shares" in this
Section 10.05 shall be deemed to mean 6,984,500 Parent Common Shares, as such number may be adjusted appropriately to account for any stock split, combination, recapitalization or similar event.

          (b) Any payment by Parent under this Article 10 shall be made, at the option of Parent, (i) in cash, (ii) by issuing Parent Common Shares to W, which shall be valued at their Fair Market Value as of the date of payment, or
(iii) by issuing shares of Parent Series B Preferred Stock to W on the terms and conditions set forth in the Series B Certificate of Designations, which shall be valued at the Face Amount of such shares. All payments by Parent under this
Article 10 shall be made to Welsh, Carson, Anderson & Stowe VIII, L.P. for the benefit of all WCAS Securityholders; provided however, that Parent shall be permitted to make payment to the W Indemnified Parties in cash under this
Section 10.05(b) only to the extent that the sum of (x) the aggregate amount of such cash plus (y) the total value of the Warrants received by W under Section
8.09 does not exceed 20% of the total value, as of the Closing Date, of the 6,984,500 Parent Common Shares and the Warrants received by W under Section
8.09. For purposes of the immediately preceding sentence, the total value of the 6,984,500 Parent Common Shares shall be the Fair Market Value of such 6,984,500 Parent Common Shares as of the Closing Date. In connection with any payment by Parent under this Article 10 that shall be made by issuing Parent Common Shares or shares of Parent Series B Preferred Stock, each of Parent and each WCAS Securityholder shall cooperate in good faith and use its reasonable best efforts to promptly make and process all necessary filings and applications and obtain all consents, approvals, orders, authorizations, registrations and declarations or expiration or termination of any required waiting periods and to comply with all applicable laws necessary for Parent to make such payment.

          Section 10.06. Exclusive Remedy. From and after Closing, indemnification pursuant to this Article 10 shall be the exclusive remedy of the parties hereto for any Loss or Losses arising out of or related to the transactions contemplated by this Agreement, except in the case of fraud or a willful breach of this Agreement (provided that (a) with respect to a willful breach of this Agreement by W or the Company, an individual listed in Section 10.03(e) of the

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Company Disclosure Schedule had actual knowledge of such breach), and (b) with respect to a willful breach of this Agreement by Parent, an individual listed in
Section 10.03(f) of the Parent Disclosure Schedule had actual knowledge of such breach).

                                   ARTICLE 11

                                   TERMINATION

          Section 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

          (a)   by mutual written consent of the parties hereto;

          (b) by any party, if the Closing has not occurred by November 30, 2003 (the "Termination Date"), provided that the party seeking to exercise such right is not then in material breach of any of its obligations under this Agreement;

          (c) by any party, if there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent, the Company or W from consummating the Transactions is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (d) by Parent, the Company or W, if the adoption of this Agreement and approval of the Merger by the shareholders of the Company, in accordance with the applicable provisions of North Carolina Law, shall not have been obtained at the time such adoption and approval are sought; provided that neither the Company nor W may terminate this Agreement pursuant to this Section 11.01(d) if the failure of the Company's shareholders to adopt this Agreement and approve the Merger results from any breach of this Agreement by the Company or W;

          (e) by Parent, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of W or the Company contained in this Agreement such that the conditions set forth in Sections 9.02(a) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 11.01(e) if Parent is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

          (f) by the Company or W, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Co. contained in this Agreement such that the conditions set forth in Section 9.03(a) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.01(f) if W or the Company is then

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in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

          (g) by the Company, if, prior to the Company shareholder meeting or the taking of the written consent referred to in Section 8.01(b), the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and financial advisors, in response to an unsolicited Company Acquisition Proposal that did not otherwise result from a breach of
Section 8.03, that such proposal is a Superior Proposal; provided, however, that the Company shall not be permitted to terminate this Agreement or the Merger under this Section 11.01(g), and any purported termination under this Section 11.01(g) shall be void and of no force or effect, unless (i) prior to or concurrently with such termination, the Company pays to Parent the Termination Fee in accordance with the terms of Section 11.02(b) and enters into a definitive agreement concerning a Superior Proposal; (ii) the Company has complied in all material respects with Section 8.03; (iii) the Company has notified Parent in writing at least two Business Days prior to such termination of its intention to terminate this Agreement and to enter into a binding written agreement concerning a Company Acquisition Proposal that constitutes a Superior Proposal, attaching to such written notice the most current version of such agreement (it being understood and agreed that any amendment to the amount or form of consideration to be involved in the Superior Proposal shall require a new notice and a new two Business Day period); (iv) during such two Business Day period, the Company engages in good faith negotiations with Parent with respect to any alteration of the terms of this Agreement or the Transactions as Parent may propose; and (v) Parent does not make prior to such termination of this Agreement an offer that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and financial advisors, is at least as favorable to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such definitive agreement concerning a Superior Proposal during such two Business Day period;

          (h) by Parent, if, prior to the Company shareholder meeting or the taking of the written consent referred to in Section 8.01(b), the Board of Directors of the Company shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended a Superior Proposal (or the Board of Directors of the Company resolves to do any of the foregoing); or

          (i) by Parent, if either the Company or W shall have intentionally and materially breached any of its obligations under Section 8.03.

          Section 11.02. Effect of Termination.

          (a) If this Agreement is validly terminated pursuant to Section 11.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that termination of this Agreement shall be without prejudice to any rights any party may have hereunder against any other party for an intentional breach of any covenant, agreement or obligation contained in or made pursuant to this Agreement or any knowing breach of any representation or warranty contained in or referred to in this Agreement or in any schedule, exhibit or certificate delivered hereunder. The agreements contained in this Section 11.02 and

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Sections 8.11, 12.03, 12.05, 12.06, 12.07, 12.08, 12.11 and 12.14 shall survive the termination hereof.

          (b) In the event that this Agreement is terminated by the Company pursuant to Section 11.01(g) or by Parent pursuant to Section 11.01(h), then the Company shall pay the Termination Fee to Parent prior to or concurrently with such termination, in the case of termination by the Company pursuant to Section 11.01(g), or within two days of receipt by the Company of notice from Parent of such termination, in the case of termination by Parent pursuant to Section 11.01(h), such Termination Fee to be payable, in each case, by wire transfer of immediately available funds to an account designated by Parent. In the event this Agreement is terminated by Parent pursuant to Section 11.01(d), 11.01(e) or 11.01(i) and (A) after the date hereof and prior to such termination, there shall have been made and publicly announced or publicly communicated to the Company's shareholders a Company Acquisition Proposal (which shall not have been withdrawn in good faith) and (B) concurrently with or within twelve months of the date of such termination, the Company enters into a definitive agreement with respect to a Company Acquisition Proposal (which is subsequently consummated) or a Company Acquisition Proposal is consummated, then the Company shall pay to Parent the Termination Fee within two days of the consummation of the Company Acquisition Proposal.

                                   ARTICLE 12

                                  MISCELLANEOUS

          Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Parent or Merger Co. or to the Company after the Effective Time, to:

          ITC/\DeltaCom, Inc.
          1791 O.G. Skinner Drive
          West Point, Georgia 31833
          Attention:  Larry F. Williams
          Facsimile:  706-385-8801

          with copies to:

          ITC/\DeltaCom, Inc.
          4092 South Parkway
          Huntsville, Alabama 35802
          Attention: Tom Mullis
          Facsimile: 256-382-3936

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017

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          Attention: John G. Finley, Esq.
          Facsimile: 212-455-2502

          if to the Company prior to the Effective Time, to:

          BTI Telecom Corp.
          4300 Six Forks Road
          Raleigh, NC  27609
          Attention:  John W. Braukman, III, CFO/COO
          Facsimile:  919-863-7222

          with copies to:

          BTI Telecom Corp.
          4300 Six Forks Road
          Raleigh, NC  27609
          Attention.:  Legal Department
          Facsimile:  919-863-7098

          Wyrick Robbins Yates & Ponton LLP
          4101 Lake Boone Trail, Suite 300
          Raleigh, North Carolina 27607
          Attention: Larry E. Robbins, Esq.
          Facsimile: 919-781-4865

          if to any WCAS Securityholder, to:

          320 Park Avenue
          Suite 2500
          New York, New York 10022
          Attention:  Jonathan M. Rather
          Facsimile:  212-893-9548

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Carole Schiffman, Esq.
          Facsimile: 212-450-3800

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

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          Section 12.02. Amendments; No Waivers. (a) Any provision of this
Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the rights of the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 12.03. Expenses. Except as otherwise contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          Section 12.04. Successors and Assigns; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign (other than by operation of law following the Closing), delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that (a) Parent and Merger Co. may make such an assignment to one or more direct or indirect wholly-owned Parent Subsidiaries, but any such assignment shall not relieve Parent or Merger Co. of its obligations hereunder, and (b) the WCAS Securityholders may assign to any Person the right to purchase in the aggregate up to 10% of the Parent Series B Preferred Stock that the WCAS Securityholders have agreed to purchase in the Parent Series B Sale, but any such assignment shall not relieve the assigning WCAS Securityholder of its obligations hereunder. In connection with any such assignment pursuant to clause (b), each assignee shall agree to be a party to and be bound by the provisions of this Agreement as a WCAS Securityholder hereunder and shall be deemed to have made the representations and warranties set forth in Article 6 (other than Section 6.06). Subsequent to the Effective Time, in the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Parent Common Shares or shares of Parent Series B Preferred Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to holders of Parent Common Shares and/or Parent Series B Preferred Stock or combination of the Parent Common Shares or Parent Series B Preferred Stock, or any other change in capital structure of Parent, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, to the extent practicable, the original rights and obligations of the parties hereto under this Agreement. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except that Section 8.14 is

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intended to confer rights and remedies to the officers and directors of the
Company as and to the extent set forth therein.

          Section 12.05. Governing Law. All matters arising out of or relating to this Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, except insofar as the Merger is governed by North Carolina Law.

          Section 12.06. Submission to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section
12.01 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 12.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 12.08. Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 12.09. Disclosure Schedules. Notwithstanding anything in this Agreement or the Company Disclosure Schedule or Parent Disclosure Schedule to the contrary, (i) the Company and Parent acknowledge that the disclosure by the Company or Parent of any

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matter such schedules shall not be deemed to constitute an acknowledgement by the Company or Parent, as applicable, that the matter is required to be disclosed by the terms of this Agreement or that it is material and (ii) if any Section of the Company Disclosure Schedule or Parent Disclosure Schedule lists an item or information in such a way as to make its relevance to the disclosure required in another Section readily apparent, the matter shall be deemed to have been disclosed in such other Section, notwithstanding the omission of an appropriate cross-reference to such other Section.

          Section 12.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          Section 12.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 12.12. Entire Agreement. This Agreement, the other Transaction Agreements and the Confidentiality Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          Section 12.13. Specific Performance. (a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District Court of New York or the Supreme Court of the State of New York, New York County, in addition to any other remedy to which they are entitled at law or in equity.

          (b) W hereby agrees to take all action within its control necessary to cause the Company and each of the Subsidiaries, as applicable, to perform all of their respective agreements, covenants and obligations under this Agreement to be performed at or prior to the Effective Time, and whenever this Agreement requires the Company or any Subsidiary to take any action, or refrain from taking any action, at or prior to the Effective Time, such requirement shall be deemed to include an undertaking of W to take all action within its control necessary to cause the Company and each Subsidiary to take such action or refrain from taking such action, as applicable; provided that in no event shall W or its Affiliates (i) be required to take any action that, after being advised by counsel, would constitute a breach of its fiduciary duty, (ii) be deemed to be in breach of this Section 12.13(b) as a result of actions taken or not taken by or at the recommendation of the Special Committee or (iii) be required to take any action (including any action to dissolve the Special Committee) to nullify or modify any actions taken or not taken by or at the recommendation of the Special Committee.

          Section 12.14. Joint and Several Liability.

          (a) Parent and Merger Co. hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

          (b) Each of the WCAS Securityholders hereby agrees that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by any of them in this Agreement. Welsh, Carson, Anderson & Stowe VIII, L.P. shall act as the representative of W for purposes of this Agreement and Parent shall be entitled to deal exclusively with Welsh, Carson Anderson & Stowe VIII, L.P. in respect of all matters arising out of or relating to this Agreement or any of the other Transaction Agreements.

          Section 12.15. Definition of Knowledge. As used herein, the words "knowledge", "best knowledge" or "known" shall, with respect to (i) the Company or any Subsidiary or (ii) Parent or any Parent Subsidiary, as the case may be, mean the actual knowledge after reasonable inquiry of those persons listed in
Section 12.15 of the Company Disclosure Schedule or the Parent Disclosure Schedule, respectively.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             ITC/\DELTACOM, INC.


                                             By: /s/ Larry F. Williams
                                                --------------------------------
                                                Name: Larry F. Williams
                                                     ---------------------------
                                                Title: Chairman & CEO
                                                      --------------------------

                                             BTI TELECOM CORP.


                                             By: /s/ John W. Braukman, III
                                                --------------------------------
                                                Name: John W. Braukman, III
                                                     ---------------------------
                                                Title: CFO/COO
                                                      --------------------------

                                             8DBC1 CORP.


                                             By: /s/ Larry F. Williams
                                                --------------------------------
                                                Name: Larry F. Williams
                                                     ---------------------------
                                                Title: President
                                                      --------------------------

                                             WCAS SECURITYHOLDERS:

                                             WCAS CAPITAL PARTNERS III, L.P.


                                             By:  WCAS CP III Associates L.L.C.,
                                                  General Partner


                                             By:    /s/  Jonathan M. Rather
                                                --------------------------------
                                                Name: Jonathan M. Rather
                                                     ---------------------------
                                                Title: Managing Member
                                                     ---------------------------

                                             WELSH, CARSON, ANDERSON & STOWE
                                             VIII, L.P.

                                             By:  WCAS VIII Associates LLC,
                                                  General Partner


                                             By:    /s/  Jonathan M. Rather
                                                --------------------------------
                                                Name:    Jonathan M. Rather
                                                Title:     Managing Member

                                             WCAS INFORMATION PARTNERS, L.P.


                                             By:  WCAS Info Partners,
                                                  General Partner


                                             By:  /s/ Jonathan M. Rather
                                                --------------------------------
                                                Name:   Jonathan M. Rather
                                                Title:   Attorney-in-fact

                                             Individual investors and trusts:


                                             By: /s/ Jonathan M. Rather
                                                --------------------------------
                                                Jonathan M. Rather, as Attorney-
                                                in-fact for the individual
                                                investors listed below:


                                                Patrick J. Welsh
                                                Russell L. Carson
                                                Bruce K. Anderson
                                                Andrew M. Paul
                                                Thomas E. McInerney
                                                Robert A. Minicucci
                                                Anthony J. de Nicola
                                                Paul B. Queally
                                                Lawrence B. Sorrel
                                                The Estate of Rudolph E. Rupert
                                                D. Scott Mackesy
                                                Sanjay Swani

                                                Laura VanBuren
                                                Sean Traynor
                                                John Almeida
                                                Eric J. Lee
                                                Jonathan M. Rather
                                                James R. Matthews
                                                IRA f/b/o James R. Matthews
                                                IRA f/b/o Jonathan M. Rather

                          AGREEMENT AND AMENDMENT NO. 1
                         TO AGREEMENT AND PLAN OF MERGER

     Agreement and Amendment No. 1 dated as of July 31, 2003 (this "Agreement and Amendment No. 1") to the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") dated as of July 2, 2003 among BTI Telecom Corp., ITC DeltaCom, Inc., 8DBC1 Corp. and the WCAS Securityholders named therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

     The parties hereto agree as follows:

     1. Pursuant to the definition of "Transaction Expenses" set forth in
Section 1.01 of the Merger Agreement, the parties hereto agree that (i) the aggregate of $444,000 of expenses set forth on Annex A hereto under the heading "Severance" ("Severance Transaction Expenses") and the aggregate of $64,500 of expenses set forth on Annex A hereto under the heading "Vac. Payout" ("Vacation Transaction Expenses") shall be Transaction Expenses for all purposes of the Merger Agreement in accordance with this Agreement and Amendment No. 1, (ii) $1,434,100 of expenses set forth in Annex B hereto under the heading "Qwest Settlement Expenses" ("Qwest Transaction Expenses") shall be Transaction Expenses for all purposes of the Merger Agreement in accordance with this Agreement and Amendment No. 1, (iii) all Severance Transaction Expenses, Vacation Transaction Expenses and Qwest Transaction Expenses shall be funded or paid solely out of proceeds of Transaction Expenses Notes issue in respect thereof and (iv) the following items shall be "Working Capital Excluded Items":
(A) liabilities relating to the Severance Transaction Expenses, (B) liabilities relating to the Vacation Transaction Expenses not to exceed an aggregate amount of $19,300/1/ and (C) the proceeds of any Transaction Expenses Notes issued in respect of the Severance Transaction Expenses and the Vacation Transaction Expenses (whether such Transaction Expenses Notes are issued before, after or concurrently with the payment of such Transaction Expenses).

     2. The Merger Agreement is hereby amended by adding a new definition of "Vacation Transaction Expenses" to Section 1.01 of the Merger Agreement in appropriate alphabetical order to read as follows:

          ""Accrued Vacation Transaction Expenses" shall mean "Vacation Transaction Expenses" (as defined in paragraph 1 of the Agreement and Amendment No. 1 to Agreement and Plan of Merger dated

----------
     /1/  Number corresponds to the unaccrued portion of the vacation payout.

     as of July 15, 2003 among the parties hereto) in an aggregate amount equal to $45,200./2/"

     3. The definition of "Working Capital Excluded Items" in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          ""Working Capital Excluded Items" means current assets reflected on the Revised Working Capital Worksheet as "Reserved Cash" and liabilities related to Transaction Expenses (other than liabilities related to the Accrued Vacation Transaction Expenses or the matter involving Qwest Communications Corp.) that would otherwise be reflected on the Revised Working Capital Worksheet as current liabilities incurred or accrued by the Company or the Subsidiaries."

     4. Section 9.02(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          "(e)(i) the Company and the Subsidiaries shall have an aggregate amount of Working Capital as of the close of business on the Business Day immediately preceding the Closing Date equal to or greater than the sum of
     (x) negative $6,000,000 plus (y) the amount (which shall, in any case, be a positive number) if any, by which any liability set forth on the Working Capital Worksheet relating to the Accrued Vacation Transaction Expenses or the matter involving Qwest Communications Corp. has been reduced or paid using the proceeds of Transaction Expenses Notes, and (ii) Parent shall have received the Revised Working Capital Worksheet and a certificate signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company with respect to the amount of Working Capital of the Company and the Subsidiaries to the foregoing effect; and"

     5. Any provision of this Agreement and Amendment No. 1 may be amended or waived only with the written consent of each party hereto. This Agreement and Amendment No. 1 shall not constitute an amendment or modification of any provision of the Merger Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Merger Agreement shall refer to the Merger Agreement as amended hereby.

----------
     /2/  Number corresponds to the accrued portion of the vacation payout.

     6. This Agreement and Amendment No. 1 and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the state of New York. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement and Amendment No. 1.

                          [SIGNATURE PAGES TO AGREEMENT
                              AND AMENDMENT NO. 1]

                                        Very truly yours,

                                        ITC/\DELTACOM, INC.


                                        By: /s/ Douglas A. Shumate
                                            ------------------------------------
                                            Name: Douglas A. Shumate
                                            Title: Senior Vice President/Chief
                                                   Financial Officer


                                        BTI TELECOM CORP.


                                        By: /s/ John W. Braukman, III
                                            ------------------------------------
                                            Name: John W. Braukman, III
                                            Title: Chief Financial Officer


                                        8DBC1 CORP.


                                        By: /s/ Douglas A. Shumate
                                            ------------------------------------
                                            Name: /s/ Douglas A. Shumate
                                            Title: Senior Vice President/Chief
                                                   Financial Officer

                                        WCAS SECURITYHOLDERS:

                                        WCAS CAPITAL PARTNERS III, L.P.

                                        By: WCAS CP III Associates L.L.C.,
                                            General Partner


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Name: Jonathan M. Rather
                                            Title: Managing Member


                                        WELSH, CARSON, ANDERSON &
                                           STOWE VIII, L.P.

                                        By: WCAS VIII Associates LLC, General
                                            Partner


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Name: Jonathan M. Rather
                                            Title: Managing Member


                                        WCAS INFORMATION PARTNERS, L.P.

                                        By: WCAS Info Partners, General Partner


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Name: Jonathan M. Rather
                                            Title: Attorney-in-fact

                                        Individual investors and trusts:


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Jonathan M. Rather, as
                                            Attorney-in-fact for the individual
                                            investors listed below:
                                            Patrick J. Welsh
                                            Russell L. Carson
                                            Bruce K. Anderson
                                            Andrew M. Paul
                                            Thomas E. McInerney
                                            Robert A. Minicucci
                                            Anthony J. de Nicola
                                            Paul B. Queally
                                            Lawrence B. Sorrel
                                            The Estate of Rudolph E. Rupert
                                            D. Scott Mackesy
                                            Sanjay Swani
                                            Laura VanBuren
                                            Sean Traynor
                                            John Almeida
                                            Eric J. Lee
                                            Jonathan M. Rather
                                            James R. Matthews
                                            IRA f/b/o James R. Matthews
                                            IRA f/b/o Jonathan M. Rather

                          AGREEMENT AND AMENDMENT NO. 2
                         TO AGREEMENT AND PLAN OF MERGER

     Agreement and Amendment No. 2 dated as of September 29, 2003 (this "Agreement") relating to the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") dated as of July 2, 2003 among BTI Telecom Corp., ITC DeltaCom, Inc., 8DBC1 Corp. and the WCAS Securityholders named therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

     The parties hereto agree as follows:

     1. Pursuant to the definition of "Transaction Expenses" set forth in
Section 1.01 of the Merger Agreement, the parties hereto agree that (i) in addition to any Transaction Expenses referred to in Agreement and Amendment No. 1 dated as of July 31, 2003 to Agreement and Plan of Merger, an aggregate of $603,901 of expenses set forth on Annex A hereto under the heading "Qwest Settlement Expenses" ("Qwest Transaction Expenses") shall be Transaction Expenses for all purposes of the Merger Agreement in accordance with this Agreement and Amendment No. 2 and (ii) all Qwest Transaction Expenses shall be funded or paid solely out of proceeds of Transaction Expenses Notes issued in respect thereof.

     2. Clause (i)(z) of Section 9.02(b) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          "(z) exclude any Indebtedness of the Company or its Subsidiaries owing to any WCAS Securityholder that will be terminated, cancelled, surrendered or eliminated at the Closing pursuant to Section 2.01(c)(i) and Section 8.09, and"

     3. Any provision of this Agreement and Amendment No. 2 may be amended or waived only with the written consent of each party hereto. This Agreement and Amendment No. 2 shall not constitute an amendment or modification of any provision of the Merger Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Merger Agreement shall refer to the Merger Agreement as amended hereby.

     4. This Agreement and Amendment No. 2 and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the state of New York. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement and Amendment No. 2.

                          [SIGNATURE PAGES TO AGREEMENT
                              AND AMENDMENT NO. 2]

                                        Very truly yours,

                                        ITC/\DELTACOM, INC.


                                        By: /s/ Douglas A. Shumate
                                            ------------------------------------
                                            Name: Douglas A. Shumate
                                            Title: Senior Vice President/Chief
                                                   Financial Officer


                                        BTI TELECOM CORP.


                                        By: /s/ John W. Braukman, III
                                            ------------------------------------
                                            Name: John W. Braukman, III
                                            Title: Chief Financial Officer


                                        8DBC1 CORP.


                                        By: /s/ Douglas A. Shumate
                                            ------------------------------------
                                            Name: /s/ Douglas A. Shumate
                                            Title: Senior Vice President/Chief
                                                   Financial Officer

                                        WCAS SECURITYHOLDERS:

                                        WCAS CAPITAL PARTNERS III, L.P.

                                        By: WCAS CP III Associates L.L.C.,
                                            General Partner


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Name: Jonathan M. Rather
                                            Title: Managing Member

                                        WELSH, CARSON, ANDERSON &
                                           STOWE VIII, L.P.

                                        By: WCAS VIII Associates LLC,
                                            General Partner


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Name: Jonathan M. Rather
                                            Title: Managing Member


                                        WCAS INFORMATION PARTNERS, L.P.

                                        By: WCAS Info Partners, General Partner


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Name: Jonathan M. Rather
                                            Title: Attorney-in-fact

                                        Individual investors and trusts:


                                        By: /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Jonathan M. Rather, as
                                            Attorney-in-fact for the individual
                                            investors listed below:
                                            Patrick J. Welsh
                                            Russell L. Carson
                                            Bruce K. Anderson
                                            Andrew M. Paul
                                            Thomas E. McInerney
                                            Robert A. Minicucci
                                            Anthony J. de Nicola
                                            Paul B. Queally
                                            Lawrence B. Sorrel
                                            The Estate of Rudolph E. Rupert
                                            D. Scott Mackesy
                                            Sanjay Swani
                                            Laura VanBuren
                                            Sean Traynor
                                            John Almeida
                                            Eric J. Lee
                                            Jonathan M. Rather
                                            James R. Matthews
                                            IRA f/b/o James R. Matthews
                                            IRA f/b/o Jonathan M. Rather